EXHIBIT 10.7
OFFICE LEASE
PACIFIC TELESIS CENTER
TELESIS TOWER
San Francisco, California
LANDLORD:
POST-MONTGOMERY ASSOCIATES
TENANT:
THOMAS WEISEL PARTNERS LLC

OFFICE LEASE
PACIFIC TELESIS CENTER
TELESIS TOWER
San Francisco, California
BASIC LEASE INFORMATION

Lease Date:	December 7, 1998

Landlord:	Post-Montgomery Associates, a California general partnership

Landlord’s Address:	One Montgomery Street, 13th Floor San Francisco, California 94104 Attention: General Manager

with a copy to:

Cassidy, Cheatham, Shimko & Dawson 20 California Street, Suite 500 San Francisco, California 94111 Attention: Stephen K. Cassidy

Tenant:	Thomas Weisel Partners LLC, a Delaware limited liability company

Tenant’s Address:	One Montgomery Street, 38th Floor San Francisco, California 94104 Attention: Legal Department

with a copy to:

O’Melveny & Myers LLP Embarcadero Center West 275 Battery Street San Francisco, California 94111 Attention: Peter T. Healy

Premises:	48,114 square feet of Rentable Area

located on the 36th, 37th and 38th Floors, as shown on the Floor Plan(s)attached to this Lease as Exhibit A

Term:	Eight (8) years

Commencement Date:	March 17, 1999

Expiration Date:	March 16, 2007

Base Rent:
March 17, 1999 through March 16, 2000:  $212,503.50 per month
March 17, 2000 through March 16, 2001:  $216,513.00 per month
March 17, 2001 through March 16, 2002:  $220,522.50 per month
March 17, 2002 through March 16, 2003:  $224,532.00 per month
March 17, 2003 through March 16, 2004:  $228,541.50 per month
March 17, 2004 through March 16, 2005:  $232,551.00 per month
March 17, 2005 through March 16, 2006:  $236,560.50 per month
March 17, 2006 through March 16, 2007:  $240,570.00 per month

Base Year:	The calendar year in which the Commencement Date falls

Tenant’s Percentage Share:	7.33%

Tenant’s Highrise Percentage Share:	14.31%

Tenant’s Allocable Share:	Tenant’s share of the condenser water for the existing supplemental cooling system serving Floors 28-38 of the Building, allocable to the Premises comprised of Floors 36-38, and if applicable Floor 35, all as determined by Landlord in its sole discretion from time to time

Permitted Use:	General executive and administrative offices consistent with first-class office buildings in the San Francisco Downtown Financial District

Security Deposit:	$212,503.50 upon the Lease Date, increased to $637,510.50 upon the

Commencement Date, subject to the Addendum

Expansion Premises:

			Tenant’s
		Tenant’s	Highrise
		Percentage	Percentage
Floor	Rentable Area	Share	Share
22	18,923	2.88%	N/A
23	18,923	2.88%	N/A
24	18,923	2.88%	N/A
25	18,923	2.88%	N/A
35	19,065	2.90%	5.76%

Extended Term:	One (1) period of five (5) years

Antennas:	The 39-inch rooftop microwave dish and 4-foot whip antenna which may be located in the Antenna Areas, including all replacements thereof effected by Tenant from time to time.

Antenna Areas:	Those areas of the roof of the Complex shown on Exhibit A-1 where the Antennas may be located.

Antenna Fee:	$1,000.00 per month for each Antenna Area (the “Initial Antenna Fee”), which Initial Antenna Fee shall be increased as of the first anniversary of the Commencement Date, and thereafter the Antenna Fee then in effect shall be adjusted on each subsequent anniversary date of the Commencement Date, by an amount equal to five percent (5%) of such Antenna Fee.

Generator:	The generator which may be located in the Generator Area, including all replacements thereof effected by Tenant from time to time.

Generator Area:	The portion of the Complex where the Generator may be located.

Building Directory Spaces:	48

Brokers:

Landlord’s Broker:	Cushman & Wakefield of California, Inc.

Tenant’s Broker:	Shorenstein Realty Services
Exhibits and Addendum:

Exhibit A:	Floor Plan(s) of Premises
Exhibit A-1:	Location of Antenna Areas
Exhibit B:	Existing Expansion Premises Lease Terms
Exhibit C:	Rules and Regulations of the Complex
Exhibit D:	Form Letter of Credit
Exhibit E	Tenant’s Signage
Addendum:	Tenant Work Letter

TABLE OF CONTENTS
Page

1.	Definitions
1.1. Terms Defined
1.2. Basic Lease Information
1.3. Effect of Certain Defined Terms

2.	Lease of Premises, Antenna Areas and Generator Area; Option to Lease Expansion Premises
2.1. Premises
2.2. Antennas and Antenna Areas
2.3. Lease for Generator Area
2.4. Expansion of Premises
2.5. Right of First Refusal and Right of First Offer for 35th Floor

3.	Term; Condition and Acceptance of Premises
3.1. Term and Delivery
3.2. Extension
Determination of Fair Market Renewal Rent

4.	Rent
4.1. Obligation to Pay Base Rent
4.2. Manner of Rent Payment
4.3. Additional Rent
4.4. Late Payment of Rent; Interest
4.5. Lease Net of all Costs and Expenses Beyond Base Year

5.	Calculation and Payments of Escalation Rent
5.1. Payment of Estimated Escalation Rent
5.2. Escalation Rent Statement and Adjustment
5.3. Proration for Partial Year
5.4. Tenant Audit Rights With Respect to Escalation Rent

6.	Impositions Payable by Tenant

7.	Use of Premises
7.1. Permitted Use
7.2. Prohibited Uses
7.3. Compliance With Requirements
7.4. No Nuisance
7.5. Compliance With Environmental Laws; Use of Hazardous Materials

Page

8.	Building Services
8.1. Maintenance of Complex
8.2. Building-Standard Services
8.3. Interruption or Unavailability of Services
8.4. Tenant’s Use of Excess Electricity and Water; Premises Occupancy Load
8.5. Provision of Additional Services
8.6. Standards With Respect to Certain Services; Availability of Certain Building Installations

9.	Maintenance of Premises

10.	Alterations to Premises
10.1. Landlord Consent; Procedure
10.2. General Requirements
10.3. Removal of Alterations

11.	Liens

12.	Damage or Destruction
12.1. Obligation to Repair
12.2. Landlord’s Election
12.3. Cost of Repairs
12.4. Damage at End of Term
12.5. Waiver of Statutes

13.	Eminent Domain
13.1. Effect of Taking
13.2. Condemnation Proceeds
13.3. Restoration of Premises
13.4. Taking at End of Term
13.5. Tenant Waiver

14.	Insurance
14.1. Liability Insurance
14.2. Landlord Casualty Insurance
14.3. Tenant Casualty Insurance
14.4. Form of Policies

15.	Waiver of Subrogation Rights

16.	Tenant’s Waiver of Liability and Indemnification
16.1. Waiver and Release
16.2. Indemnification of Landlord
16.3. Indemnification of Tenant

17.	Assignment and Subletting
17.1. Compliance Required

Page

17.2. Request by Tenant; Landlord Response
17.3. Conditions for Landlord Approval
17.4. Costs and Expenses
17.5. Payment of Excess Rent and Other Consideration
17.6. Assumption of Obligations; Further Restrictions on Subletting
17.7. No Release
17.8. Right to Assign or Sublet without Landlord’s Consent
17.9. No Encumbrance

18.	Rules and Regulations

19.	Entry of Premises by Landlord
19.1. Right to Enter
19.2. Tenant Waiver of Claims

20.	Default and Remedies
20.1. Events of Default
a. Nonpayment of Rent
b. Unpermitted Assignment
c. Abandonment
d. Other Obligations
e. Bankruptcy and Insolvency
20.2. Tenant Cure Periods
a. Nonpayment of Rent
b. Other Obligations
c. No Cure Period
20.3. Remedies Upon Occurrence of Event of Default
20.4. Damages Upon Termination
20.5. Computation of Certain Rent for Purposes of Default
20.6. Landlord’s Right to Cure Defaults
20.7. Waiver of Forfeiture
20.8. Remedies Cumulative

21.	Subordination, Attornment and Nondisturbance
21.2. Nondisturbance

22.	Sale or Transfer by Landlord; Lease Non-Recourse
22.1. Release of Landlord on Transfer
22.2. Lease Nonrecourse to Landlord

23.	Estoppel Certificate
23.1. Tenant’s Certificate
23.2. Landlord’s Certificate
23.3. Effect of Certificate

24.	No Light, Air, or View Easement

Page

25.	Holding Over

26.	Security Deposit
26.1. Security Deposit
26.2. Letter of Credit

27.	Waiver

28.	Notices; Tenant’s Agent for Service

29.	Tenant’s Authority

30.	Miscellaneous
30.1. No Joint Venture
30.2. Successors and Assigns
30.3. Construction and Interpretation
30.4. Severability
30.5. Entire Agreement; Amendments
30.6. Governing Law
30.7. Litigation Expenses
30.8. Standards of Performance and Approvals
30.9. Brokers
30.10. Memorandum of Lease
30.11. Quiet Enjoyment
30.12. Surrender of Premises
30.13. Building Directory
30.14. Name of Building; Address
30.16. Arbitration of Fair Market Rent and Fair Market Renewal Rent
30.18. Parking
30.19. Signage
30.20. Exhibits and Addenda
30.21. Survival of Obligations
30.22. Time of the Essence
30.23. Waiver of Trial By Jury

OFFICE LEASE
          THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date.
          Landlord and Tenant hereby agree as follows:
     1. Definitions.
          1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth elsewhere in this Lease.
               Additional Security: An unconditional written guarantee of each and every obligation of Tenant under this Lease, in form and substance satisfactory to Landlord and its counsel, and containing all customary waivers of suretyship and other defenses, delivered by an Affiliate of Tenant in favor of Landlord.
               Affiliate: Any subsidiary or parent of a party, any subsidiary of a parent of a party, any entity in which a party owns a majority interest, any entity with which a party may merge or consolidate, or any entity to which a party sells or transfers all or substantially all of its assets or transfers all or substantially all of its stock or other beneficial ownership interests.
               Affiliate Net Worth: The net worth of an Affiliate of Tenant as of the time in question, as evidenced by such Affiliate’s consolidated or unconsolidated audited statement of financial condition with an unqualified accountant’s opinion, delivered to Landlord within twenty (20) days after Landlord’s request at any time Tenant has determined to satisfy Tenant’s Net Worth through the use of Additional Security (which Affiliate’s audited statement of financial condition shall have been issued not more than fifteen [15] months prior to the applicable event under this Lease as to which such audited statement of financial condition is provided to Landlord).
               Alterations: Alterations, additions or other improvements to the Premises made by or on behalf of Tenant.
               Base Building Operating Expenses and Base Building Property Taxes: The Building Operating Expenses and the Building Property Taxes paid or incurred by Landlord in the Base Year.
               Building: The high-rise office portion of the Complex, commonly known as Telesis Tower, including related Common Areas and the Complex parking garage.
               Building Operating Expenses: Operating Expenses allocable to the Building. Landlord shall determine the allocation of Operating Expenses to the Building in accordance with its operating principles and practices for the Complex, as determined by Landlord from time to time. If less than ninety-five percent (95%) of the Rentable Area of the Building is occupied during the Base Year or any subsequent calendar year during the Term, then actual Building Operating Expenses for the Base Year and such subsequent calendar year shall be adjusted to reflect Landlord’s reasonable estimate of Building Operating Expenses as if ninety-five percent (95%) of the entire Rentable Area of the Building had been occupied.
               Building Property Taxes: Eighty-eight and Four Tenths Percent (88.4%) of Real Estate Taxes, except that to the extent the Building, or a portion thereof, is separately assessed, then one hundred percent (100%) of such separately assessed Real Estate Taxes.
               Common Areas: Those areas of the Complex designated by Landlord from time to time for the nonexclusive use of occupants of the Complex, and their agents, employees, customers, invitees and licensees, and other members of the public. Common Areas do not include the exterior windows and walls and the roof of the Complex, or any space in the Complex (including in the Premises) used for common shafts, stacks, pipes, conduits, ducts, electrical or other utilities, telecommunication systems, or other installations for Building systems serving the Complex.
               Comparable Buildings: The following buildings located in the Downtown Financial District: One Market Plaza; 101 California Street; 555 California Street; Three Embarcadero Center; and Four Embarcadero Center.
               Complex: The Land, all buildings and other improvements at any time located on the Land, and all appurtenances related thereto, commonly known as Pacific Telesis Center.
               Encumbrance: Any ground lease or underlying lease, or the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Complex, or any part thereof or interest therein.
               Encumbrancer: The holder of the beneficial interest under an Encumbrance.
               Environmental Laws: All present and future statutes, ordinances, orders, rules and regulations of all federal, state or local governmental agencies relating to the environment, health and safety, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.
               Escalation Rent: Tenant’s Percentage Share of the total Dollar increase, if any, in Building Operating Expenses as paid or incurred by Landlord in each calendar year, or part thereof, after the Base Year, over the amount of Base Building Operating Expenses, and Tenant’s Percentage Share of the total Dollar increase, if any, in Building Property Taxes attributable to the tax year or years occurring in each such calendar year over the Base Building Property Taxes for the tax year or years occurring in the Base Year.
               Floor: The entire Rentable Area of any Floor in the Building.
               Galleria: The retail shopping center portion of the Complex, commonly known as The Crocker Galleria, including related Common Areas and the Complex parking garage.
               Hazardous Materials: Petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas or any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “pollutants”, “contaminants”, “extremely hazardous waste”, “restricted hazardous waste” or “toxic substances”, or words of similar import, under any Environmental Laws.
               Impositions: Taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any Federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes (or any taxes in the nature thereof), or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.
               Land: The parcel of land shown as Lots 4, 5, 6, 7, 8, 14, 15 and 16 on that certain Parcel Map, filed February 13, 1981, at Page 6, in Book 19, of Parcel Maps, of the Official Records of the City and County of San Francisco, California.
               Limited Alterations: Alterations which may (i) affect the structure of, or appearance from the exterior of, any portion of the Complex, or Common Areas on a Floor, (ii) affect or interfere with the Complex roof, walls, elevators, heating, ventilating, air conditioning, electrical, plumbing, telecommunications, security, life safety or other Complex systems, or the use and enjoyment by other tenants or occupants of the Complex of their premises, (iii) result in the imposition on Landlord of any requirement to make any alterations or improvements to any portion of the Complex (including handicap access and life safety requirements), or (iv) increase the cost to clean, maintain or repair, or increase the cost to relet, the Premises.
               Operating Expenses: All actual costs of management, operation, ownership, maintenance and repair of the Complex, including: (i) salaries, wages, bonuses, other compensation and all payroll burden of employees, payroll, social security, worker’s compensation, unemployment and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (ii) property management fees and expenses, including Landlord’s fees and expenses for any management performed by Landlord instead of by a third party manager; (iii) fair rental value and expenses for property management and marketing offices in the Complex; (iv) electricity, natural gas, water, waste disposal and recycling, sewer, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, landscaping and uniforms (and the cleaning and/or replacement thereof) for personnel providing services; (vi) materials, supplies, tools and rental equipment; (vii) license, permit and inspection fees and costs; (viii) insurance premiums and costs (including earthquake and/or flood if so elected by Landlord), and the deductible portion of any insured loss under Landlord’s insurance; (ix) sales, use and excise taxes; (x) legal, accounting and other professional services for the Complex, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xi) the cost of supplies and services such as telephone, courier services, postage and stationary supplies; (xii) normal repair and replacement of worn-out equipment, facilities and installations; (xiii) depreciation on personal property, including exterior window draperies provided by Landlord and Common Area Floor coverings, and/or rental costs of leased furniture, fixtures, and equipment; and (xiv) expenditures for capital improvements made at any time to the Complex (A) that are intended in Landlord’s judgment as labor saving devices and which Landlord believes will produce actual savings, or that are intended in Landlord’s judgment to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Complex, and which Landlord believes will actually effect such reduction, elimination or economies, or (B) that are necessary or appropriate in Landlord’s judgment for the health and safety of occupants of the Complex, or (C) that are required under any law, ordinance, rule, regulation or order which was not applicable to the Complex at the time it was constructed, or (D) that are replacements of items which Landlord is obligated to maintain, all amortized over such reasonable period as Landlord shall determine at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements. Operating Expenses do not include: (1) Real Estate Taxes; (2) Impositions; (3) legal fees, brokers’ commissions or other costs incurred in the negotiation, termination, extension of leases, or expansion or contraction of premises under any leases, or in proceedings involving a specific tenant, or in the creation of an Encumbrance, or in connection with a sale of the Building, including survey, legal fees and disbursements, transfer stamps and appraisals, engineering and inspection reports associated with the contemplated sale or Encumbrance; (4) depreciation, except as set forth above; (5) interest, except as set forth above; (6) capital items, except as set forth above; (7) repairs or improvements paid for with the proceeds of any insurance carried by Landlord (or which would have been paid had Landlord carried the insurance to be carried under this Lease); (8) advertising and promotional expenses incurred for the purpose of leasing space in the Building or promoting patronage of the Building by invitees; (9) wages, salaries, reimbursable expenses, benefits and other compensation of any personnel above the grade of the general manager of the Complex; (10) any expense for which Landlord is entitled to be reimbursed by any tenant (including Tenant) as an additional charge in excess of base rent and such tenant’s share of Building Operating Expenses; (11) the cost of any special services incurred for the benefit of one or more tenants of the Complex, and not provided generally to all tenants of the Complex; (12) penalties or late fees incurred by Landlord and not due to the failure of Tenant to pay any Rent; (13) costs incurred by Landlord to cure any violation of Requirements with respect to Hazardous Materials due to the act or neglect of Landlord, its agents or contractors; (14) the costs, expenses and fees of any asset manager, investment or financial advisor, or investment banker, representing Landlord or any partner or any other constituent member of Landlord; (15) Landlord’s internal overhead expenses, including the cost of internal accounting and the cost of preparation of Landlord’s income tax or information returns; and (16) the costs for utilities to service the Complex parking garage, the premiums for insurance covering the Complex parking garage, and salaries, wages, bonuses, retirement plan contributions or other compensation, and all payroll burden of employees engaged directly in the operation of the Complex parking garage, and all payroll, social security, worker’s compensation, unemployment, and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees. Building Operating Expenses shall be “net” so that they are reduced by the amount of all recoupments, discounts, credits, reductions, allowances or the like actually received by Landlord from third parties, on account of Building Operating Expenses, except that Landlord may include in Building Operating Expenses the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such recoupments, discounts, credits, reductions, allowances or the like. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices, based on the operating principles and practices of the Complex, consistently applied.
               Prime Rate: The rate charged by Wells Fargo Bank (or any other national bank designated by Landlord) to its most credit-worthy customers for loans making reference to such prime rate.
               Real Estate Taxes: Taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Complex, or any personal property of Landlord used in the operation thereof or located therein, or Landlord’s interest in the Complex or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments of any governmental agency with jurisdiction for transit, public improvements, employment, job training, housing, day care, open space, art, police, fire or other governmental services or benefits; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise of any governmental agency with jurisdiction on the use or occupancy of any part of the Complex; (v) any tax, assessment, charge, levy or fee of any governmental agency with jurisdiction for environmental matters, or as a result of the imposition of mitigation measures, such as parking taxes, employer parking regulations or fees, charges or assessments due to the treatment of the Complex, or any portion thereof or interest therein, as a source of pollution or stormwater runoff; (vi) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and (vii) consultants’ and attorneys’ fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes (or any taxes in the nature thereof), or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax;(B) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord; and (C) taxes resulting from improvements made to the premises of any tenant in the Complex (including Tenant), but only if and when, and to the extent, that Landlord includes such taxes in Impositions under this Lease as to Tenant. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.
               Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.
               Requirements: All laws, ordinances, rules, regulations, orders and other governmental requirements applicable to the Complex, the Building and/or the Premises and imposed by a governmental agency with jurisdiction; the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Complex, or any property therein; the requirements of any independent board of fire underwriters; any directive or certificate of occupancy issued pursuant to any law by any public officer or officers applicable to the Complex; the provisions of all recorded documents affecting any portion of the Complex (including the Declaration of Crocker Properties, Inc., regarding building electric lighting, recorded August 26, 1981, as modified by Amended and Restated Declaration, dated December 5, 1984, recorded December 5, 1984); and all life safety programs, procedures and rules from time to time or at any time implemented or promulgated by Landlord.
               San Francisco Downtown Financial District: That portion of the City and County of San Francisco, California, located within the area from the intersection of Kearny Street and Market Street, along Kearny Street to Washington Street, along Washington Street to The Embarcadero, along The Embarcadero to Howard Street, along Howard Street to Spear Street, along Spear Street to Market Street, and along Market Street to Kearny Street.
               Tenant Net Worth: The net worth of Tenant as of the time in question, as evidenced by Tenant’s consolidated or unconsolidated audited statement of financial condition with an unqualified accountant’s opinion, delivered to Landlord within twenty (20) days after Landlord’s request with respect to any provision of this Lease which requires Tenant to satisfy a net worth test (which Tenant’s audited statement of financial condition shall have been issued not more than fifteen [15] months prior to the applicable event under this Lease as to which such audited statement of financial condition is provided to Landlord).
               Wattage Allowance: 1 kilowatt hour per month per square foot of Rentable Area in the Premises.
          1.2. Basic Lease Information. The Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control.
          1.3. Effect of Certain Defined Terms. The parties acknowledge that (i) the Rentable Area of the Premises, the

Expansion Premises, and the Building have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant’s Percentage Share and Tenant’s Highrise Percentage Share, and will not, except as otherwise provided in this Lease, be changed, and (ii) the percentage for allocation of Building Property Taxes has been determined by Landlord using customary and usual allocation methodologies and is conclusive and binding on the parties. If any space is added to or deleted from the Premises (other than the Expansion Premises), the Rentable Area for the added or deleted space shall be reasonably determined by Landlord.
     2. Lease of Premises, Antenna Areas and Generator Area; Option to Lease Expansion Premises.
          2.1. Premises. Effective as of the Lease Date, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the Common Areas, subject to the terms, covenants and conditions set forth in this Lease. Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Premises, (ii) all space located within the Premises for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for common Building systems serving the Complex, the use thereof and access thereto, and (iii) the right to install, remove or relocate any of the foregoing for service to any part of the Complex, including the premises of other tenants of the Building.
          2.2. Antennas and Antenna Areas.
               a. Antenna Areas. On the terms and conditions contained in this Section 2.2, Landlord hereby leases to Tenant the Antenna Areas for the installation, operation and maintenance of the Antennas for the reception and/or transmission of Tenant’s business communications. Landlord’s lease of the Antenna Areas to Tenant is on all the terms and conditions of this Lease, except that (i) the Antenna Fee shall be the amount set forth in the Basic Lease Information determined as of the time in question, (ii) Tenant’s obligation to pay the Antenna Fee shall commence on the Commencement Date, (iii) the Antenna Areas shall not be included in calculating Tenant’s Percentage Share, and (iv) the lease of the Antenna Areas shall terminate as of the earlier of (A) the date this Lease terminates for the entirety of the Premises, or (B) the date the lease of the Antenna Areas terminates pursuant to this Section 2.2.
               b. Delivery of Antenna Areas. Landlord shall deliver possession of the Antenna Areas to Tenant upon the date Landlord delivers the Premises pursuant to Section 3.1 below. Landlord shall deliver the Antenna Areas in their “as is” condition, without obligation to make any alterations or improvements to the Antenna Areas. If Landlord, for any reason due to causes beyond the reasonable control of Landlord (such as governmental regulations), cannot deliver an Antenna Area to Tenant by the delivery date herein specified, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom. No such delay in delivery of an Antenna Area for any reason whatsoever shall operate to extend the Term, but in such event the lease of such Antenna Area shall commence on the actual date that Landlord delivers possession of such Antenna Area to Tenant. Subject to the foregoing, Landlord shall use commercially reasonable efforts and all due diligence to cure or eliminate the cause of delay in delivery of the affected Antenna Area, and deliver such Antenna Area to Tenant as soon as reasonably possible.
               c. Installation, Operation and Maintenance of Antennas. Tenant shall install, operate, maintain, repair,

replace and/or remove the Antennas in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations and compliance with all applicable Requirements and the provisions of this Section 2.2. Landlord, at no cost to Landlord, shall cooperate with Tenant in connection with Tenant’s application for required permits and governmental approvals. In addition to Landlord’s right to review and approve the design and specifications of the Antennas, and all appurtenant installations to the Antennas, pursuant to the provisions for making of Alterations under this Lease, Landlord shall have the right to withhold approval of the design and specifications for the Antennas, or either of them, and all appurtenant installations to the Antennas, if Landlord determines, in its sole discretion, that the Antennas, or either of them, or all appurtenant installations to the Antennas, will adversely affect the appearance, structure or proper function of any portion of the Complex (including visibility of the Antennas from areas on the ground off-site from the Complex), or interfere with the operation of other telecommunications equipment on the roof of the Complex, or in any portion of the Complex. If Landlord withholds its approval, then Tenant, at its option, may either (i) revise the design and specifications and resubmit them for Landlord’s approval hereunder until Tenant obtains Landlord’s approval hereunder, or (ii) terminate its rights and obligations (except for those that have accrued on or prior to the termination date) under this Section 2.2 as to the Antenna Area or Areas. If Tenant so terminates its rights and obligations respecting the applicable Antenna Area under this Section 2.2, then, as of the date of giving Landlord notice of such termination, the applicable Antenna Area shall be deleted from the Premises and Tenant shall thereafter have no further rights or obligations (except those that shall have accrued on or prior to the effective date of termination) with respect to the applicable Antenna Area. Tenant shall bear all costs and expenses of the installation, operation, and maintenance of the Antennas. Tenant shall have the right to access the Antenna Areas to install, maintain, repair, replace or remove the Antennas, but only in accordance with such reasonable rules and procedures as Landlord may from time to time prescribe by notice to Tenant. Tenant shall, at its sole cost and expense, repair any and all damage to the Complex, including the roof of the Complex, caused by the installation, operation, testing, maintenance, repair, replacement or removal of the Antennas. The Antennas may only be located within the Antenna Areas. After the initial emplacement of the Antennas, Tenant shall have the right to replace the Antennas in accordance with the applicable provisions of this Section 2.2.c for installation of the Antennas, except that if Tenant makes no material change in the design and specifications for the Antennas previously approved by Landlord under this Section 2.2.c, Landlord shall not unreasonably withhold its approval of the replacement Antennas hereunder, unless such change adversely affects the appearance, structure or function of any portion of the Complex, or interferes with the operation of other telecommunications equipment on the roof of the Complex, or in any other portion of the Complex. Tenant shall have the right to install cables or other installations for the transmission of Tenant’s business communications to and from the Antennas to other portions of the Premises in the risers installed by Landlord under Section 8.6.f below. The cables or other installations installed by Tenant hereunder shall be installed, operated, tested, maintained, repaired, replaced and/or removed in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations and compliance with Requirements. The installation, operation, maintenance, repair, replacement and/or removal of such cables or other installations shall be subject to the rights of other tenants and occupants in the Complex and such rules and procedures as Landlord may from time to time reasonably prescribe by notice to Tenant. The performance of the work to install such cables or installations shall not adversely affect the use, occupancy or quiet enjoyment by other tenants or occupants of their premises in the Complex; and such cables and installations shall not adversely affect the structure of the Complex, or interfere with the operation of other telecommunications equipment or other Building systems. Such cables and installations shall be subject to Landlord’s right to require Tenant to remove such cables and installations upon removal of the Antennas from the Antenna Areas under this Section 2.2 or on expiration of the Term, and Tenant shall, at its sole cost and expense, repair any damage to the Complex caused by such removal. Tenant shall have the right at any time after installation of the Antennas to remove the Antennas, but upon such removal, the lease of the Antenna Areas hereunder shall terminate and Tenant shall have no further rights or obligations (except those that shall have accrued on or prior to the effective date of termination) with respect to the Antenna Areas. In any event, the lease for the Antenna Areas shall terminate, and Tenant shall remove the Antennas from the Antenna Areas, on expiration of the Term or earlier expiration of this Lease.
               d. Electrical Supply to Antennas. When Tenant installs the Antennas hereunder, Landlord may install, at Tenant’s cost and expense, a submeter to measure the electrical consumption of the Antennas, and in such event Tenant shall pay the cost of electric current as shown by such meter at Landlord’s actual cost for such electricity. Payments with respect to the electricity consumed by the Antennas shall be in addition to

Tenant’s obligation to pay Tenant’s Percentage Share of increases in Building Operating Expenses.
     e. Disclaimer. Landlord makes no representation or warranty to Tenant that the Antenna Areas are fit for Tenant’s intended use, nor shall Landlord be responsible for any interference with the Antennas from other telecommunication devices or equipment located on the roof of the Complex, other areas of the Complex, or adjacent property. Tenant shall install, operate, test, maintain and repair the Antennas in such a manner so as to avoid interference with the operations of other telecommunication devices, including other antennas, located in or on the Complex. If an Antenna so interferes with the operations of any other telecommunication devices, Landlord, at Tenant’s sole cost and expense, shall cooperate with Tenant, using commercially reasonable efforts and due diligence, in order to devise and implement an appropriate solution to avoid such interference (including, if feasible, relocation of the affected Antenna Area to another portion of the Complex). If, in Landlord’s judgment, no solution is possible, then Tenant shall cease operation of an Antenna upon receipt of written notice from Landlord to that effect, and Tenant shall not resume operation of its Antenna until Landlord is satisfied, in its reasonable discretion, that the Antenna can be operated without interfering with the operations of such other telecommunication devices. During such period of ceased operations, the portion of Antenna Fee applicable to the non-operating Antenna within the applicable portion of the Antenna Area shall abate; and if such period of ceased operations continues for more than one-hundred-eighty (180) days, then Landlord shall have the right to terminate the lease of the applicable Antenna Area hereunder and the right of Tenant to maintain the Antenna in the applicable Antenna Area (in which event, Tenant shall promptly remove the Antenna at Tenant’s sole cost and expense). Upon such removal, this Lease shall terminate with respect to the applicable Antenna Area.
          2.3. Lease for Generator Area. On the terms and conditions contained in this Section 2.3, Landlord hereby leases to Tenant the Generator Area at the location established under this Section 2.3 for the installation, operation, testing and maintenance of the Generator for the exclusive use by Tenant (subject, however, to the provisions of Section 2.3.c below) to support an uninterrupted power supply (UPS) system. The Generator may be located only in the Generator Area. Prior to installing the Generator hereunder, Tenant shall notify Landlord of the Generator Area in which Tenant desires to place the Generator. The Generator Area, when approved by Landlord, shall be part of the Premises for all purposes of this Lease, except with respect to calculating Tenant’s Percentage Share.
               a. Installation, Operation and Maintenance of Generator. Tenant shall have the right to pursue and obtain the necessary permits and approvals from all governmental agencies having jurisdiction under applicable Requirements for the installation, operation, testing and maintenance of the Generator in the Complex. Such permits and approvals shall specify the location of the Generator Area and the design and specifications for the Generator. Landlord, at no cost to Landlord, shall cooperate in good faith with Tenant in connection with Tenant’s application for such permits and approvals, and in furtherance of Tenant’s desire for the prompt installation of the Generator in the Generator Area. Landlord shall have the right to review and approve, in its sole discretion, the specific location of the Generator Area and to review and approve the design and specifications for the Generator established pursuant to such permits and approvals, and all appurtenant installations to the Generator (such as fuel lines, exhaust fans, ducts and vents), as an Alteration pursuant to Article 10 below. Without limiting the generality of Landlord’s review and approval rights with respect to the location of the Generator Area and the design and specifications for the Generator and appurtenant installations, Landlord shall have the right to determine, in its sole discretion, whether such location or design and/or specifications will adversely affect the appearance or structure of the Complex, and Landlord shall have the right to determine, in its reasonable discretion, whether such location or design and/or specifications will interfere with the operation of any Building systems, or the use, occupancy or quiet enjoyment of any portion of the Complex by other tenants or occupants, or otherwise adversely affect the operation, maintenance or quality of the Complex. If Landlord withholds its approval of either the Generator Area or the design and specifications for the Generator, then Tenant may, at its option, either (i) reapply for and obtain the necessary permits and approvals for the installation, operation and maintenance of the Generator based on a revised design and/or specifications, and resubmit for Landlord’s approval any new location of the Generator Area and/or revised design and specifications for the Generator established pursuant to such new permits and approvals, or (ii) terminate its rights and obligations (except for those which shall have accrued on or prior to the termination date) under this Section 2.3. If Tenant so obtains such permits and approvals and Landlord approves, in accordance with the standards of this Section 2.3.a, the location of the Generator Area and the design and specifications for the Generator, then Tenant may install, operate, test, maintain, repair, replace and/or remove the Generator in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations to the Premises and compliance with applicable Requirements. Tenant shall bear all costs and expenses of the installation, operation, testing, maintenance, repair and removal of the Generator. Tenant shall have the right to access the Generator Area to install, operate, test, maintain, replace or remove the Generator, but only in accordance with such rules and procedures as Landlord may from time to time reasonably prescribe by written notice to Tenant, and shall repair any and all damage to the Complex, caused by the installation, operation, testing, maintenance, repair, replacement or removal of the Generator. After the initial emplacement of the Generator, Tenant shall have the right to replace the Generator in accordance with the applicable provisions of this Section 2.3.a for installation of the Generator, except that if Tenant makes no material change in the design and specifications for the Generator previously approved by Landlord under this Section 2.3.a, Landlord shall not unreasonably withhold its approval of the replacement Generator hereunder, unless such change adversely affects the appearance, structure or function of any portion of the Complex, or interferes with the operation of Building systems, or the use, occupancy or quiet enjoyment of any portion of the Complex by other tenants or occupants, or otherwise adversely affects the operation, maintenance or quality of the Complex. Tenant shall have the right to cause Landlord, at Tenant’s cost and expense, to install up to three (3) four-inch (4”) risers in the Building core to provide a connection for the Generator electrical supply from the Generator Area to the Premises. If the number of risers requested by Tenant would not permit installation of the same number of additional risers to serve the electrical supply for one (1) or more other generators, then Landlord shall have the obligation to install only that number of risers which permits subsequent installation of up to the same number of risers for such other generator or generators. Landlord shall have the right to utilize certain risers which at present are unused as part of the three (3) risers hereunder and, if Landlord so elects, Tenant shall include such unused risers in the plans and specifications prepared by Tenant under this Section 2.3.a. Landlord shall install such risers at the location and in accordance with the plans and specifications therefor prepared by Tenant and approved by Landlord under this Section 2.3.a; provided, however, that if Landlord shall in the course of installing such risers find their approved location to be unsuitable, Landlord may install such risers in a more suitable location, and in such event, Landlord shall use commercially reasonable efforts to locate such risers in a location that shall not materially increase the installation cost payable by Tenant hereunder. Tenant shall have the right to install cables or other installations for the transmission of power to and from the Generator to the Premises in such risers. Such cables or other installations shall be installed, operated, tested, maintained, repaired, replaced and/or removed in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations to the Premises and compliance with applicable Requirements. The installation, operation, maintenance, repair, replacement and/or removal of such cables or other installations shall be subject to the rights of other tenants and occupants in the Complex and such rules and procedures as Landlord may from time to time reasonably prescribe by notice to Tenant. The performance of the work to install such cables or installations shall not adversely affect the use, occupancy or quiet enjoyment by other tenants or occupants of their premises in the Complex; and such cables and installations shall not adversely affect the structure of the Complex, or interfere with the operation of other Building systems. Such cables and installations shall be subject to Landlord’s right to require Tenant to remove such cables and installations upon removal of the Generator from the Generator Area under this Section 2.3 or on expiration of the Term, and Tenant shall, at its sole cost and expense, repair any damage to the Complex caused by such removal. Tenant shall have the right at any time after installation of the Generator to remove the Generator, but upon such removal without replacement for more than three (3) months, the lease for the Generator Area hereunder shall terminate and Tenant shall have no further rights or obligations (except those that shall have accrued on or prior to the effective date of termination) with respect to the Generator Area. In any event, the lease for the Generator shall terminate, and Tenant shall remove the Generator from the Generator Area, on expiration of the Term or earlier expiration of this Lease.
               b. Disclaimer. Landlord makes no representation or warranty to Tenant that the Generator Area is fit for Tenant’s intended use, nor shall Landlord be responsible for any interference with the Generator from other equipment located in the basement and/or on the roof of the Complex, or in any other area of the Complex.
               c. Schwab Generator Rights. Tenant acknowledges that Landlord has previously granted to Charles Schwab & Co., Inc. (“Schwab”) (another tenant of the Building), on substantially the same terms and conditions contained in this Section 2.3, the right to install a generator in a generator area in the basement or on the roof of the Complex for the exclusive use of Schwab, and that Tenant’s rights under this Section 2.3 are subject and subordinate to such rights in Schwab. If Tenant obtains the right to install the Generator in the Generator Area pursuant to this Section 2.3 prior to the time Schwab perfects its right to install its generator in its generator area, and Tenant’s installation of its Generator in the Generator Area would preclude Schwab from installing and using its generator in its generator area, then Tenant shall take all actions necessary in order to allow Schwab the right to install and use its generator in its generator area, which may include use of the Generator and/or appurtenant installations, including the fuel tank serving the Generator, on a shared basis on terms and conditions mutually acceptable to Tenant and Schwab, in lieu of Schwab’s right to install its generator in its generator area or its fuel tank to supply its generator, or the reduction of the capacity of the fuel tank supplying fuel to the Generator so as to allow Schwab to install its fuel tank, or to allow Schwab to use the Generator Area for installation of its generator in lieu of Schwab’s generator area. If so requested by Tenant from time to time, Landlord, at no cost to Landlord, shall cooperate in good faith with Tenant in connection with Tenant’s obligations under this Section 2.3.c in order to preserve Tenant’s right to maintain the Generator in the Generator Area (including at a reduced capacity as contemplated hereby).
          2.4. Expansion of Premises. Landlord grants to Tenant the option to expand the Premises to include the Rentable Area on one or more of the Floors comprised in the Expansion Premises upon the terms and conditions set forth in this Section 2.4.
          a. Notice and Procedure. Landlord shall notify Tenant whenever, commencing with the commencement of the Term and during the Term, in Landlord’s judgment, a Floor, or portion thereof (references hereinafter contained to “the Floor” or “such Floor” being deemed to include such portions of such Floor) comprised in the Expansion Premises will be available for delivery to Tenant (“Landlord’s Expansion Notice”), except that Landlord shall not deliver any Landlord’s Expansion Notice for the 35th Floor comprised in the Expansion Premises prior to May 1, 1999, the date Tenant’s right of first refusal for the 35th Floor expires pursuant to Section 2.5 below. The term and term extension rights for each lease for space on each Floor of the Expansion Premises in effect as of the Lease Date, and any right of any tenant of the Building under its lease in effect as of the Lease Date to expand into any portion of the Expansion Premises, are set forth on Exhibit B. Tenant shall have ten (10) days after the date of Landlord’s Expansion Notice to deliver to Landlord Tenant’s unconditional written notice of its election to exercise its option with respect to the Floor in the Expansion Premises identified in Landlord’s Expansion Notice. The failure of Tenant so to exercise its option with respect to such Floor in the Expansion Premises shall terminate Tenant’s option to expand with respect to such Floor in the Expansion Premises, but Tenant shall continue to have an option to expand the Premises on such Floor in the Expansion Premises when and if such Floor again becomes available in Landlord’s judgment pursuant to this Section 2.4.a. The effectiveness of Tenant’s exercise of its option to expand as set forth in this Section 2.4 is in each instance conditioned on the following as of the date of delivery of Tenant’s notice of its election to exercise such option: (i) Tenant has not entered into an assignment of this Lease requiring Landlord’s consent; (ii) Tenant (including Tenant’s Affiliates) physically occupy at least seventy-five percent (75%) of the Premises; (iii) no Event of Default has occurred which remains uncured; and (iv) Tenant’s Net Worth is not less than Four Million Dollars ($4,000,000.00) for the period prior to December 31, 1998, Five Million Dollars ($5,000,000.00) for the period from January 1, 1999 through December 31, 1999, increased thereafter by Five Million Dollars ($5,000,000.00) as of December 31 of each calendar year following December 31, 1999, up to a maximum amount of Twenty-Five Million Dollars ($25,000,000.00). If Tenant does not meet the condition specified in clause (iv) above, Tenant may provide Landlord Additional Security from an

Affiliate, which Affiliate’s Affiliate Net Worth when combined with Tenant’s Net Worth meets the applicable test for net worth set forth in clause (iv) above.
               b. Addition of Expansion Premises to Premises. The Floor in the Expansion Premises as to which Tenant has duly exercised its option to expand hereunder shall automatically become part of the Premises as of the actual date of delivery of possession of such Floor to Tenant pursuant to this Section 2.4, and on all the terms and conditions of this Lease, except that (i) the Base Rent for such Floor shall be the higher of (A) fair market rent determined in accordance with Section 2.4.c below, or (B) the Base Rent and Escalation Rent for the 36th — 38th Floors then in effect, with the same Base Year specified in the Basic Lease Information, (ii) the Commencement Date for such Floor shall be ninety (90) days following the date of the actual delivery of the Floor by Landlord to Tenant hereunder, and (iii) the Expiration Date for such Floor shall be the date specified by Landlord in Landlord’s Expansion Notice. Landlord may determine such Expiration Date in its sole discretion, not to exceed, however, ten (10) years from the date such Floor is added to the Premises under this Section 2.4, and such Expiration Date may or may not be coterminous with the Expiration Date for the Term set forth in the Basic Lease Information, except that such Expiration Date for each additional Floor in the Expansion Premises (other than the 35th Floor) as to which Tenant has duly exercised its option to expand hereunder shall have an Expiration Date coterminous with the Expiration Date for the Term of the first (1st) Floor (other than the 35th Floor) in the Expansion Premises added to the Premises hereunder, and such Expiration Date for the 35th Floor, if applicable, shall be coterminous with the Expiration Date for the Term set forth in the Basic Lease Information. Upon the addition of a Floor in the Expansion

Premises to the Premises hereunder, Tenant’s Percentage Share for such Floor (and as to the 35th Floor, Tenant’s Highrise Percentage Share and Tenant’s Allocable Share for the 35th Floor) shall be that set forth in the Basic Lease Information for such Floor, prorated for partial Floors if applicable. Landlord shall deliver the Expansion Premises to Tenant in their “as-is” condition, without obligation to make any alterations or improvements to the Expansion Premises. If Landlord for any reason whatsoever cannot deliver a Floor in the Expansion Premises to Tenant by the proposed delivery date set forth in Landlord’s Expansion Notice, this Lease shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom. No delay in delivery of a Floor in the Expansion Premises for any reason whatsoever shall operate to extend the Expiration Date or the Term for such Floor. Landlord and Tenant shall enter into any amendments to this Lease reasonably required by either Landlord or Tenant to confirm that a Floor in the Expansion Premises has been added to the Premises, increasing Tenant’s Percentage Share (and as to the 35th Floor, Tenant’s Highrise Percentage Share and Tenant’s Allocable Share for the 35th Floor), confirming the Base Rent, the Base Year, and the Rent Commencement Date and Expiration Date applicable to such Floor, and such other amendments as are reasonably required to implement the addition of the Expansion Premises to the Premises.
               c. Determination of Fair Market Rent.
                    (i) Fair Market Rent Defined. As used in this Section 2.4, “fair market rent” means the annual base rent charged for full floor space comparable to the Expansion Premises in the Building and in Comparable Buildings taking into account: (i) the length of the Term for such Floor and the lease terms for such comparable space; (ii) the rental structure under this Lease and the leases for such comparable space, including any escalations payable under this Lease and under leases of such comparable space, and the Base Year under this Lease and the base year for such payments under leases for such comparable space; (iii) the size, location and the Floor level of the Expansion Premises compared with such comparable space and the views from the Expansion Premises compared with the views from such comparable space; (iv) tenant improvement allowances made to tenants for such comparable space; and (v) the quality and usability of the existing improvements in the Floor of the Expansion Premises, and in such comparable space. For purposes of determining fair market rent, no lease of space in a Comparable Building shall be utilized if such space contains material quantities of asbestos, such as asbestos fireproofing or in-slab asbestos. Fair market rent shall be determined for each Floor in the Expansion Premises as of the date such Floor is added to the Premises hereunder.
                    (ii) Determination of Fair Market Rent. If Landlord believes that fair market rent is higher than the Base Rent determined pursuant to clause (i)(B) of Section 2.4.b above, then, within thirty (30) days after receipt of Tenant’s notice of exercise of its right to expand under this Section 2.4, Landlord shall deliver to Tenant Landlord’s estimate of fair market rent. Landlord and Tenant shall thereupon negotiate in good faith for not more than thirty (30) days in an attempt to determine fair market rent for the Floor in the Expansion Premises as to which Tenant has exercised its expansion option. If they are able to agree within such 30-day period, then the fair market rent shall be the amount so agreed upon. If they are unable to agree on fair market rent within such 30-day period, then within ten (10) days after the expiration of such 30-day period, the parties shall deliver to each other concurrently at a mutually agreeable place and time their respective final written estimates of fair market rent on which Landlord would be willing to lease to Tenant the Floor in the Expansion Premises as to which Tenant has exercised its expansion option, and Tenant would be willing to lease such Floor from Landlord. If each party’s final estimate of the fair market rent is the same, then fair market rent shall equal such estimate. If one party’s final estimate of fair market rent is five percent (5%), or less, higher than the other party’s final estimate, then fair market rent shall equal the average of the two (2) final estimates. In every other case, the fair market rent, based on the two (2) final estimates, shall be determined by arbitration as provided in Section 30.16 below, but in no event shall Base Rent for any Floor in the Expansion Premises be less than the Base Rent determined pursuant to clause (i)(B) of Section 2.4.b above, and the arbitrators conducting the arbitration under Section 30.16 shall be so instructed. Should the determination of fair market rent not be completed or agreed upon prior to the date upon which Tenant’s obligation to pay Base Rent commences for the Floor in the Expansion Premises as to which Tenant has exercised its expansion option, Tenant shall pay annual Base Rent equal to Landlord’s final estimate of fair market rent made pursuant hereto. If after determination of fair market rent, the annual Base Rent is less than the amount previously paid by Tenant for such period, Landlord shall pay the difference to Tenant within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus one percent (1%); and, if after determination of fair market rent, the annual Base Rent is more than the amount previously paid Tenant for such period, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus one percent (1%).
               d. Provisions Applicable to Expansion on Partial Expansion Premises Floor. Notwithstanding anything to the contrary contained in this Section 2.4, the provisions of this Section 2.4.d shall govern Tenant’s rights with respect to the exercise of its option to expand with respect to a portion of a Floor in the Expansion Premises. If Tenant has exercised its option to expand hereunder with respect to a portion of a Floor in the Expansion Premises, then Tenant shall have the absolute obligation to accept delivery and add to the Premises the balance of such Floor when and if the same becomes available, and such balance of such Floor shall automatically become part of the Premises as of the actual date of delivery of possession of such balance of such Floor to Tenant pursuant to this Section 2.4.d, subject, however, to clauses (i) — (iii) of Section 2.4.b above.
               e. Expansion Option Personal to Tenant. Tenant’s right to expand the Premises to include the Rentable Area on one or more of the Floors comprised in the Expansion Premises under this Section 2.4 is personal to the signatory Tenant of this Lease, Thomas Weisel Partners LLC, and any Affiliate of Tenant to whom Tenant has assigned this Lease in an assignment not requiring Landlord’s consent under Article 17 below, but may not otherwise be assigned or transferred in any manner, including pursuant to Article 17.
          2.5. Right of First Refusal and Right of First Offer for 35th Floor. In addition to Tenant’s option to expand the Premises to include the Rentable Area on the 35th Floor in the Premises pursuant to Section 2.4 above, Landlord grants to Tenant a right of first refusal and a right of first offer to lease the 35th Floor on the terms and conditions set forth in this Section 2.5. The provisions of this Section 2.5 shall not, however, apply if Tenant has previously exercised its option to expand the Premises to include the Rentable Area on the 35th Floor prior to the time Tenant’s right of first refusal and/or right of first offer arises under this Section 2.5.
               a. Right of First Refusal. If prior to May 1, 1999, Landlord enters into a bonafide letter of intent or other agreement for the lease of all or a portion of the 35th Floor, Landlord shall promptly so notify Tenant (the “Right of First Refusal Notice”). Tenant shall have the right, for a period of three (3) business days following receipt of the Right of First Refusal Notice, to add the 35th Floor to the Premises.
               b. Right of First Offer. If Landlord does not deliver the Right of First Refusal Notice prior to May 1, 1999, pursuant to Section 2.5.a above, then from and after May 1, 1999, when and if Landlord has established through negotiation with a prospective tenant for all or a portion of the 35th Floor, at least the duration of the lease term and the amount of base rent for a lease to such prospective tenant, then Landlord shall so notify Tenant (the “Right of First Offer Notice”). Tenant shall have the right, for a period of three (3) business days following receipt of the Right of First Offer Notice, to add the 35th Floor to the Premises.
               c. Effect of Exercise or Non-Exercise. If Tenant duly and timely exercises its right of first refusal or right of first notice, as the case may be, to add the 35th Floor to the Premises hereunder, the 35th Floor shall automatically become part of the Premises as of the actual date of delivery of possession of the 35th Floor to Tenant pursuant to Section 2.5.a, or Section 2.5.b, as applicable, on all the terms and conditions of this Lease, except that (i) the Base Rent for the 35th Floor shall be the Base Rent determined for a Floor in the Expansion Premises pursuant to Section 2.4 above as if Tenant had exercised its right to add the 35th Floor to the Premises pursuant to Section 2.4 above, and (ii) the Commencement Date for the 35th Floor shall be ninety (90) days following the date of the actual delivery of the 35th Floor by Landlord to Tenant hereunder. If Tenant fails or declines to exercise its right of first refusal or right of first notice, as the case may be, after receipt of the Right of First Refusal Notice or Right of First Offer Notice, as the case may be, then Tenant’s right to add the 35th Floor to the Premises pursuant to this Section 2.5 shall continue to apply until Landlord enters into a lease with a tenant for space on the 35th Floor after Tenant fails or declines to exercise its right of first refusal or right of first notice, as the case may be, hereunder, in which event Tenant’s right to add the 35th Floor to the Premises pursuant to this Section 2.5 shall automatically terminate and be of no further force or effect, but the 35th Floor shall, subject to any lease entered into by Landlord after giving the Right of First Refusal Notice and/or Right of First Offer Notice, be subject to the provisions of Section 2.4 above as part of the Expansion Premises.
               d. Conditions to Exercise. The effectiveness of Tenant’s exercise of its Right of First Refusal or Right of First Offer, as the case may be, as set forth in this Section 2.5 is in each instance conditioned on the following as of the date of delivery of Tenant’s notice of its election to exercise the Right of First Refusal or Right of First Offer, as the case may be: (i) Tenant has not entered into an assignment of this Lease requiring Landlord’s consent; (ii) Tenant (including Tenant’s Affiliates) physically occupy at least seventy-five percent (75%) of the Premises; (iii) no Event of Default has occurred which remains uncured; and (iv) Tenant’s Net Worth is not less than Four Million Dollars ($4,000,000.00) for the period prior to December 31, 1998, Five Million Dollars ($5,000,000.00) for the

period from January 1, 1999 through December 31, 1999, increased thereafter by Five Million Dollars ($5,000,000.00) as of December 31 of each calendar year following December 31, 1999, up to a maximum amount of Twenty-Five Million Dollars ($25,000,000.00). If Tenant does not meet the condition specified in clause (iv) above, Tenant may provide Landlord Additional Security from an Affiliate, which Affiliate’s Affiliate Net Worth when combined with Tenant’s Net Worth meets the applicable test for net worth set forth in clause (iv) above.
               e. Right of First Refusal and Right of First Offer Personal to Tenant. Tenant’s Right of First Refusal and Right of First Offer granted under this Section 2.5 are personal to the signatory Tenant of this Lease, Thomas Weisel Partners LLC, and any Affiliate of Tenant to whom Tenant has assigned this Lease in an assignment not requiring Landlord’s consent under Article 17 below, but may not otherwise be assigned or transferred in any manner, including pursuant to Article 17.
          2.6. Limited Right of Termination of Lease. On the terms and conditions set forth in this Section 2.6, Landlord grants to Tenant a one-time right to terminate this Lease.
               a. Exercise of Termination Right. Tenant shall exercise its termination right hereunder, if at all, not later than June 16, 2004. If Tenant exercises its right to terminate this Lease, termination shall, subject to the conditions specified in Section 2.6.b below, be effective March 16, 2005 (the “Termination Date”), and as of the Termination Date, this Lease, and all rights, duties and obligations of the parties with respect to this Lease, shall terminate and be of no further force or effect, except for those obligations which shall have accrued prior to the Termination Date.
               b. Termination Consideration. As consideration for and a condition of Tenant’s right to terminate this Lease, Tenant shall pay to Landlord an amount equal to the sum of nine (9) months installments of Base Rent and Escalation Rent for the Premises for the period commencing March 17, 2005, plus the unamortized amount of all brokers’ commissions paid by Landlord with respect to this Lease. Amortization hereunder shall be straight line, based on the then remaining initial Term of this Lease, using the Expiration Date when the Lease would otherwise terminate; and the interest factor for such amortization shall be ten percent (10%) per annum. Upon receipt by Landlord of Tenant’s notice of exercise of its termination right hereunder, Landlord shall calculate the consideration due hereunder, and shall submit such calculation, together with appropriate backup material, to Tenant. Tenant shall pay the amount of the consideration as so calculated by Landlord due on account of the exercise by Tenant of its termination right hereunder within thirty (30) days after receipt of Landlord’s calculation, and Tenant’s failure to pay such amount within such thirty (30) day period shall, at Landlord’s written election, given within thirty (30) days after the expiration of such 30-day period, render the termination of this Lease null and void and the Lease shall remain in full force and effect.
     3. Term; Condition and Acceptance of Premises.
          3.1. Term and Delivery. This Lease shall be effective as of the Lease Date. The Term of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated pursuant to the provisions of this Lease. Unless otherwise provided in an Addendum, Landlord shall deliver the Premises to Tenant on the Lease Date in their “as-is” condition without obligation to make any alterations or improvements to the Premises. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant in the condition specified herein by the Lease Date, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom. No delay in delivery of the Premises for any reason whatsoever shall extend the Commencement Date or Expiration Date or the Term. Tenant’s occupancy of all or any portion of the Premises shall constitute Tenant’s acceptance of the Premises in the condition called for by this Lease.
          3.2. Extension. Upon the terms and conditions specified in this Section 3.2, Landlord grants to Tenant the right to extend the Term for the Extended Term.
               a. Exercise and Notice. Tenant shall exercise its right to extend the Term under this Section 3.2 by giving written notice to Landlord of such exercise (the “Tenant Extension Notice”) not earlier than fifteen (15) months nor later than twelve (12) months prior to the earliest Expiration Date of the Term applicable to Floors in the Premises. The Term shall be extended, if at all, for the entire Premises, including each Floor in the Expansion Premises which has been added to the Premises. The Extended Term shall be on the same terms and conditions as this Lease, except that (i) Base Rent for the Extended Term shall be the higher of (A) fair market renewal rent determined in accordance with Section 3.2.b below, or (B) the Base Rent and Escalation Rent for each Floor in the Premises then in effect, and (ii) the Term shall be extended for the entire Premises, including each Floor in the Expansion Premises which has been added to the Premises, except that the Term for such Floor in the Expansion Premises shall be extended from the Expiration Date for such Floor for the Extended Term.
               b. Determination of Fair Market Renewal Rent.
                    (i) Fair Market Renewal Rent Defined. As used herein, “fair market renewal rent” means the annual base rent prevailing for lease renewals for “Comparable Renewal Space”

in the Building and in Comparable Buildings, multiplied by the Rentable Area of the Premises. As used herein, “Comparable Renewal Space” means not less than full floor space in the Building and in Comparable Buildings that is comparable to the Premises, the lease for which is then being or has recently been renewed by the owner of the building in which the Comparable Renewal Space is located. In determining fair market rental renewal value, the following factors shall be taken into account: (i) the amount of refurbishment allowances provided for the Comparable Renewal Space, taking into account the quality level of the improvements in the Comparable Renewal Space in relationship to the quality level of existing improvements in the Premises; (ii) the usability of the existing improvements in the Premises in comparison with the usability of the existing improvements in the Comparable Renewal Space; (iii) the rental structure under this Lease and the leases for the Comparable Renewal Space, including any escalations payable under this Lease and under leases of the Comparable Renewal Space, and the Base Year under this Lease and the base year for such payments under leases for the Comparable Renewal Space; (iv) the size, location and the floor level of, and views from, the Premises compared with the Comparable Renewal Space; and (v) the duration of the Extension Term in relationship to the duration of the renewal term for the Comparable Renewal Space. Fair market renewal rent shall be determined as of the date of the commencement of the Extended Term for each portion of the Premises, as applicable, under this Section 3.2.
               (ii) Determination of Fair Market Renewal Rent. If Landlord believes that fair market renewal rent is higher than the Base Rent determined pursuant to clause (i)(B) of Section 3.2.a above, then, six (6) months prior to each Expiration Date for each group of Floors then comprised in the

Premises (each, a “Floor Group”), Landlord shall deliver to Tenant Landlord’s estimate of fair market renewal rent for the Floor Group. Landlord and Tenant shall thereupon negotiate in good faith for not more than thirty (30) days in an attempt to determine fair market renewal rent for the Floor Group. If they are able to agree within such 30-day period, then the fair market renewal rent for the Floor Group shall be the amount so agreed upon. If they are unable to agree on fair market renewal rent for the Floor Group within such 30-day period, then within ten (10) days after the expiration of such 30-day period, the parties shall deliver to each other concurrently at a mutually agreeable place and time their respective final written estimates of fair market renewal rent for the Floor Group on which Landlord would be willing to lease the Floor Group to Tenant, and Tenant would be willing to lease the Floor Group from Landlord. If each party’s final estimate of the fair market renewal rent for the Floor Group is the same, then fair market renewal rent for the Floor Group shall equal such estimate. If one party’s final estimate of fair market renewal rent for the Floor Group is five percent (5%), or less, higher than the other party’s final estimate, then fair market renewal rent for the Floor Group shall equal the average of the two (2) final estimates. In every other case, the fair market renewal rent for the Floor Group, based on the two (2) final estimates, shall be determined by arbitration as provided in Section 30.16 below, but in no event shall Base Rent for the Extension Term for the Floor Group be less than the Base Rent determined pursuant to clause (i)(B) of Section 3.2.a above, and the arbitrators conducting the arbitration under Section 30.16 shall be so instructed. Should the determination of fair market renewal rent for the Floor Group not be completed or agreed upon prior to the commencement of the Extended Term for the Floor Group, Tenant shall pay Base Rent equal to Landlord’s final estimate of fair market renewal rent for the Floor Group made pursuant hereto. If after determination of fair market renewal rent for the Floor Group, the Base Rent is less than the amount previously paid by Tenant for such period, Landlord shall pay the difference to Tenant within thirty (30) days after the date of such determination with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus one percent (1%); and, if after determination of fair market renewal rent for the Floor Group, the Base Rent is more than the amount previously paid Tenant for such period, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus one percent (1%).
               c. Conditions to Exercise. Tenant’s right to extend the Term for the Extended Term pursuant to this Section 3.2 is conditioned on the following as of the date Tenant gives the Tenant Extension Notice: (i) Tenant has not entered into an assignment of this Lease requiring Landlord’s consent; (ii) Tenant (including Tenant’s Affiliates) physically occupy at least seventy-five percent (75%) of the Premises; (iii) no Event of Default has occurred which remains uncured; and (iv) Tenant’s Net Worth is not less than Twenty-Five Million Dollars ($25,000,000.00). If Tenant does not meet the condition specified in clause (iv) above, Tenant may provide Landlord Additional Security from an Affiliate, which Affiliate’s Affiliate Net Worth when combined with Tenant’s Net Worth meets the applicable test for net worth set forth in clause (iv) above.
               d. Lease For Extended Term. If Tenant extends the Term for the Extended Term in accordance with the provisions of this Section 3.2, then Tenant shall continue to lease the Premises for such Extended Term on all of the terms and conditions of this Lease, except that (i) Base Rent for the Extended Term for each Floor Group shall be the Base Rent determined pursuant to the applicable provisions of this Section 3.2, and (ii) the Base Year for the Extended Term for each Floor Group shall be the calendar year in which the Extended Term for each Floor Group commences. Landlord and Tenant shall enter into any amendments to this Lease reasonably required by either Landlord or Tenant to confirm the terms and conditions upon which Tenant shall continue to lease each Floor Group for the Extended Term, including the Base Rent for each Floor Group, the new Expiration Date for each Floor Group based on the Extended Term, and such other amendments as are reasonably required to implement such Extended Term for each Floor Group.
               e. Extension Option Personal to Tenant. Tenant’s right to extend the Term for the Extended Term under this Section 3.2 are personal to the signatory Tenant of this Lease, Thomas Weisel Partners LLC, and any Affiliate of Tenant to whom Tenant has assigned this Lease in an assignment not requiring Landlord’s consent under Article 17 below, but may not otherwise be assigned or transferred in any manner, including pursuant to Article 17.
     4. Rent.
          4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord, in advance, commencing on the Commencement Date, and thereafter on the first day of each calendar month thereafter during the Term. If the Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis. Tenant shall also pay to Landlord the Antenna Fee during the Term. The Antenna Fee shall be paid to Landlord monthly in advance, commencing on the Commencement Date, and thereafter on or before the first day of each calendar month during the Term.

          4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, and if payable to Landlord, at Landlord’s Address, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.
          4.3. Additional Rent. All Rent not characterized as Base Rent, the Antenna Fee, or Escalation Rent shall constitute additional rent, and if payable to Landlord shall be due and payable thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor.
          4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, Tenant shall pay to Landlord, with such Rent, a late charge equal to four percent (4%) of such Rent, except that for the first two (2) instances during each calendar year during the Term (not exceeding, however, five [5] such instances in the aggregate during the Term) in which any Rent is not paid by Tenant within five (5) days after such Rent is due, no late charge shall be imposed unless Tenant fails to make payment of the overdue Rent within five (5) days after the due date for such Rent. Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord’s acceptance of such late charge and/or interest shall not constitute a waiver of the Event of Default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease.
          4.5. Lease Net of all Costs and Expenses Beyond Base Year. Except for Building Operating Expenses and Building Property Taxes included in the Base Year, this Lease is a net Lease and Base Rent shall be paid to Landlord absolutely net of all Building Operating Expenses and Building Property Taxes, and all other costs and expenses payable by Tenant under this Lease. The provisions in this Lease for payment by Tenant of Escalation Rent, and all other costs and expenses payable by Tenant under this Lease, are intended to pass on to Tenant and reimburse Landlord for Tenant’s Percentage Share of Building Operating Expenses and Building Property Taxes, and for all such other costs and expenses.
     5. Calculation and Payments of Escalation Rent. During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:
          5.1. Payment of Estimated Escalation Rent. During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Rent due for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent, unless such notice is not given in December, in which event Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s notice. With the first monthly payment based on Landlord’s notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord’s noticed estimate. If at anytime Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord’s estimate, Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.
          5.2. Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, showing in reasonable detail the Building Operating Expenses and the Base Building Property Taxes comprising the actual Escalation Rent. If Landlord’s statement shows that Tenant owes an amount less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord’s statement shows that Tenant owes an amount more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement. Except as provided in Section 5.4 below, all statements hereunder shall be conclusive and binding on Tenant and Landlord.

          5.3. Proration for Partial Year. If this Lease terminates other than on the last day of a calendar year (other than due to an Event of Default), the amount of Escalation Rent for such fractional calendar year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above.
          5.4. Tenant Audit Rights With Respect to Escalation Rent. Landlord shall maintain such books and records as are necessary in order to account properly for Operating Expenses, Property Taxes, Building Operating Expenses, and Building Property Taxes. Tenant shall have the right, upon the terms and conditions specified in this Section 5.4, to inspect and audit such books and records.
               a. Audit Right and Procedures. Tenant shall have the right to inspect and/or audit such books and records one (1) time with respect to each calendar year during the Term. Tenant shall conduct any inspection or audit which Tenant is entitled to conduct hereunder not later than one hundred eighty (180) days after the issuance of the Escalation Rent statement as to which such inspection and/or audit right pertains. If Tenant does not so conduct any audit or inspection during such 180-day period, then Landlord’s statement shall be conclusive and binding on Tenant and Landlord as specified in Section 5.2 above. If Tenant has the right to inspect and/or audit Landlord’s books and records hereunder and Tenant desires to exercise such right, then Tenant shall give Landlord notice thereof at least ten (10) business days prior to the date Tenant intends to conduct such inspection and/or audit. All inspections and audits hereunder shall be conducted in the office where Landlord’s books and records are then kept, during regular business hours, except that if Landlord’s books and records are maintained by Landlord at a location other than the Complex, Landlord shall, upon written request by Tenant, make such books and records available for inspection and audit hereunder at the Building general manager’s office in the Complex. Landlord shall give Tenant and its representatives hereunder prompt and reasonable access to Landlord’s books and records during the course of conduct by Tenant of any inspection or audit hereunder, and shall, at Tenant’s expense, make copies of such books and records when and to the extent requested by Tenant. Any inspection or audit hereunder shall be conducted by (i) a reputable certified public accountant or accounting firm (a “CPA”) with experience in conducting inspections and/or audits of operating expenses in office buildings or (ii) employees of Tenant. No Tenant employee or CPA so designated by Tenant shall be compensated on a contingency basis on the results of the inspection or audit, and Tenant shall be solely responsible for all costs and expenses of any inspection or audit undertaken by Tenant hereunder, including all costs of copying such books and records at Tenant’s request. Landlord shall have the right to designate a representative to be present with any Tenant employee or CPA during such periods they are conducting inspections and/or audits hereunder. If Tenant’s audit shows that the amount of Escalation Rent for the calendar year which is the subject of the audit was under- or overstated, and Landlord does not dispute the results of such audit, then, within thirty (30) days after Tenant concludes its audit hereunder, the parties shall make such adjustments and payments as are necessary or appropriate accurately to reflect the actual amount of such Escalation Rent actually due Landlord for such calendar year. If Tenant’s audit shows that the amount of Escalation Rent for the calendar year which is the subject of the audit actually paid by Tenant was overstated, and Landlord disputes such conclusion, then Tenant shall promptly supply to Landlord a copy of such portions of any written report or analysis resulting from such inspection or audit which forms the basis of Tenant’s determination hereunder.
               b. Confidentiality Requirements. Tenant shall keep confidential as a trade or business secret all information resulting from any inspection or audit undertaken by or on behalf of Tenant hereunder, and shall impose such confidentiality requirement on any employee or third person conducting any inspection or audit hereunder. Tenant may, however, disclose such information (i) to the extent required by any Requirements; (ii) in any litigation or proceeding between the parties with respect to any dispute between them regarding Escalation Rent (subject to such protective orders to prevent disclosure and protect the confidentiality of such information as may be available in accordance with applicable law, to which Tenant hereby consents and shall not oppose); (iii) to the extent required by judicial process (such as a subpoena duces tecum), after notice by Tenant to Landlord of the receipt of such judicial process, and subject to Landlord’s right to seek such protective orders, without cost or expense to Tenant, to prevent disclosure and protect the confidentiality of such information as may be available in accordance with applicable law (to which Tenant hereby consents and shall not oppose to the extent that such protective order does not diminish Tenant’s rights or enlarge Tenant’s obligations under this Lease); (iv) if such information is generally known to the public or is in the public domain, other than on account of a breach by Tenant of its obligations under this Section 5.4.b; or (v) to Tenant’s executives, accountants, attorneys and other agents and representatives (subject, however, to the imposition on such executives, accountants, attorneys and other agents and representatives, of the confidentiality requirements of this Section 5.4.b).
               c. Limits on Right. The right of Tenant to inspect or audit Landlord’s books and records hereunder shall not be transferrable to or inure to the benefit of any sublessee of Tenant. In no event shall Tenant have any rights of inspection or audit hereunder if, but only during the period that, Tenant has committed a monetary Event of Default under this Lease and such Event of Default remains uncured after the giving of any required notice and expiration of any applicable cure period. Tenant’s rights of inspection or audit hereunder shall, in each instance as applicable, be reinstated when and if Tenant cures any such monetary default.
     6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord’s invoice for such Impositions. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased by notice to Tenant of such increase to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.
     7. Use of Premises.
          7.1. Permitted Use. The Premises shall be used solely for the Permitted Use, including brokerage and financial services, and for no other use or purpose. As ancillary uses included within the Permitted Use, Tenant shall have the right to use the Premises for the following purposes: a kitchen to provide meals for executives occupying the Premises and their guests, a gymnasium area, private executive bathrooms, a boardroom, and a trading floor with expanded bathroom facilities (including bathroom facilities and plumbing outside the Building core area) for the conduct by Tenant and Tenant’s Affiliates of the purchase and sale of or investment in securities and other investment vehicles.
          7.2. Prohibited Uses. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Complex, anything which (i) is prohibited by, will in any way conflict with, or would invalidate, any Requirements; or (ii) would cause a cancellation of any insurance policy carried by Landlord or Tenant, or give rise to any defense by an insurer to any claim under any such policy of insurance, or increase the existing rate of or adversely affect any insurance policy carried by Landlord, or subject Landlord to any liability or responsibility for injury to any person or property; or (iii) will in any way obstruct or interfere with the use or occupancy of other tenants or occupants of the Complex, or injure them. If Tenant does or permits anything to be done which increases the cost of any policy of insurance carried by Landlord, or which results in the need, in Landlord’s judgment, for additional insurance to be carried by Landlord or Tenant with respect to any portion of the Complex, Landlord shall so notify Tenant, with reasonable supporting information after acquiring knowledge of such circumstance. Upon receipt of such notice, Tenant shall either (A) cease the activity causing such circumstance within three (3) days after receipt of Landlord’s notice, or (B) reimburse Landlord, upon demand, for any such additional premiums or costs, and/or procure such additional insurance, at Tenant’s sole cost and expense.

Invocation by Landlord of such right shall not limit or preclude Landlord from prohibiting Tenant’s impermissible use that gives rise to the additional insurance premium or requirement or from invoking any other right or remedy available to Landlord under this Lease, after the giving of notice and the expiration of any applicable cure period. Tenant shall not bring into the Premises, or any portion thereof, any furniture, fixtures and/or equipment, and/or make any Alterations, the aggregate weight of which would exceed the specified live load capacity of each Floor of the Premises of eighty (80) pounds per square foot.
          7.3. Compliance With Requirements. Tenant, at its cost and expense, shall promptly comply with all Requirements applicable to the Premises, or the rights, duties and obligations of Tenant under this Lease, or any activities by or on behalf of Tenant undertaken in any portion of the Complex. The final, non-appealable judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with any Requirement shall be conclusive of that fact. Tenant shall make all structural changes and other capital improvements to any portion of the Complex which are necessitated, in whole or in part, by (i) Tenant’s use or occupancy of, or business conducted in, the Premises under Requirements enacted, promulgated or imposed directly on occupants of space in office buildings (as distinguished from Requirements imposed generally on office buildings as such) or Tenant’s particular use, manner of use or occupancy of the Premises (as distinguished from general corporate and administrative offices as such), (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations.

          7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about any portion of the Complex, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Complex, or others lawfully in or about the Complex; (ii) use or allow the Premises to be used in any manner inappropriate for a first-class office building, or for any unlawful purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Complex.
          7.5. Compliance With Environmental Laws; Use of Hazardous Materials. Without limiting the generality of Section 7.3 above, Tenant shall at all times comply with all applicable Environmental Laws with respect to the use and occupancy of any portion of the Complex pursuant to this Lease. Tenant shall not generate, store, handle, or otherwise use, or allow, the generation, storage, handling, or use of, Hazardous Materials in the Premises or transport the same through the Complex, except in accordance with the Rules and Regulations of the Complex. In the event of a release of any Hazardous Materials caused by, or due to the act or neglect of, Tenant, Tenant shall immediately notify Landlord and take such remedial actions as Landlord may direct in Landlord’s sole discretion as necessary or appropriate to abate, remediate and/or clean up the same. If so elected by Landlord by notice to Tenant, Landlord shall take such remedial actions on behalf of and at Tenant’s sole cost and expense. In any event, Landlord shall have the right, without liability or obligation to Tenant, to direct and supervise Tenant’s remedial actions and to specify the scope thereof and specifications therefor. Tenant shall use, handle, store and transport any Hazardous Materials hereunder in accordance with the applicable requirements of Environmental Laws, and shall notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction. As used herein, Tenant includes its employees, agents, contractors, invitees or licensees.
     8. Building Services.
          8.1. Maintenance of Complex. Landlord shall operate and maintain the Common Areas, and maintain all exterior landscaping, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, the telephone cable distribution system serving the Building to the telephone terminal on each Floor, the common shafts, stacks, pipes, conduits, and ducts containing such equipment and systems and the space containing them, and the structure of the Building, in first-class condition, except for ordinary (but not excessive) wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant’s employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant’s expense. Landlord shall have the right, exercised by Landlord in its sole discretion, in connection with its maintenance of the Complex hereunder, (i) to change the arrangement and/or location of any Common Area amenity, installation or improvement, or other public parts of the Complex, and (ii) to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord’s sole judgment tend to attract the public.
     8.2. Building-Standard Services. Landlord shall cause to be furnished to Tenant: (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance (on a daily, non-cumulative basis) for lighting and the operation of electrically powered office equipment; (iii) heating, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 2:00 p.m. on Saturdays (except Building holidays reasonably determined by Landlord and with reference to other first-class buildings in the San Francisco Downtown Financial District); (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building-standard procedures and scheduling; (vi) lighting replacement for Building-standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord; and (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except for portions of the Premises used for preparing or consuming food or beverages. Landlord may establish in the Premises or other portions of the Complex such measures as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. When and if so elected by Landlord, in its sole discretion from time to time or at any time, Landlord may also provide security services for the Complex (but not individually for Tenant or the Premises) of such scope and detail as Landlord may determine in its sole discretion. Landlord shall not be liable in any manner to Tenant, any occupant of the Premises holding under Tenant, or their respective employees, invitees, licensees, contractors or agents, for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security services which Landlord elects to provide, or on account of Landlord’s election not to provide any security service or services, or for the failure of any security services to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss.

          8.3. Interruption or Unavailability of Services. Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, Rent shall not be abated, no constructive or other eviction shall be construed to have occurred, and Tenant shall not, except as hereinafter provided, be relieved from any of its obligations under this Lease, by reason of failure to furnish or delay in furnishing any maintenance or services under this Article 8, regardless of the cause of such failure. Landlord shall use reasonable efforts promptly to remedy any failure or interruption in the furnishing of such maintenance or services, and shall endeavor to keep Tenant reasonably apprised of the progress of such efforts. Landlord makes no warranty or representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Complex or the Premises to maintain temperatures that may be required for or because of any of Tenant’s equipment which uses other than the fractional horsepower normally required for standard office equipment and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. In the event of an interruption or failure of utilities, which failure or interruption prevents Tenant from accessing, using or occupying the Premises under this Lease, in whole or in part, and such failure or interruption constitutes an insured loss for which rental income insurance proceeds are available to Landlord, then Tenant shall be entitled to an abatement of Rent for the period that Tenant is prevented from accessing, using or occupying the Premises, in whole or in part, as a result of such failure or interruption to the extent rental income insurance proceeds are so available. Such abatement shall be based on the extent to which such failure or interruption interferes with access to, or the use and occupancy of, the Premises. Tenant may request, once during each calendar year during the Term, confirmation whether Landlord is then carrying rental income insurance, whether and to the extent such rental income insurance would give rise to an abatement of Rent hereunder, and the duration of coverage of such rental abatement insurance.
          8.4. Tenant’s Use of Excess Electricity and Water; Premises Occupancy Load. Tenant shall not, without Landlord’s prior consent, given or withheld in Landlord’s sole discretion, (i) install in the Premises, (A) lighting, equipment, and/or apparatus, the aggregate average monthly power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 110 volts single-phase, (B) heat generating or heat sensitive equipment, or lighting other than Building-standard lights,(C) supplementary air conditioning facilities, (D) Alterations which reconfigure the Premises, or fixtures therein, affecting the temperature otherwise maintained by the Building-standard heating, ventilation and air conditioning system, or (E) equipment in the Premises which requires a separate temperature-controlled room, or (ii) permit occupancy levels in excess of one person per two hundred (200) feet of Rentable Area. If, pursuant to this Section 8.4, Landlord consents to any installation or occupancy pursuant to clauses (i) or (ii) above, Landlord may, at Landlord’s election after notice to Tenant or upon Tenant’s request, install supplementary air conditioning facilities in the Premises, or otherwise modify the heating, ventilation and air conditioning serving the Premises, and/or increase the supply of electricity to the Premises, in order to maintain the temperature otherwise maintained by the Building heating, ventilation, and air conditioning system, and/or to supply any increase in the electricity demand of the Premises, and/or to serve any separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards and all other facilities if, when and to the extent installed hereunder, and all capital, maintenance and service costs of installing, supplying and maintaining any facilities or utilities under this Section 8.4. Landlord, at its election and at Tenant’s expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of electricity and/or heating, ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods.
          8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. Tenant acknowledges that the 37th and 38th Floors in the Premises possess unique features requiring additional services and that Landlord will provide such additional services pursuant to this Section 8.5, which additional services include a separately metered condenser water pump for supplemental cooling for the 38th Floor, separately metered natural gas for any kitchen, and supplementary janitorial service for cleaning the kitchen, any gymnasium area and any private bathrooms. If (and for the 37th and 38th Floors, when) Landlord provides such services to Tenant, Tenant shall pay (i) Landlord’s then Building-standard unit charge to provide supplemental cooling, (ii) Landlord’s actual cost to provide electricity, and (iii) Landlord’s actual cost to provide any other services plus an administrative fee equal to twenty percent (20%) of such actual costs of providing such services under this clause (iii). Tenant shall make payment of amounts due hereunder within thirty (30) days after Tenant’s receipt of Landlord’s invoice.
          8.6. Standards With Respect to Certain Services; Availability of Certain Building Installations. The standards set forth in this Section 8.6 shall govern the provision of certain Building services delivered by Landlord under this Article 8. In addition, Tenant shall have the right to utilize certain Building installations in accordance with the provisions of this Section 8.6.
               a. Heating, Ventilation and Air Conditioning. The base Building heat, ventilation and air conditioning system is designed to provide a maximum air volume (i) delivered to each of Floors 36 and 37 included in the Premises of 12,400 cubic feet per minute, and (ii) delivered to Floor 38 of the Premises of 8,400 cubic feet per minute, and with the temperature of air at the point of delivery of 55E Fahrenheit. Subject to the foregoing minimum performance criteria, Tenant shall be solely responsible for ambient air temperature within the Premises from the point of delivery of air to the Premises in accordance with the foregoing performance criteria.
               b. Electrical Capacity. Tenant shall have the right to have allocated to Tenant up to Tenant’s Highrise Percentage Share of the net capacity of the Building power and lighting switchboard providing electrical service to the highrise portion of the Building. Landlord shall have the right to change the total capacity and net capacity of the power and lighting switchboard for the Building, including the power and lighting switchboard serving the highrise portion of the Building, from time to time, or at any time, as deemed necessary or required by Landlord in its sole judgment. For purposes hereof, “net capacity” refers to the total capacity of the power and lighting switchboard serving the highrise portion of the Building, excluding allocations of such capacity for Building services and Common Areas, or required to comply with applicable Requirements, or as changed by Landlord hereunder.
               c. Condenser Water for Supplemental Cooling. Tenant shall have the right to have allocated to Tenant up to Tenant’s Allocable Share of the condenser water for the existing supplemental cooling system serving Floors 28-38 of the Building. As an additional service pursuant to Section 8.5 above, Tenant shall reimburse Landlord for (i) Landlord’s charges for Tenant’s usage of such condenser water, and (ii) Tenant’s Allocable Share of Landlord’s charges for maintaining the system that supplies such condenser water. Landlord shall have the right to install, at Tenant’s cost and expense, meters to measure Tenant’s usage hereunder for purposes of calculating the charges payable by Tenant for such condenser water pursuant to Section 8.5 above.
               d. Existing Telecommunication Facility. Tenant shall have the right to utilize for telecommunication services to the Premises the twisted pair telephone cables presently in place in the Building core which serve the Premises. Landlord shall maintain such twisted pair telephone cables pursuant to Section 8.1 above, the cost of which is included in Operating Expenses.
               e. Air Shaft. Tenant shall have the right to utilize the existing (but presently unused) air shaft opening onto the roof of the Building and serving the 36th Floor of the Premises to provide outside air to the 36th Floor. Tenant shall, at Tenant’s sole cost and expense, maintain and repair such air shaft. Tenant shall perform such maintenance and repair in accordance with such rules and procedures as Landlord may from time to time reasonably prescribe by notice to Tenant. Tenant shall repair any and all damage to the Building (including the roof) caused by Tenant’s maintenance and repair of such air shaft. Tenant’s use, maintenance and repair of such air shaft shall not interfere with the operation of other Building systems.
               f. Telecommunication Risers. Tenant shall have the right to cause Landlord, at Tenant’s cost and expense, to install up to three (3) 4-inch risers in the Building from the Building basement to the Premises for installation by Tenant of telecommunication facilities and cables. Landlord shall install such risers upon Tenant’s request pursuant to plans and specifications prepared by Tenant and approved by Landlord as an Alteration under Article 10 below.
               g. Supplemental Cooling System. Tenant shall have the right to install on the Building roof up to three (3) air-cooled dual expansion (DX) split system cooling units to provide supplemental cooling to the Premises, and piping from each such units to the point of entry into the Premises. Landlord shall have the right to review and approve the location of each such unit, and Tenant shall design and perform such work, as an Alteration pursuant to Article 10 below. Specifically, but without limiting the generality of the foregoing, Landlord may, at Tenant’s cost and expense, cause its structural engineer to review Tenant’s plans and specifications prepared pursuant to Article 10 below to analyze the effect of the placement of such units on the Building structure and to specify structural upgrades or modifications to the Building roof necessary to support such units. Tenant shall be solely responsible for the installation, operation and maintenance of such units, and all installations from such units to the Premises at Tenant’s sole cost and expense, including repair of any damage to the Complex caused by such installation, operation and maintenance.
     9. Maintenance of Premises. Tenant shall, at Tenant’s cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear, damage by casualty or condemnation, and the maintenance and repair to be performed by Landlord pursuant to Section 8.1 above. Except as specifically set forth in this Lease, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Complex. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord’s obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.
     10. Alterations to Premises.
          10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord’s prior consent, which as to any Limited Alterations may be given or withheld in Landlord’s sole discretion. All Alterations shall be made in accordance with Building-standard procedures, specifications and details, as then established by Landlord, and the provisions of this Article 10.
          10.2. General Requirements. All Alterations shall be made at Tenant’s cost and expense. Tenant shall be responsible for compliance with all Requirements in connection with Alterations. Tenant shall be responsible for the cost of any additional alterations required by any Requirements to be made by Landlord to any portion of the Complex as a result of Alterations. Tenant shall promptly commence construction of Alterations and complete the same with due diligence as soon as possible after commencement in order to cause the least disruption to Complex operations and occupants and to continue Tenant’s business in the Premises. Upon completion of any Alterations, Tenant shall promptly supply to Landlord as-built drawings and specifications showing the Alterations as made and constructed in the affected portions of the Premises. In connection with installing or removing Alterations, Tenant shall pay Landlord’s reasonable, actual out-of-pocket costs incurred to review Tenant’s plans, specifications, working drawings, permit applications and permits, and in connection with Landlord’s response to review of or involvement in change orders, or in field conditions or circumstances in the field arising during the course of construction of Alterations. Tenant shall also pay Landlord’s reasonable, actual out-of-pocket costs incurred to perform any Alterations requested by Tenant to be performed by Landlord, or required to be performed by Landlord under this Lease, including installation of risers for the Antennas, Generator and electrical and telecommunication facilities and cables. Landlord shall not charge a fee over and above such reasonable, actual out-of-pocket costs, but such reasonable, actual out-of-pocket costs may include fees of contractors or other third party consultants employed by Landlord to design or install such Alterations. Landlord may also hire one (1) or more third party consultants to review Tenant’s plans, specifications and working drawings, permit applications and permits, and to supervise performance of the work of Alterations performed by Tenant, or by Landlord on behalf of Tenant, in which event Tenant shall reimburse Landlord for the fees and costs charged by such third party consultants. If Tenant requests that Landlord (or its agent or third party consultant) administer construction, installation and/or removal of Alterations by Tenant, Landlord shall provide to Tenant a quotation for a fee payable to Landlord for such services and, if Tenant approves the amount of such fee, then Landlord (or its agent or consultant) shall, to the extent requested by Tenant, provide administration of such construction, installation and/or removal of Alterations, and Tenant shall pay to Landlord the amount of such fee for such administration. Landlord shall, in connection with Alterations hereunder, submit to Tenant from time to time statements and invoices of Landlord’s costs and fees, and costs and fees of third party consultants, incurred by Landlord, together with appropriate backup documentation. Tenant shall pay the amount of such statement or invoice within thirty (30) days after receipt from Landlord.
          10.3. Removal of Alterations. If, on or before the date Landlord approves Tenant’s plans and specifications (or other documentation) for any Alterations and appurtenant installations, Landlord notifies Tenant that Landlord will require Tenant to remove Alterations and appurtenant installations specified in Landlord’s notice because they exceed or are different from the then customary building standard installations in Class A office buildings within the San Francisco Downtown Financial District, then prior to the expiration of the Term or termination of this Lease, Tenant shall remove any or all such Alterations and appurtenant installations at Tenant’s cost and expense and restore the Premises to the condition existing immediately prior to the installation of such Alterations. Tenant acknowledges that examples of Alterations (and appurtenant installations) which exceed or are different from the then customary building standard installations in Class A office buildings within the San Francisco Downtown Financial District are the Antennas, the Generator, the supplemental air cooling units, if any, installed pursuant to Section 8.6.g above, kitchens, gymnasium areas, private executive bathrooms, stairways and trading floors. Notwithstanding the foregoing, however, Landlord shall not require Tenant to remove the kitchen, private restrooms, the boardroom and the stairway existing in the Premises as of the Lease Date so long as Tenant does not materially alter the scope or configuration of such existing improvements. In addition to the foregoing right of Landlord to require Tenant to remove Alterations, prior to the expiration of the Term or earlier termination of this Lease, Tenant, at its sole cost and expense, shall restore any expanded bathrooms installed by Tenant as an ancillary use to the Permitted Use under Section 7.1 above to their configuration on the Lease Date and shall perform all work necessary to bring such restored restrooms into compliance with all Requirements in effect on the date of Tenant’s reconfiguration of such restrooms. Prior to the expiration of the Term or earlier termination of this Lease, Tenant shall also remove all cabling installed by Tenant in under-floor duct systems and in telecommunication closets in each Floor of the Premises. If Tenant fails to effect removal of Alterations or cabling, or effect restoration to the extent required pursuant to the foregoing provisions, then Landlord may remove such Alterations or cabling and perform such restoration and Tenant shall reimburse Landlord for Landlord’s cost and expense incurred to perform such removal and restoration. Tenant shall repair at its cost and expense all damage to the Premises or Complex caused by Tenant in performing its removal or restoration hereunder. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall at the expiration of the Term or termination of this Lease remain on the Premises without compensation to Tenant.
     11. Liens. Tenant shall keep the Complex free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise, including by posting of a bond in accordance with the provisions of California Civil Code Section 3143, or any successor statute. Landlord shall have the right to post and keep posted on the Premises any notices provided by law or which

Landlord may deem to be proper for the protection of Landlord and the Complex from such liens. If Tenant fails to keep the Complex free of any lien hereunder, then Landlord may take such actions at the expense of Tenant that Landlord deems necessary or appropriate, in its sole discretion, to prevent, remove or discharge such liens.
     12. Damage or Destruction.
          12.1. Obligation to Repair. Except as otherwise provided in this Article 12, if the Premises, or any other portion of the Complex necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within sixty (60) days after such event, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. If Landlord’s estimate is not more than one hundred eighty (180) days from the date of giving such notice, and if Landlord realizes insurance proceeds sufficient for such purpose, then (i) Landlord shall repair the Premises, and/or the portion of the Complex necessary for Tenant’s use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable Requirements; (ii) this Lease shall remain in full force and effect; and (iii) Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of the Permitted Use during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises. If such damage or destruction renders a part of the Premises unusable by Tenant in the conduct of its business, but Tenant is prevented thereby from conducting the Permitted Use in the remainder of the Premises, then the entire Rent shall abate in accordance with clause (iii) above for such period as the entire Premises is so rendered unusable by Tenant.
          12.2. Landlord’s Election. If Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date of Landlord’s notice, or if insurance proceeds are insufficient for such purpose, or if Landlord does not have the obligation to repair or restore the damage or destruction pursuant to Section 12.1, then in any such event Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of the Complex necessary for Tenant’s use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. If Landlord determines that the necessary repairs cannot be completed within two hundred seventy (270) days after the date of Landlord’s notice, then Tenant shall have the right to terminate this Lease by giving notice of termination to Landlord within fifteen (15) days after receipt of Landlord’s notice; but if Tenant fails to give such termination notice within such 15-day period, then Tenant’s termination right shall be void and of no further force or effect. If Landlord or Tenant terminates this Lease under this Section 12.2, then this Lease shall terminate as of the date of the event of damage or destruction and any Base Rent attributable to the period following such termination shall be paid by Landlord to Tenant within thirty (30) days after either Landlord or Tenant has terminated this Lease, and any Escalation Rent attributable to the period following such termination shall be paid by Landlord to Tenant within thirty (30) days following the final determination of the amount thereof pursuant to Article 5 above.
          12.3. Cost of Repairs. Landlord shall pay the cost for repair of the Complex and all improvements in the Premises,

other than Alterations. Tenant shall pay the costs to repair Alterations, except to the extent Landlord’s casualty insurance covers the costs to repair Alterations. Tenant shall also replace or repair, at Tenant’s cost and expense, Tenant’s furniture, equipment, trade fixtures and other personal property in the Premises.
          12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any other portion thereof or of the Complex, are damaged or destroyed by fire or other casualty within the last three hundred sixty-five (365) days of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any other portion of the Complex necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed by fire or other casualty within the last three hundred sixty-five (365) days of the Term, then Tenant shall have the right, in its sole discretion, to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord’s or Tenant’s notice, but in no event later than the end of such 90-day period.
          12.5. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Complex, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4), providing for the termination of a lease upon destruction of the leased property.
     13. Eminent Domain.

          13.1. Effect of Taking. Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within sixty (60) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant’s business use of the balance of the Premises. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any portion of the Complex if Landlord reasonably determines that (i) such taking is of such extent and nature as to render the operation of the remaining Complex economically infeasible or to require a substantial alteration or reconstruction of such remaining portion, or (ii) the amount of the award payable to Landlord under Section 13.2 below, after deducting all costs and expenses incurred by Landlord in connection with such taking, is not sufficient to restore the Complex (including the Premises) pursuant to Section 13.3 below. Landlord shall elect termination under clause (i) or (ii) above by notice to Tenant given within ninety (90) days after the effective date of such taking or as soon thereafter as possible, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.
          13.2. Condemnation Proceeds. In the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an “award”), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking.
          13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.
          13.4. Taking at End of Term. Notwithstanding anything to the contrary contained in this Article 13, if the Premises, or any other portion thereof or of the Complex, are taken within the last three hundred sixty-five (365) days of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. Such termination shall be effective on the date specified in Landlord’s notice to Tenant, but in no event later than the end of such 90-day period.
          13.5. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Complex are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.
     14. Insurance.
          14.1. Liability Insurance. Landlord, with respect to the Complex, and Tenant, at its cost and expense with respect to the Complex, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of commercial general liability insurance with limits of liability not less than Five Million Dollars ($5,000,000.00) general aggregate limit and combined single limit. Landlord may from time to time increase the limits of liability for Tenant’s liability insurance when and if Landlord determines such increase is required adequately to protect the parties named as insureds or additional insureds under such liability insurance. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant’s insurance, fire legal liability.
          14.2. Landlord Casualty Insurance. Landlord shall maintain, or cause to be maintained, throughout the Term, a policy or policies of All Risk or Special Form fire and casualty insurance insuring the Complex (exclusive of foundations and excavations, and exclusive of flood and/or earthquake coverage, unless otherwise elected by Landlord in its sole discretion).
          14.3. Tenant Casualty Insurance. Tenant, at its cost and expense, shall maintain or cause to be maintained throughout the Term, a policy or policies of All Risk or Special Form fire and casualty insurance (including sprinkler leakage and water damage coverage), insuring the full replacement cost of all Alterations (except to the extent covered by Landlord’s casualty insurance), the Antennas, the Generator, the air-cooled dual expansion (DX) split system cooling units installed by Tenant pursuant to Section 8.6.g, and Tenant’s furniture, equipment, trade fixtures and other personal property in the Premises. Landlord (and any Encumbrancer whose name and address is provided by notice from Landlord to Tenant), shall be named as a loss payee under such insurance.
          14.4. Form of Policies. All liability insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A-:VIII or better. Any insurance policy under this Article 14 may be maintained under a “blanket policy”, insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within thirty (30) days after the Lease Date or such earlier date as Tenant or Tenant’s contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All Tenant’s liability insurance shall provide (i) that Landlord, Landlord’s managing agent and any other person or entity requested by Landlord, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the aggregate liability applies solely to the Complex; and (iv) that Tenant’s insurance is primary and noncontributory with any insurance carried by Landlord. All Tenant’s insurance shall provide that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds or loss payees. Any self insurance or self insured retention provisions under, or with respect to, any insurance policies maintained by Tenant hereunder shall be subject to Landlord’s prior written approval, which Landlord may give or withhold in its sole discretion, and any deductibles thereunder shall be commercially reasonable under the circumstances. Upon request by Tenant not more often than once during each calendar year during the Term, Tenant may request that Landlord provide to Tenant a certificate or certificates certifying that Landlord’s policies contain the provisions required under this Article 14 and, upon receipt of such request from Tenant, Landlord shall cause its insurers to issue such certificates to Tenant.
     15. Waiver of Subrogation Rights. Landlord and Tenant, each for itself, and, to the extent legally permissible and without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party for any liability for: (i) loss or damage to property; (ii) any other direct or indirect loss or damage caused by fire or other risks, which loss or damage would be covered by any “all risk” or “special form” policy of insurance or is otherwise insured; or (iii) claims arising by reason of any of the foregoing, irrespective of any act or neglect of such other party which may have contributed to such loss or damage. Without limiting the generality of the foregoing, each party shall, to the extent such insurance endorsement is lawfully available, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

     16. Tenant’s Waiver of Liability and Indemnification.
     16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant’s employees, agents, contractors, licenses or invitees for, and Tenant waives as against and releases Landlord from, any and all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Complex, arising at any time and from any cause whatsoever (including such claims caused in whole or in part by the act, omission, or neglect of Landlord, tenants or other occupants of the Complex, and their respective contractors, licensees, invitees, agents or employees). Specifically, but without limiting the generality of the foregoing, in no event shall Landlord be liable to Tenant, or Tenant’s employees, agents, contractors, licensees or invitees, for and Tenant waives as against and releases Landlord from, any and all claims for consequential or indirect damages (including lost profits) arising from any cause whatsoever, but excluding claims to the extent due to the gross negligence or willful misconduct of Landlord. The waiver and release contained in this Section 16.1 extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.
     16.2. Indemnification of Landlord. Except to the extent due to the gross negligence or willful misconduct of Landlord, Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the making of Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the

Premises; (B) damage to the telephone or electrical distribution systems of the Complex caused by Tenant; (C) the use, generation, storage, handling, release, transport, or disposal by Tenant of any Hazardous Materials in or about the Premises, or any other portion of the Complex; (D) the installation, operation, testing, maintenance, repair, replacement and/or removal of the Antennas, the Generator, the supplemental cooling units pursuant to Section 8.6.g above, and appurtenant installations, and maintenance and repair of the air shaft pursuant to Section 8.6.e above; (E) any other occurrence or condition in or on the Premises; and (F) acts, neglect or omissions of Tenant in or about any portion of the Complex. Tenant’s indemnity obligation extends to Tenant’s employees, agents, officers, directors, shareholders, partners, members, representatives, contractors, licensees and invitees, and includes reasonable attorneys’ fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. Landlord shall have the right to approve legal counsel proposed by Tenant for defense of any claim indemnified against hereunder or under any other provision of this Lease. If Landlord disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant’s indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to and benefit the officers, directors, shareholders, partners, members, employees, agents and representatives of Landlord.
          16.3. Indemnification of Tenant. Except to the extent due to the negligence or willful misconduct of Tenant, Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the making of Alterations by Landlord on behalf of Tenant or the making of any other alterations or additions by Landlord to the Complex, or any portion thereof, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) acts, neglect or omissions of Landlord, its officers, directors, agents, employees, invitees or licensees, in or about the Premises or any other portion of the Complex; or (B) the use, generation, storage, handling, release, transport, or disposal by Landlord or Landlord’s employees, agents or contractors, of any Hazardous Materials in or about the Premises or any other portion of the Complex. Landlord’s indemnity obligation includes reasonable attorneys’ fees and costs, reasonable investigation costs and all other reasonable costs and expenses incurred by Tenant. The indemnification contained in this Section 16.3 shall extend to the directors, officers, partners, shareholders, members, employees, and agents of Tenant.
     17. Assignment and Subletting.
          17.1. Compliance Required. Except as otherwise provided in Section 17.8 below, Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, “assign” or “assignment”), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, “sublease” or “subletting”, the assignee or sublessee under an assignment or sublease being referred to as a “transferee”), without Landlord’s prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. As used herein, an “assignment” includes any sale or other transfer

(such as by consolidation, merger or reorganization) in one or more transactions of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer in one or more transactions of a majority of the beneficial interests in Tenant, if Tenant is any other form of entity. Tenant acknowledges that the limitation on assignment and subletting contained in this Article 17 are expressly authorized by California Civil Code Section 1955.010, et seq., and are fully enforceable by Landlord against Tenant.
          17.2. Request by Tenant; Landlord Response.
               a. Notice of Intent to Assign or Sublease; Landlord Recapture Right. If Tenant intends to effect an assignment, or sublease of all or a portion of the Premises for all or substantially all of the then remaining Term, then Tenant shall so notify Landlord. Landlord shall have the right, within thirty (30) days after receipt of Tenant’s notice, (i) to terminate this Lease in the case of a proposed assignment, or (ii) in the case of a sublease of less than a full Floor, to terminate this Lease as to the portion of the Premises proposed to be sublet, or in the case of a sublease of at least a full Floor, to terminate this Lease as to all or a part of the portion of the Premises proposed to be sublet, except that such termination must be effected with respect to at least one (1) full Floor. Termination of this Lease pursuant to either clause (i) or (ii) above shall be effective ninety (90) days after the date of Landlord’s notice to Tenant. If Landlord so elects a termination, Tenant shall be relieved of all unaccrued obligations hereunder as to the portion of the Premises as to which such termination is effected as of the date of termination, other than those obligations which survive termination of this Lease. If Landlord effects termination pursuant to clause (ii) above for a partial Floor, then Landlord shall be responsible for installing all demising walls and multi-tenant corridors necessary or required in order to separate the remaining Premises from the portion of the Premises as to which termination has been effected, Tenant acknowledging in connection therewith that such separation may reduce the space otherwise available on such Floor within the Premises in order to allow installation of such demising walls and multi-tenant corridors. The provisions of this Section 17.2.a shall not apply to any assignment or sublease effected by Tenant pursuant to Section 17.8 below. If Landlord elects not to exercise its termination right hereunder with respect to an assignment or subletting, Tenant shall thereafter be free to effect an assignment or subletting as to which Landlord’s termination right would otherwise apply under this Section 17.2.a within one hundred eighty (180) days after the expiration of Landlord’s 30-day notice period hereunder. Upon expiration of such 180-day period, if Tenant has not effected an assignment of subletting as to which Landlord’s termination right under this Section 17.2.a would otherwise apply, Tenant shall comply with the provisions of this Section 17.2.a if Tenant thereafter intends to effect an assignment or sublease as to which Landlord’s termination would otherwise apply under this Section 17.2.a. Landlord’s failure to exercise its termination right under this Section 17.2.a whenever such right arises shall not terminate such right, and such right shall apply in each instance as to which such right applies pursuant to the provisions of this Section 17.2.a.
               b. Landlord Right to Consent. If Tenant desires to effect an assignment or sublease, and Landlord does not exercise its right to terminate pursuant to Section 17.2.a above to the extent it applies, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee’s proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within twenty (20) days after the date of Tenant’s request to Landlord, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; or (ii) decline to consent to the assignment or sublease.
               c. Certain Limitations on Subletting. Except for a sublease effected by Tenant pursuant to Section 17.8 below, Tenant may only sublease space in the Premises starting with the then lowest Floor in the group of Floors then included in the Premises in the highrise portion of the Building, and the lowest Floor then included in the Premises in the midrise portion of the Building, and thereafter in ascending order, Floor by Floor, in each such group. Tenant may not sublease space on the 37th Floor in such manner which would prevent utilization of the 37th Floor for access to the 38th Floor.
          17.3. Conditions for Landlord Approval. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant acknowledges that Landlord may withhold its consent in the following instances: (i) if there exists an Event of Default which remains uncured; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if the transferee’s business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Complex, or (B) in Landlord’s sole judgment, not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) in Landlord’s reasonable judgment, require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per Floor or require increased services by Landlord; (v) in the case of a sublease, would result in more than five (5) occupancies in the Premises, or would result in more than three (3) occupancies on a Floor in the Premises, in each case including Tenant and subtenants; (vi) in Landlord’s reasonable judgment the business reputation of the transferee is not consistent with that of other tenants of the Building; or (vii) in the case of a sublease, the rent payable by the subtenant is less than the then prevailing rate then being received by Landlord for the lease of comparable space in the Building. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord’s prior written consent pursuant to this Article 17. Landlord’s consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.
          17.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord its then specified processing fee (not exceeding $1,000.00) and all reasonable costs and expenses, including attorneys’ fees and disbursements, actually incurred by Landlord in evaluating Tenant’s requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant’s request for Landlord’s consent under Section 17.2. Tenant shall also pay to Landlord all costs and expenses reasonably and actually incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.
          17.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant’s receipt thereof, one hundred percent (100%) of any and all rent, sums or other consideration, howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Base Rent and Escalation Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease), after first deducting, (i) in the case of an assignment, the unamortized reasonable cost of Alterations paid for by Tenant (including Alterations for Tenant’s initial occupancy of the Premises) and reasonable real estate commissions and legal fees paid by Tenant in connection with such assignment and, (ii) in the case of a sublease, the reasonable cost of Alterations made to the Premises at Tenant’s cost to effect the sublease, the unamortized reasonable cost of Alterations paid for by Tenant (including Alterations for Tenant’s initial occupancy of the Premises) located within the portion of the Premises subleased, and the reasonable amount of any real estate commissions and legal fees paid by Tenant, all amortized over the term of the sublease.
          17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease, accruing from and after the effective date of the assignment. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee shall have the right further to sublet. Any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord’s prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, and shall constitute an Event of Default.
          17.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On an Event of Default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or to any modification, amendment or termination of this Lease, or to any extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or Event of Default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant’s consent with respect to any of the foregoing matters.
          17.8 Right to Assign or Sublet without Landlord’s Consent.
               a. Public Trades; New Equity Members. Notwithstanding the provisions of Section 17.1 above, and subject to the provisions of this Section 17.8, the provisions of this Article 17 shall not apply to (i) the transfer of stock in Tenant so long as Tenant is a publicly traded corporation whose stock is listed on a national or regional stock exchange or over the counter stock exchange or to the issuance of stock in Tenant in a public offering, or (ii) the admission to Tenant of additional equity members (or, if Tenant has converted its status to a corporation, the admission of additional equity shareholders), so long as such transactions are not accomplished pursuant to a plan to transfer effective control of Tenant to one (1) or more third parties or entities.
          b. Affiliate Transfers. Notwithstanding the provisions of Section 17.1 above, and subject to the provisions of this Section 17.8.b, Tenant shall have the right to assign this Lease to, or sublet all or any portion of the Premises to, or permit occupancy of the Premises by, an Affiliate without Landlord’s consent, but with at least thirty (30) days prior written notice to Landlord of such assignment or subletting. The effectuation of any transaction shall be subject to the limitations specified in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 17.3, and Sections 17.7 and 17.8, and require compliance with the provisions of Section 17.6. Tenant shall not have an obligation to pay to Landlord the amounts set forth in Sections 17.4 and 17.5 with respect to any such transaction. The provisions of this Section 17.8.b shall apply only during such periods as Tenant’s Net Worth is not less than Twenty-Five Million Dollars ($25,000,000.00). Tenant shall provide the audited statement of financial condition to verify Tenant’s Net Worth with Tenant’s notice to Landlord under this Section 17.8.b.
               c. Office Sharing. Upon notice to Landlord, Tenant shall have the right to permit (by sublease or license) the use of individual offices on each Floor in the Premises (excluding, however, Floor 38 from such right) by consultants or clients; provided, however, that the maximum number of such individual offices shall not exceed in the aggregate five (5) times the number of Floors (including partial Floors) in the Premises.
          17.9. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant’s interest or rights hereunder, as security for any obligation or liability of Tenant.
     18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Complex, and, after notice thereof, with all modifications and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant, or Tenant’s sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Complex by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Complex.
     19. Entry of Premises by Landlord.

          19.1. Right to Enter. After reasonable advance notice of not less than twenty-four (24) hours (except in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, when no such notice shall be required and except for emergencies where Landlord shall give notice to the extent feasible under the circumstances and, in any event, as soon as possible after the occurrence of such emergency), Landlord and its authorized agents, employees, and contractors may enter the Premises at any time and from time to time to: (i) inspect the same; (ii) determine Tenant’s compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, lenders or tenants (subject to reasonable security measures agreed to from time to time by Landlord and Tenant); (iv) supply any services to be provided by Landlord under this Lease; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Complex, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives, and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of any entry made under this Section 19.1. Landlord shall use commercially reasonable efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant’s use and occupancy of the Premises, and in conformity with reasonable security measures agreed to by Landlord and Tenant from time to time. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.
          19.2. Tenant Waiver of Claims. Except due to the gross negligence or willful misconduct of Landlord, Tenant waives any claim for damages for any inconvenience to or interference with Tenant’s business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this Article 19, and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. Specifically, but without limiting the generality of the foregoing, in no event shall Landlord be liable to Tenant, or Tenant’s employees, agents, contractors, licensees or invitees, for and Tenant waives as against and releases Landlord from, any and all claims for consequential or indirect damages (including lost profits) arising from such entry or any work performed, but excluding claims to the extent due to the gross negligence or willful misconduct of Landlord. No entry to the Premises, or work performed in or about the Premises under this Article 19, shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.
     20. Default and Remedies.
          20.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:
               a. Nonpayment of Rent. Failure to pay any Rent when due.
               b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.
               c. Abandonment. Abandonment of the Premises for a continuous period in excess of ten (10) days. For purposes hereof, “abandonment” means cessation by Tenant of the conduct of its business in the Premises and removal from the Premises of the personal property, equipment and furnishings used by Tenant in its business in the Premises, with intent never to return.
               d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.
               e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, the liquidation of Tenant, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant’s assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed.
          20.2. Tenant Cure Periods. If a time period is specified below for cure of such Event of Default, then Tenant may cure such Event of Default within such time period. The time periods provided below are exclusive of any other time periods provided by law with respect to cure of any such Event of Default, and Tenant hereby waives any right under law now or hereinafter enacted to any other time or cure period, including notice and cure periods under Code of Civil Procedure §§1161, et seq.
               a. Nonpayment of Rent. For failure to pay Rent, within five (5) days after notice from Landlord that such Rent is overdue. If Tenant has failed to pay Rent when due more than two (2) times in any calendar year during the Term (not exceeding an aggregate of five [5] times during the Term), then no notice or cure period shall apply.
               b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant’s abandonment of the Premises) within thirty (30) days after notice from Landlord of such failure, or, if the failure is of a nature requiring more than thirty (30) days to cure, then an additional one hundred twenty (120) days after the expiration of such 30-day period, but only if Tenant commences cure within such 30-day period and thereafter diligently pursues such cure to completion within such additional 120-day period. If Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times in any calendar year during the Term (not exceeding an aggregate of five [5] times during the Term), then no notice or cure period shall apply.
               c. No Cure Period. No cure period shall apply for any Event of Default specified in Sections 20.1.b, 20.1.c or 20.1.e.

          20.3. Remedies Upon Occurrence of Event of Default. On the occurrence of an Event of Default which Tenant fails to cure after expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant’s right to assign pursuant to Article 17). Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store any property of Tenant located in the Premises at Tenant’s expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord’s costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys’ fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord’s election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.
          20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, “time of award” means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.
          20.5. Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be determined by averaging the amount paid by Tenant as Escalation Rent for the calendar year prior to the year in which the Event of Default occurred (or, if the prior year is the Base Year or such Event of Default occurs during the Base Year, Escalation Rent shall be based on Landlord’s operating budget for the Building for the Base Year), increasing such average amount for each calendar year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.
          20.6. Landlord’s Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent and Escalation Rent)

required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such Event of Default within the applicable cure period, if any, specified in Section 20.2 above, then Landlord may, without waiving or releasing Tenant from any of its obligations or such Event of Default, make any such payment or perform such other obligation on behalf of Tenant. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord’s demand therefor. If Landlord enters the Premises, or any portion thereof, in order to effect cure hereunder, Tenant waives all claims for damages which may be caused by Landlord’s so entering the Premises and Tenant shall indemnify, defend, protect and hold Landlord, its officers, directors, shareholders and partners, members, employees, agents and representatives, harmless from and against any and all loss, liability, cause of action, damage, cost or expense (including reasonable attorneys’ fees) resulting from any actions of Landlord to perform obligations on behalf of Tenant hereunder. No entry by Landlord to the Premises or obligations performed by Landlord in the Premises under this Section 20.6 shall constitute a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.
          20.7. Waiver of Forfeiture. Tenant hereby waives Code of Civil Procedure §1179, Civil Code §3275, and all such similar laws now or hereinafter enacted which would entitle Tenant to seek relief against forfeiture in connection with any termination of this Lease.
          20.8. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to

Landlord at law or in equity. Landlord’s pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.
     21. Subordination, Attornment and Nondisturbance.
          21.1. Subordination, Attornment and Nondisturbance. This Lease and all of Tenant’s rights hereunder shall be subordinate to any and all Encumbrances, and to any and all advances made on the security thereof or Landlord’s interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof. An Encumbrancer may, however, subordinate its Encumbrance to this Lease, and if an Encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such Encumbrance. If any Encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given by Landlord thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any Encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any Encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any Encumbrance, or to evidence such attornments, but no such document shall diminish Tenant’s rights or enlarge Tenant’s obligations under this Lease.
          21.2. Nondisturbance. If an Encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the Encumbrancer thereunder, or if any Encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no Event of Default then exists under this Lease and (ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease.
     22. Sale or Transfer by Landlord; Lease Non-Recourse.
          22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and/or in the Complex, or any portion thereof. Landlord, or any successor to the original Landlord hereunder, shall provide notice to Tenant of each such transfer. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner. If in connection with any transfer affected by the then Landlord hereunder, such Landlord transfers any Security Deposit or other security provided by Tenant to Landlord for the performance of any obligation of Tenant under this Lease, then such Landlord shall be released from any further responsibility or liability for such Security Deposit or other security.
     22.2. Lease Nonrecourse to Landlord. Notwithstanding that Landlord may be personally liable for its obligations under this Lease or otherwise, Tenant shall look solely to Landlord’s interest in the Building for recovery of any damages for breach of this Lease by Landlord or otherwise, or to enforce or realize upon any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease, or for any such damages or judgment, and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all Encumbrances.
     23. Estoppel Certificate.
          23.1. Tenant’s Certificate. On not less than ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, certificates as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) each Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises then delivered to Tenant under this Lease (or the reasons Tenant has not accepted the Premises) and if Landlord has agreed in an Addendum to this Lease or elsewhere in this Lease to make any alterations or improvements to the Premises or otherwise on behalf of Tenant, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Base Rent and Escalation Rent has been paid; (v) whether there are any existing defenses against the enforcement of Tenant’s obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be reasonably requested by Landlord.
     23.2. Landlord’s Certificate. On not less than ten (10) days prior notice by Tenant that Tenant desires to enter into an assignment or sublease, or that Tenant requires a certificate hereunder in connection with a transaction (such as a public offering of shares, or a transaction with an Affiliate or a financing by Tenant) which Tenant desires to undertake, Landlord shall execute, acknowledge and deliver to Tenant certificates as specified by Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) each Commencement Date and Expiration Date; (iii) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Base Rent and Escalation Rent has been paid; (iv) whether there are any existing defenses against the enforcement of Landlord’s obligations under this Lease; (v) that no Event of Default of Tenant is claimed by Landlord, except as to any Event of Default specified in the certificate; and (vi) such other matters as may be reasonably requested by Tenant.
          23.3. Effect of Certificate. Any Tenant certificate may be relied upon by any prospective purchaser of all, or any part or interest in, the Complex or any Encumbrancer and, at Landlord’s request, Tenant shall deliver such certificate to any such purchaser or Encumbrancer. In addition, at Landlord’s request, Tenant shall, if Tenant is not then a publicly traded entity listed on a national or regional stock exchange or over the counter stock exchange, provide to Landlord for delivery to any such entity such information as may reasonably be requested by any such entity. Any Landlord certificate may be relied upon by any prospective transferee of Tenant’s interest under this Lease or sublease of a portion of the Premises, or a third party to a transaction requiring such certificate pursuant to Section 23.2 above, and at Tenant’s request, Landlord shall deliver such certificate to any such transferee or third party. A party shall not be liable to the requesting party or third person or entity requesting or receiving a certificate hereunder on account of any information therein contained, notwithstanding the omission for any reason to disclose correct and/or relevant information, but such party shall be estopped with respect to the requesting party or such third person or entity from asserting any right or obligation or utilizing any defense which contravenes or is contrary to such information, except that no such certificate shall waive a party’s rights with respect to Rent, and no party shall be estopped by such certificate with respect thereto. If a party fails or refuses to give a certificate hereunder within the time period herein specified, then the requesting party shall have the right to treat such failure or refusal as a default by the other party.
     24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person or entity, shall in no way affect this Lease or Tenant’s obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.
     25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all claims, liability, loss, damages, costs or expense (including loss of rent to

Landlord or additional rent payable by such tenant and reasonable attorneys’ fees) suffered or incurred by either Landlord or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute an Event of Default. Landlord’s acceptance of Rent if and after Tenant holds over shall not convert Tenant’s tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.
     26. Security Deposit.
          26.1. Security Deposit. If so specified on the Basic Lease Information, Tenant has deposited with Landlord the Security Deposit, which Security Deposit shall be reduced by one-twelfth (1/12th) for each of the first eleven (11) months of the Term in accordance with the following schedule:

May 1, 1999	$601,425.00
June 1, 1999	$565,339.50
July 1, 1999	$529,254.00
August 1, 1999	$493,168.50
September 1, 1999	$457,083.00
October 1, 1999	$420,997.50
November 1, 1999	$384,912.00
December 1, 1999	$348,826.50
January 1, 2000	$312,741.00
February 1, 2000	$276,655.50
March 1, 2000 through end of Term:	$240,570.00
The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits an Event of Default, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of such Event of Default, or to compensate Landlord for any loss or damage which Landlord may incur thereby. Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any Event of Default. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the applicable amount specified in the schedule above. The Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) within thirty (30) days after the expiration of the Term, or earlier termination of, this Lease (other than on account of an Event of Default) and after the Premises have been vacated by Tenant and left in the condition specified by this Lease. Landlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord’s (or any successor landlord’s) interest in this Lease, the original Landlord (or such successor landlord) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor landlord’s) compliance with California Civil Code Section 1950.7, or successor statute.
          26.2. Letter of Credit. Tenant may satisfy its obligation to furnish the Security Deposit by delivery to Landlord of a standby letter of credit in the form attached hereto as Exhibit D (the “letter of credit”) issued by a national bank with offices in San Francisco designated by Tenant and reasonably acceptable to Landlord. If the term of the letter of credit expires prior to the expiration of the period during which the Security Deposit is required, the letter of credit has not been extended or replaced at least sixty (60) days prior to its expiration, Landlord has made written demand on Tenant for extension or replacement of the letter of credit, and at least ten (10) days have elapsed after the demand was made without the letter of credit having been extended or replaced, then Landlord shall be entitled to draw upon the letter of credit and purchase with the proceeds thereof a time deposit with the bank that issued the letter of credit. Such time deposit shall be in the name of Landlord, but all interest thereon paid prior to the occurrence of an Event of Default by Tenant under the Lease shall be paid to Tenant. Upon the occurrence of an Event of Default by Tenant, Landlord shall have the right to withdraw all or part of the principal amount of such time deposit and any accrued but unpaid interest thereon and apply the same in the manner authorized under Section 26.1 above with respect to a Security Deposit.
     27. Waiver. Failure by Landlord to declare an Event of Default upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare such Event of Default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding Event of Default, except as to the particular Rent so accepted, regardless of Landlord’s knowledge of the preceding Event of Default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any Event of Default, or operate as a surrender of this Lease.
     28. Notices; Tenant’s Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord’s Address, and if to Tenant, to Tenant’s Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the courier service delivery record or return receipt) if sent by courier service or mailed.
     29. Tenant’s Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, limited liability company, partnership, trust, or other form of entity (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, (iv) Tenant, and its executive committee members, have the full right and authority to conduct the business operations of Tenant contemplated by the Permitted

Use (including ancillary uses), and the conduct of such business will not violate any agreement to which Tenant, or any constituent member of Tenant, is a party, or any administrative or court order or Requirement to which Tenant, or any constituent member of Tenant, is subject, and (v) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord’s request, such certificates, resolutions, opinion of counsel, or other written assurances to confirm any of the foregoing matters.
     30. Miscellaneous.
          30.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.
          30.2. Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.
          30.3. Construction and Interpretation. The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person or entity comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including”, “such as”, or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”)

is used with reference thereto. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.
          30.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.
          30.5. Entire Agreement; Amendments. This Lease, the Exhibits hereto, and any Addenda identified on the Basic Lease Information, contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord’s agents have made any warranties or representations with respect to the Premises or any other portion of the Complex, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

          30.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.
          30.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease, or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys’ fees and accountants’ fees.
          30.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, (ii) granted the right to act in its sole discretion or sole judgment, or (iii) granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.
          30.9. Brokers. Landlord shall pay to Landlord’s Broker a commission in connection with Landlord’s Broker’s negotiation of this Lease pursuant to a separate agreement between Landlord and Landlord’s Broker; and Landlord’s Broker shall pay to Tenant’s Broker, if any, a commission in connection with Tenant’s Broker’s negotiation of this Lease pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Lease and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys’ fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.
          30.10. Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded by Tenant.
          30.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any Encumbrances.
          30.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition called for by this Lease, shall deliver to Landlord any keys to the Premises, or any other portion of the Complex, and shall provide to Landlord the combination or code of locks on all safes, cabinets, vaults and security systems in the Premises. On or before the Expiration Date or earlier termination of this Lease, Tenant shall (i) remove all of its personal property from the Premises and repair at its cost and expense all damage to the Complex caused by such removal, and (ii) remove from and clear all conduits containing telecommunications and computer cabling within the Premises serving exclusively the Premises, and disconnect the same from the common Building telecommunication facilities. All personal property of Tenant not removed hereunder shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store such property in Tenant’s name at Tenant’s expense and/or dispose of the same in any manner permitted by law.
          30.13. Building Directory. Landlord shall reserve on the Building directory, or in any computerized Building directory, up to the number of Building Directory Spaces specified on the Basic Lease Information for purposes of identifying Tenant’s name, divisions and/or principal employees. All costs for the initial strips or inputting of names shall be borne by Landlord and all costs for replacement of such strips or inputting shall be borne by Tenant.
          30.14. Name of Building; Address. Tenant shall not use the name of the Building or Complex for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building street address (but without a requirement to reference the Building name, if any) specified from time to time by Landlord.

          30.15. First Class. When used in this Lease, the term “first class” refers to a comparative standard of quality judged in accordance with other comparable Class A buildings within the San Francisco Downtown Financial District as designated by Landlord from time to time, or at anytime.
          30.16. Arbitration of Fair Market Rent and Fair Market Renewal Rent. Whenever under this Lease the determination of fair market rent or fair market renewal rent (hereinafter collectively denominated “fair market rent”, but without affecting the definition of “fair market rent” or “fair market renewal rent”, as the case may be, with respect to the determination to be made with respect thereto hereunder) is to be made by arbitration, such arbitration shall be conducted in accordance with this Section 30.16. The arbitration shall be conducted and determined in the City and County of San Francisco, solely in accordance with the provisions of this Section 30.16. Within ten (10) days after the parties have exchanged their estimates of fair market rent under the applicable provisions of this Lease, each party shall designate an arbitrator to determine fair market rent hereunder. The parties’ arbitrators shall, within ten (10) days after their designation hereunder, select a third arbitrator. If the parties’ arbitrators are unable to agree upon appointment of such third arbitrator within such 10-day period, then the parties shall attempt to agree on and appoint such third arbitrator within five (5) days after the expiration of such 10-day period. If the parties are unable to agree on such third arbitrator within such 5-day period, then either party, on behalf of both, may request appointment of such third arbitrator by the then head official of the San Francisco office of the American Arbitration Association, and neither party shall raise any objections as to the appointment made by such official or as to such official’s full power and jurisdiction to entertain the application for and make the appointment. The arbitrators shall be members of the Appraisal Institute (or its successor organization) with a then current senior designation of MAI (or then comparable designation) currently certified under the continuing education program, shall have at least ten (10) years experience in appraising commercial office properties in the Downtown Financial District. The third arbitrator, if any, shall not have had a material, ongoing, business relationship with either Landlord or Tenant, or any of their respective Affiliates, during the 5-year period preceding their appointment hereunder. The arbitrators shall determine which of the two estimates submitted by the parties pursuant to the applicable provisions of this Lease is closest to the correct result in the arbitrators’ opinion. The arbitrators shall have no power to select an alternative position or a decision different from that proposed by either party. The decision in which at least two (2) of the arbitrators concur shall be final and binding upon the parties, absent fraud or gross error. Upon failure, refusal or inability of an arbitrator to act, his or her successor shall be appointed in the same manner as provided for original appointment. The party whose position is not chosen by the arbitrators shall bear the fees and expenses of the arbitrators. The attorneys’ fees and expenses of counsel and consultants to the respective parties shall be paid by the respective party engaging such counsel or consultant. The arbitrators shall render their decision in writing, with counterpart copies to each party, within thirty (30) days after the appointment of the third arbitrator. The arbitrators shall have no power to modify the provisions of this Lease.
          30.17. Tenant Financial Information; Confidentiality. If Tenant is not then a publicly traded entity listed on a national or regional stock exchange or over the counter stock exchange, Tenant shall deliver to Landlord each year during the Term, within twenty (20) days after completion by or for Tenant, Tenant’s audited statement of financial condition. Such statement of financial condition shall be held confidential by Landlord. Landlord may, however, disclose such statement of financial condition (i) to the extent required by any Requirements, (ii) in any litigation or proceeding between the parties with respect to any dispute between them regarding this Lease (subject to such protective orders to prevent disclosure and protect the confidentiality of such financial information as may be available under applicable law, to which Landlord hereby consents and Landlord shall not oppose), (iii) to the extent required by judicial process (such as a subpoena duces tecum), after notice by Landlord to Tenant of the receipt of such judicial process, and subject to Tenant’s right to seek such protective orders to prevent disclosure and protect the confidentiality of such financial information as may be available in accordance with applicable law (to which Landlord hereby consents and shall not oppose); (iv) if such statement of financial condition is generally known to the public or is in the public domain, other than on account of a breach by Landlord of its obligations under this Section 30.17, (v) to Landlord’s executives, accountants, attorneys, and other agents and representatives, subject however to the imposition on such executives, accountants, attorneys and other agents and representatives by written agreement of the confidentiality provisions of this Section 30.17, or (iv) to prospective transferees or Encumbrancers (subject however to the imposition on such transferees of the confidentiality requirements of this Section 30.17).
          30.18. Parking. Landlord shall make available during the Term for the use by Tenant, and its officers and employees,

thirty (30) automobile valet parking spaces on the lower level of the Complex parking garage, and two (2) self-park center aisle parking spaces on the service level of the Complex parking garage, to be parked in tandem, such parking to be available with full in and out privileges. Tenant shall pay Landlord for the parking spaces provided pursuant to this Section 30.18 at the Building standard monthly parking rate or the parking garage operator’s standard monthly rate as adjusted and charged from time to time. Tenant’s use of all other parking spaces not allocated to Tenant hereunder shall be subject to availability. In addition, if Tenant notifies Landlord that Tenant does not require all or any of such allocated parking spaces, Landlord may thereafter rent such spaces not required by Tenant to any other party. Tenant shall pay Landlord, or the parking garage operator, for all parking spaces at the times and in the manner required by Landlord or such parking garage operator with respect to the operation of the Complex parking garage.
          30.19. Signage.
               a. Lobby Signage. Subject to any right of Pacific Telesis Group (another tenant of the Building) to review and approve such signage, Tenant shall have the right to cause Landlord to provide Tenant with signage in the lobby of the highrise elevator bank serving Floors 26-38 of the Building at the location and of the design set forth in Exhibit E hereto if Tenant then physically occupies the entirety of Floors 36-38 in the Premises. Tenant’s lobby signage rights in the highrise elevator bank shall be non-exclusive. If, at any time, Tenant does not physically occupy the entirety of Floors 36-38 in the Premises, then Tenant’s lobby signage rights hereunder shall be suspended (subject to reinstatement if Tenant thereafter meets such requirements, but also subject to any lobby signage rights then reposing in any other tenant of the Complex), and Landlord shall have the right at Tenant’s cost and expense to remove Tenant’s lobby signage or cause Tenant to effect such removal at Tenant’s cost and expense. Landlord shall install Tenant’s lobby sign hereunder at Tenant’s cost and expense. Tenant shall, however, be responsible for obtaining all necessary permits and approvals from governmental authorities having jurisdiction for the design, installation and maintenance of Tenant’s lobby sign hereunder. Tenant shall be responsible for maintaining its lobby sign hereunder unless otherwise elected by Landlord, in which event Landlord shall maintain Tenant’s lobby sign at Tenant’s cost and expense. Tenant shall reimburse Landlord for all costs and expenses due from Tenant hereunder within thirty (30) days after receipt of Landlord’s invoice for such costs and expenses. Tenant’s lobby signage rights under this Section 30.19 are personal to the signatory Tenant of this Lease, Thomas Weisel Partners LLC, and may not be assigned or transferred in any manner, including pursuant to Article 17.
               b. Premises Signage. In addition to any other signage provided to Tenant by Landlord, or which Tenant is entitled to install in the Premises pursuant to this Lease, Tenant shall have the right to install its logo, or the logo of any of its Affiliates, in the elevator lobby of each full Floor then contained in the Premises, but only so long as Tenant or such Affiliate physically occupies such full Floor.
               c. Removal of Signage. At the expiration of the Term or prior termination of this Lease, Landlord shall have the right, at Tenant’s sole cost and expense, to remove or cause Tenant to remove all signage installed pursuant to this Section 30.19 and repair all damage to the Complex caused by such removal.

          30.20. Exhibits and Addenda. The Exhibits and Addenda, if any, specified in the Basic Lease Information are by this reference made a part hereof.
          30.21. Survival of Obligations. The indemnity obligations of the parties under this Lease, and any obligation of a party to make payment of any sum to the other party or a third person, shall survive the termination or expiration of this Lease.
          30.22. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.
          30.23. Waiver of Trial By Jury. Landlord and Tenant hereby mutually waive any and all right either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction arising out of this Lease.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES, a California general partnership		THOMAS WEISEL PARTNERS LLC, a Delaware limited liability company

By:	CUSHMAN & WAKEFIELD	By:	/s/ Shaugn Stanley

	OF CALIFORNIA, INC.		(signature)
as agent for
THE PRUDENTIAL INSURANCE
	COMPANY OF AMERICA, a		Shaugn Stanley

	general partner		(type or print name)

By:	/s/ Agnes Duffy Wyman	Its:	CFO

(signature)
Agnes Duffy Wyman

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI
PROPERTIES WEST, INC.,
a general partner

By:	/s/ Joseph Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

FIRST AMENDMENT TO OFFICE LEASE
     THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of this 11th day of June, 1999, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Lease”), pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.
          B. Tenant desires to expand the Premises by adding to the Premises Floor 35 of the Expansion Premises.
          C. Landlord and Tenant are willing to add Floor 35 to the Premises, but only if certain amendments are made to the Lease to implement the addition of Floor 35.
          D. Pacific Telesis Group, a Nevada corporation (“Telesis”), currently leases Floor 35, among other Floors in the

Building, pursuant to that certain Office Lease, dated March 16, 1987, as amended by (i) that certain letter agreement, dated March 26, 1987, (ii) that certain First Amendment to Office Lease, dated May 21, 1987, (iii) that certain Acknowledgment, dated May 31, 1989, (iv) that certain Amendment No. 2 to Office Lease, dated March 28, 1997, (v) that certain Third Amendment to Office Leases, dated February 24, 1998, (vi) that certain Fourth Amendment to Office Lease, dated August 28, 1998, (vii) that certain Fourth and Fifth Amendments to Office Leases, dated September 14, 1998, and (viii) that certain Sixth Amendment to Office Lease, dated as of December 7, 1998 (collectively, the “Primary Telesis Lease”).
          E. Pursuant to that certain Sublease, dated March 1, 1999, between Telesis, as sublessor, and Tenant, as sublessee (the “Telesis Sublease”), Tenant has subleased from Telesis, and currently occupies, Floor 35. Prior to the date of the Sublease, Tenant occupied Floor 35 pursuant to that certain License Agreement between Telesis and Tenant dated February 25, 1999, as amended by letter agreement dated March 17, 1999 (the “License Agreement”). Landlord and Tenant have also entered into that certain Continued Occupancy Agreement, dated as of the same date as this Amendment, to provide certain assurances from Landlord to Tenant of Tenant’s continuing occupancy of Floor 35 until the expiration of the term of the Primary Telesis Lease on December

17, 1999.
          F. In order to reflect the foregoing matters and effectuate the addition of Floor 35 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Exercise of Option to Add Floor 35 to Premises. Notwithstanding anything to the contrary contained in Section 2.4 of the Lease, effective upon the execution and delivery of this Amendment, Landlord shall be deemed to have given Tenant Landlord’s Expansion Notice as to Floor 35; Tenant shall be deemed to have exercised its option to add Floor 35 of the Expansion Premises to the Premises; Tenant’s exercise of such option shall be deemed to have met the criteria for effectiveness as described in Section 2.4(a) of the Lease; the Base Rent, Base Year and Commencement Date for Floor 35 shall be as set forth in this Amendment; and Tenant’s right of first refusal and right of first offer as to Floor 35 set forth in Section 2.5 of the Lease shall be of no further force or effect.

          3. Delivery of Floor 35. Landlord shall deliver Floor 35 to Tenant, and Tenant shall accept delivery of Floor 35, as of 12:00 a.m. on December 18, 1999 (the “Floor 35 Lease Date”), in accordance with the provisions of Section 2.4 of the Lease.
          4. General Terms Upon Which Floor 35 Is Added to the Premises. Except as otherwise provided in this Paragraph 4, and except as the Lease is otherwise amended by this Amendment, Floor 35 shall be added to and become a part of the Premises as of the Floor 35 Lease Date, subject to and upon all of the terms and conditions of the Lease, including the provisions of Article 10 of the Lease regarding Alterations.
               4.1. Term. The Term for Floor 35 shall commence on the ninetieth (90th) day following the Floor 35 Lease Date, i.e. on March 17, 2000 (the “Floor 35 Commencement Date”), and shall end on the Expiration Date, i.e. on March 16, 2007.
               4.2. Rentable Area. Effective as of the Floor 35 Lease Date, the provision of the Basic Lease Information entitled, “Premises”, shall be amended in its entirety to read as follows:

Premises:	67,179 square feet of Rentable Area located on the 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-2
               4.3. Substitution of New Exhibit A-2. Effective as of the Floor 35 Lease Date, Exhibit A to the Lease shall be superseded in its entirety and Exhibit A-2, attached to this Amendment, is substituted in lieu thereof.
               4.4. Base Rent. Effective as of the Floor 35 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for Floor 35, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent given that the Floor 35 Commencement Date is not the first day of the month, as follows:

March 17, 2000
through March 16, 2001:	$85,792.50 per month

March 17, 2001
through March 16, 2002:	$87,381.25 per month

March 17, 2002
through March 16, 2003:	$88,970.00 per month

March 17, 2003
through March 16, 2004:	$90,558.75 per month

March 17, 2004
through March 16, 2005:	$92,147.50 per month

March 17, 2005
through March 16, 2006:	$93,736.25 per month

March 17, 2006
through March 16, 2007:	$95,325.00 per month
               4.5. Base Year. The Base Year for Floor 35 shall be 2000.
               4.6. Tenant’s Percentage Share. Effective as of the Floor 35 Commencement Date, the provision of the Basic Lease

Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
          Tenant’s Percentage Share: 10.23%
               4.7. Tenant’s Highrise Percentage Share. Effective as of Floor 35 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Highrise Percentage Share”, shall be amended in its entirety to read as follows:
          Tenant’s Highrise Percentage Share: 19.99%
The parties have discovered an error in Tenant’s Highrise Percentage Share for Floor 35 as stated in the Basic Lease Information. The Basic Lease Information states that percentage as 5.76%, whereas the correct percentage is 5.67%.
               4.8. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Tenant’s Broker, a commission in connection with the Brokers’ negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Lease with respect to this Paragraph 4.8.
               4.9. Amendment to Section 8.6.a. Effective as of the Floor 35 Lease Date, clause (i) of the first sentence of Section 8.6.a. of the Lease is amended by adding “35,” immediately preceding “36”.

          5. Initial Improvements to Floor 35.
               5.1. Definition of Floor 35 Work. Prior to the Floor 35 Commencement Date, Tenant shall perform certain improvements to Floor 35 to make Floor 35 suitable for Tenant’s initial occupancy of Floor 35, which improvements are more particularly described in the Floor 35 Work Letter attached hereto and hereby incorporated herein (the “Floor 35 Work”). The provisions of this Paragraph 5 and the Floor 35 Work Letter shall govern the performance of the Floor 35 Work.
               5.2. General Requirements. Tenant acknowledges and agrees that all improvements to Floor 35 made during the term of the Primary Telesis Lease require the prior written consent of Landlord and must be performed pursuant to the provisions of the Primary Telesis Lease. In addition, Tenant acknowledges and agrees that all improvements made by Tenant to Floor 35 during the term of the License Agreement and the Sublease, respectively, must also comply with the terms and provisions of the License Agreement and the Sublease, respectively. Accordingly, Tenant agrees that the Floor 35 Work shall be performed strictly in accordance with the terms and provisions of the License Agreement, the Sublease, and the Lease (as amended by this First Amendment), as the case may be, in effect at the time of the performance of the applicable portion of the Floor 35 Work. Without limiting the generality of the foregoing, Tenant agrees that (i) during the term of the License Agreement, Tenant shall not perform any portion of the Floor 35 Work without the prior written consent of Telesis, unless that portion of the work is specifically permitted by the License Agreement, and Tenant shall not perform any portion of the Floor 35 Work without the prior written consent of Landlord as provided in the Floor 35 Work Letter, unless that portion is described in the plans and specifications approved by Landlord delivered by Huntsman Architectural Group as of February 24, 1999, and identified as Plans 35A-3.0 dated 2/17/99, 35A-4.0 dated 2/16/99, and 35A-0 dated 2/16/99; (ii) during the term of the Sublease, Tenant shall not perform any portion of the Floor 35 Work without the prior written consent of Telesis, unless that portion is specifically permitted by the Sublease, and Tenant shall not perform any portion of Tenant’s Floor 35 Work without the prior written consent of Landlord as provided in the Floor 35 Work Letter; (iii) in the event of an early termination of the Primary Telesis Lease during the term of the Continued Occupancy Agreement, Tenant shall not perform any portion of the Floor 35 Work without the prior written consent of Landlord as provided in the Floor 35 Work Letter, and (iv) from and after the Floor 35 Lease Date, Tenant shall not perform any portion of the Floor 35 Work without the prior written consent of Landlord as provided in the Floor 35 Work Letter. Upon request of Landlord, Tenant shall deliver to

Landlord evidence of the written consent of Telesis to the portion of the Floor 35 Work performed during the term of the License Agreement or the Sublease, as applicable.
          6. Additional Directory Spaces. Effective as of the Floor 35 Lease Date, Tenant shall be entitled to nineteen (19) additional spaces in the Building directory in the Lobby, for a total of sixty-seven (67) such directory spaces.
          7. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          8. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.
          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited
partnership		liability company

By:	CUSHMAN & WAKEFIELD	By:	/s/ Shaugn Stanley

	OF CALIFORNIA, INC.		(signature)
as agent for
	THE PRUDENTIAL INSURANCE		Shaugn Stanley

	COMPANY OF AMERICA, a		(type or print name)
general partner
		Its:	CFO/Partner

By:	/s/ Agnes Duffy Wyman

(signature)

Agnes Duffy Wyman

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI
PROPERTIES WEST, INC.,
a general partner

By:	/s/ Joseph B. Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

SECOND AMENDMENT TO OFFICE LEASE
     THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of this 11th day of June, 1999, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), which Original Lease and First Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.
          B. Tenant desires to expand the Premises by adding to the Premises Floor 24 of the Expansion Premises.
          C. Landlord and Tenant are willing to add Floor 24 to the Premises, but only if certain amendments are made to the

Lease to implement the addition of Floor 24.
          D. In order to reflect the foregoing matters and effectuate the addition of Floor 24 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Agreement to Add Floor 24 to Premises. Landlord and Tenant hereby agree to add Floor 24 to the Premises on the terms and conditions set forth in this Amendment.
          3. Delivery of Floor 24. Landlord shall deliver Floor 24 to Tenant, and Tenant shall accept delivery of Floor 24, as of 12:00 a.m. on January 1, 2000 (the “Floor 24 Lease Date”), in accordance with the provisions of Section 2.4 of the Original Lease.
          4. General Terms Upon Which Floor 24 Is Added to the Premises. Except as otherwise provided in this Paragraph 4, and except as the Lease is otherwise amended by this Amendment, Floor 24 shall be added to and become a part of the Premises as of the Floor 24 Lease Date, subject to and upon all of the terms and conditions of the Original Lease, including the provisions of Article 10 of the Lease regarding Alterations.
               4.1. Term. The Term for Floor 24 shall commence on the ninetieth (90th) day following the Floor 24 Lease Date; i.e., on March 31, 2000 (the “Floor 24 Commencement Date”) and shall end on the Expiration Date; i.e., on March 16, 2007. Notwithstanding the provisions of Section 2.4(b) of the Original Lease to the contrary, Landlord and Tenant agree that if and when any additional Floor of the Expansion Premises is added to the Premises, Landlord shall not be required to set the Expiration Date for any such Floor coterminous with the Expiration Date for Floor 24.
               4.2. Rentable Area. Effective as of the Floor 24 Lease Date, the provision of the Basic Lease Information entitled, “Premises”, shall be amended in its entirety to read as follows:

Premises:	86,102 square feet of Rentable Area located on the 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-3
               4.3. Substitution of New Exhibit A-3. Effective as of the Floor 24 Lease Date, Exhibit A-2, which is attached to the First Amendment and which supersedes Exhibit A to the Original Lease, shall be superseded in its entirety and Exhibit A-3, attached to this Amendment, is substituted in lieu thereof.

               4.4. Base Rent. Effective as of the Floor 24 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Original Lease and the First Amendment, Tenant shall pay to Landlord as Base Rent for Floor 24, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent given that the Floor 24 Commencement Date is not the first day of the month, as follows:

March 31, 2000
through March 16, 2001:	$85,153.50 per month

March 17, 2001
through March 16, 2002:	$86,730.42 per month

March 17, 2002
through March 16, 2003:	$88,307.33 per month

March 17, 2003
through March 16, 2004:	$89,884.25 per month

March 17, 2004
through March 16, 2005:	$91,461.17 per month

March 17, 2005
through March 16, 2006:	$93,038.08 per month

March 17, 2006
through March 16, 2007:	$94,615.00 per month
               4.5. Base Year. The Base Year for Floor 24 shall be 2000.
               4.6. Tenant’s Percentage Share.
                    (a) Effective as of the date hereof, the provision of the Basic Lease Information entitled, “Tenant’s

Percentage Share”, as amended by the First Amendment, shall be amended in its entirety to read as follows:
          Tenant’s Percentage Share: 7.33%
          Effective as of the Floor 24 Lease Date, Tenant’s Percentage Share for Floor 24 shall be: 2.88%
          Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be : 2.90%
                    (b) Effective as of the date hereof, Section 1.1 of the Original Lease, entitled, “Escalation Rent”, shall be amended in its entirety to read as follows:
          Escalation Rent: The Tenant’s Percentage Share applicable to each portion of the Premises of the total Dollar increase, if any, in Building Operating Expenses as paid or incurred by Landlord in each calendar year, or part thereof, after the Base Year applicable to each portion of the Premises, over the amount of Base Building Operating Expenses, and the Tenant’s Percentage Share applicable to each portion of the Premises of the total Dollar increase, if any, in Building Property Taxes attributable to the tax year or years occurring in each such calendar year over the Base Building Property Taxes for the tax year or years occurring in the Base Year applicable to each portion of the Premises.
               4.7. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Tenant’s Broker, a commission in connection with the Brokers’ negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Original Lease with respect to this Paragraph 4.7.
               4.8. Amendment to Section 8.6.a. Effective as of the Floor 24 Lease Date, the first sentence of Section 8.6.a. of the Original Lease is amended as follows:
The base Building heat, ventilation and air conditioning system is designed to provide a maximum air volume (i) delivered to each of Floors 35, 36 and 37 included in the Premises of 12,400 cubic feet per minute, (ii) delivered to Floor 38 of the Premises of 8,400 cubic feet per minute, and (iii) delivered to Floor 24 of the Premises of 11,100 cubic feet per minute, and with the temperature of air at the point of delivery of 55E Fahrenheit.
          5. Floor 24 Delivered in “As-Is” Condition. Landlord and Tenant confirm that Floor 24 shall be delivered to Tenant in its “as-is” condition on the Floor 24 Lease Date, and Landlord shall have no obligation to make any alterations or improvements to Floor 24 prior to the Floor 24 Lease Date. The parties agree, however, that if at the time the named Tenant takes occupancy of Floor 24 for the purpose of making initial Alterations therein, then Landlord and Tenant shall perform the improvements more particularly described in the Addendum attached hereto and hereby incorporated herein. The provisions of this Paragraph 5 and the Addendum shall govern the performance of the work described in the Addendum.
          6. Additional Directory Spaces. Effective as of the

Floor 24 Lease Date, Tenant shall be entitled to nineteen (19) additional spaces in the Building directory in the Lobby, for a total of eighty-six (86) such directory spaces.
          7. Additional Parking Spaces. Effective as of the date of this Amendment, Tenant shall be entitled to thirteen additional (13) automobile valet parking spaces on the lower level of the Complex parking garage, for a total of forty-three (43) automobile valet parking spaces, on all of the terms and conditions set forth in Section 38.18 of the Original Lease.
          8. Sublease of Floor 24 Notwithstanding the provisions of Section 17.3(iii) of the Original Lease to the contrary, Landlord agrees that Tenant may sublease the entirety of Floor 24 to Charles Schwab & Co., Inc. for a term not to exceed three (3) years, commencing on the Floor 24 Lease Date and ending on December 31, 2002, provided that Tenant and such subletting comply with all of the other terms and conditions of Sections 17.5 (as of March 31, 2000 and then only if applicable), 17.6, and 17.7 of the Original Lease.
          9. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          10. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited
partnership		liability company

By:	CUSHMAN & WAKEFIELD	By:	/s/ Shaugn Stanley

	OF CALIFORNIA, INC.		(signature)
as agent for
	THE PRUDENTIAL INSURANCE		Shaugn Stanley

	COMPANY OF AMERICA, a		(type or print name)
general partner

		Its:	CFO/Partner

By:	/s/ Agnes Duffy Wyman

(signature)

Agnes Duffy Wyman

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI
PROPERTIES WEST, INC.,
a general partner

By:	/s/ Joseph B. Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

THIRD AMENDMENT TO OFFICE LEASE
     THIS THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of this 30th day of June, 1999, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”) and that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), which Original Lease, First Amendment, and Second Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.
          B. Tenant desires to expand the Premises by adding to the Premises a portion of Floor 22 of the Expansion Premises containing 10,392 square feet of Rentable Area (“Partial Floor 22”).
          C. Landlord and Tenant are willing to add Partial Floor 22 to the Premises, but only if certain amendments are made to the Lease to implement the addition of Partial Floor 22.
          D. In order to reflect the foregoing matters and effectuate the addition of Partial Floor 22 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Agreement to Add Partial Floor 22 to Premises. Prior to the date of this Amendment, Landlord and Tenant agreed to add Partial Floor 22 to the Premises on the terms and conditions set forth in this Amendment.
          3. Delivery of Partial Floor 22. Landlord delivered Partial Floor 22 to Tenant, and Tenant accepted delivery of Partial Floor 22, as of 12:00 a.m. on June 8, 1999 (the “Partial Floor 22 Lease Date”), in accordance with the provisions of that certain License Agreement dated June 8, 1999.

          4. General Terms Upon Which Partial Floor 22 Is Added to the Premises. Except as otherwise provided in this Paragraph 4, and except as the Lease is otherwise amended by this Amendment, Partial Floor 22 shall be added to and become a part of the Premises as of the Partial Floor 22 Lease Date, subject to and upon all of the terms and conditions of the Lease, including Section 2.4 and the provisions of Article 10 of the Original Lease regarding Alterations, except as otherwise set forth in this Amendment.
               4.1. Term. The Term for Partial Floor 22 shall commence on the ninetieth (90th) day following the Partial Floor 22 Lease Date (the “Partial Floor 22 Commencement Date”) and shall end on December 31, 2009, which date shall be the Expiration Date for Partial Floor 22, notwithstanding any provision of Section 2.4(b) of the Original Lease to the contrary. In addition, the parties hereby amend the second sentence of Section 2.4(b) of the Original Lease to add the words, “the 24th Floor and” to the two parenthetical phrases in that sentence.
               4.2. Rentable Area. Effective as of the Partial Floor 22 Lease Date, the provision of the Basic Lease Information entitled, “Premises”, shall be amended in its entirety to read as follows:

Premises:	96,494 square feet of Rentable Area located

on the 22nd, 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-4
               4.3. Substitution of New Exhibit A-4. Effective as of the Partial Floor 22 Lease Date, Exhibit A-3, which is attached to the Second Amendment and which supersedes Exhibit A-2 to the First Amendment and Exhibit A to the Original Lease, shall be superseded in its entirety and Exhibit A-4, attached to this Amendment, is substituted in lieu thereof.
               4.4. Base Rent. Effective as of the Partial Floor 22 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for Partial Floor 22, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent given that the Partial Floor 22 Commencement Date is not the first day of the month, as follows:

September 6, 1999
through March 16, 2000:	$45,898.00 per month

March 17, 2000
through March 16, 2001:	$46,764.00 per month

March 17, 2001
through March 16, 2002:	$47,630.00 per month

March 17, 2002
through March 16, 2003:	$48,496.00 per month

March 17, 2003
through March 16, 2004:	$49,362.00 per month

March 17, 2004
through March 16, 2005:	$50,228.00 per month

March 17, 2005
through March 16, 2006:	$51,094.00 per month

March 17, 2006
through December 31, 2009:	$51,960.00 per month
               4.5. Base Year. The Base Year for Partial Floor 22 shall be 2000.
               4.6. Tenant’s Percentage Share. Effective as of the Partial Floor 22 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
          Tenant’s Percentage Share: 7.33%
          Effective as of the Floor 24 Lease Date, Tenant’s Percentage Share for Floor 24 shall be: 2.88%
          Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be: 2.90%
          Effective as of the Partial Floor 22 Lease Date, Tenant’s Percentage Share for Partial Floor 22 shall be: 1.58%
               4.7. Obligations Under Section 2.4(d). Landlord and Tenant agree that, notwithstanding anything to the contrary contained in Section 2.4(d) of the Original Lease, the provisions of Section 2.4(d) apply to the balance of Floor 22 of the Expansion Premises, and Tenant has the absolute obligation to accept delivery of and add to the Premises each portion of the balance of Floor 22 of the Expansion Premises when and if the same becomes available.
               4.8. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Tenant’s Broker, a commission in connection with the Brokers’ negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Original Lease with respect to this Paragraph 4.8.
               4.9. Amendment to Section 8.6.a. Effective as of the Partial Floor 22 Lease Date, the first sentence of Section 8.6.a. of the Original Lease is amended as follows:
The base Building heat, ventilation and air conditioning system is designed to provide a maximum air volume (i) delivered to each of Floors 35, 36 and 37 included in the Premises of 12,400 cubic feet per minute, (ii) delivered to Floor 38 of the Premises of 8,400 cubic feet per minute, and (iii) delivered to Floors 22 and 24 of the Premises of 11,100 cubic feet per minute, and with the temperature of air at the point of delivery of 55º Fahrenheit.
          5. Partial Floor 22 Delivered in “As-Is” Condition. Landlord and Tenant confirm that Partial Floor 22 shall be delivered to Tenant in its “as-is” condition on the Partial Floor 22 Lease Date and Landlord shall have no obligation to make any alterations or improvements to Floor 22 in connection with such delivery except as otherwise provided in the Addendum attached hereto and hereby incorporated herein. The provisions of this Paragraph 5 and the Addendum shall govern the performance of the work described in the Addendum.
          6. Agreement as to Floor 23. The parties acknowledge that Floor 23 is part of the Expansion Premises as defined in the Original Lease. Tenant agrees that, notwithstanding anything to the contrary contained in Section 2.4(a) of the Original Lease, at such time as Floor 23 (or some portion thereof) becomes available for delivery to Tenant, Landlord shall have the right to withhold up to three thousand five hundred (3,500) square feet of the Rentable Area then available on Floor 23 as shown on the plan of Floor 23 attached hereto as Exhibit B for use as a property management office for the Complex (the “Withheld Portion of Floor 23”). If Tenant elects to exercise its option to expand with respect to the portion of Floor 23 identified in Landlord’s Expansion Notice, and Landlord subsequently determines that it no longer needs the Withheld Portion of Floor 23 for use as a property management office, Landlord shall have the right to require Tenant to accept delivery of the Withheld Portion of Floor 23 pursuant to the terms of Section 2.4(d) of the Original Lease. Landlord shall, at its sole cost and expense, construct all demising walls necessary to segregate the Withheld Portion of Floor 23 from the balance of Floor 23. In the event the construction of such demising walls necessitates the construction of corridors within Floor 23 in order to comply with Requirements, Landlord shall also construct all such corridors at its sole cost and expense. In addition, Landlord, at its sole cost and expense, shall re-route the heating, ventilating and air conditioning system serving Floor 23, as necessary to accommodate the multi-tenant nature of Floor 23.
          7. Additional Directory Spaces. Effective as of the Partial Floor 22 Lease Date, Tenant shall be entitled to ten (10) additional spaces in the Building directory in the Lobby, for a total of ninety-six (96) such directory spaces.
          8. Telecommunications Riser.
               8.1. Riser Letter. Landlord and Tenant entered into that certain letter agreement dated June 16, 1999 as to Landlord and June 17, 1999 as to Tenant (the “Riser Letter”) concerning Landlord’s installation of a telecommunications riser between Floor 22 and Floor 38 of the Building. Landlord and Tenant hereby agree that effective as of the date of this Amendment, the Riser Letter shall be superseded in its entirety by this Amendment.
               8.2. Riser Installation. Landlord shall install one (1) four (4)-inch riser between the 22nd and 38th Floors of the Building (the “Riser”). The Riser will be located in the telephone closet on each of the 22nd, 23rd, 24th, 25th, 35th,

36th, 37th, and 38th Floors of the Building. Landlord will work with Lera Electric and the other tenants in the Building to schedule the work to meet Tenant’s construction schedule. Landlord will install the Riser pursuant to the terms and provisions of the Lease at its sole cost and expense, subject to reimbursement by Tenant as provided in this Amendment.
               8.3. Riser Reimbursement. Tenant shall reimburse Landlord for the cost of the installation of the Riser within ten (10) days following its receipt of a statement of such costs from Landlord. Tenant’s failure to timely reimburse Landlord for such costs, or to otherwise comply with the terms and conditions of this Paragraph 8, shall be an Event of Default.
               8.4. Riser Rent. During the period commencing upon the completion of the installation of the Riser, and continuing until the expiration or prior termination of the Lease, Tenant shall pay Landlord the sum of Two Thousand Five Hundred and no/100s Dollars ($2,500.00) per month as Rent for the use of the Riser (the “Riser Rent”). The first installment of the Riser Rent shall be due and payable on the completion of the installation of the Riser and subsequent installments of Riser Rent shall be payable in the manner and at the times as provided in the Lease. In the event the completion of the installation of the Riser, and/or the expiration or prior termination of the Lease, does not occur on the first day of the month, the Riser

Rent for the partial month shall be prorated.
               8.5. Removal of Riser Equipment. Upon the expiration or prior termination of the Lease, Tenant shall remove all of its cable, telecommunications equipment, and any other personal property installed by or on behalf of Tenant in the Riser, and deliver the Riser to Landlord in empty, good condition and repair. Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Lease shall apply to the Riser and Tenant’s use thereof.
          9. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          10. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited
partnership		liability company

By:	CUSHMAN & WAKEFIELD	By:	/s/ Shaugn Stanley

	OF CALIFORNIA, INC.		(signature)
as agent for
	THE PRUDENTIAL INSURANCE		Shaugn Stanley

	COMPANY OF AMERICA, a		(type or print name)
general partner

		Its:	CFO/Partner

By:	/s/ Agnes Duffy Wyman

(signature)

Agnes Duffy Wyman

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI
PROPERTIES WEST, INC.,
a general partner

By:	/s/ Joseph B. Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

FOURTH AMENDMENT TO OFFICE LEASE
     THIS FOURTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of this 27th day of September, 1999, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), and that certain Third Amendment to Office Lease, dated as of June 30, 1999, which Original Lease, First Amendment, Second Amendment and Third Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.
          B. Tenant desires to expand the Premises by adding to

the Premises a portion of Floor 22 of the Expansion Premises containing 276 square feet of Rentable Area (the “276 Square Foot Portion of Floor 22”).
          C. Landlord and Tenant are willing to add the 276 Square Foot Portion of Floor 22 to the Premises, but only if certain amendments are made to the Lease to implement the addition of the 276 Square Foot Portion of Floor 22.
          D. In order to reflect the foregoing matters and effectuate the addition of the 276 Square Foot Portion of Floor 22 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Delivery of the 276 Square Foot Portion of Floor 22. Landlord and Tenant confirm that Landlord delivered the 276 Square Foot Portion of Floor 22 to Tenant, and Tenant accepted delivery of the 276 Square Foot Portion of Floor 22, as of 12:00 a.m. on August 1, 1999 (the “the 276 Square Foot Portion of Floor 22 Lease Date”).

          3. General Terms Upon Which the 276 Square Foot Portion of Floor 22 Is Added to the Premises. Except as otherwise provided in this Paragraph 3, and except as the Lease is otherwise amended by this Amendment, the 276 Square Foot Portion of Floor 22 shall be deemed added to and to have become a part of the Premises as of the 276 Square Foot Portion of Floor 22 Lease Date, subject to and upon all of the terms and conditions of the Lease, including Section 2.4 and the provisions of Article 10 of the Original Lease regarding Alterations, except as otherwise set forth in this Amendment.
               3.1. Term. The Term for the 276 Square Foot Portion of Floor 22 shall commence on the Partial Floor 22 Commencement Date, as defined in the Third Amendment, and shall end on December 31, 2009, which date shall be the Expiration Date for the 276 Square Foot Portion of Floor 22, notwithstanding any provision of Section 2.4(b) of the Original Lease to the contrary.
               3.2. Rentable Area. Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, the provision of the Basic Lease Information entitled, “Premises”, shall be amended in its entirety to read as follows:

Premises:	96,770 square feet of Rentable Area located on the 22nd, 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-5

               3.3. Substitution of New Exhibit A-5. Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, Exhibit A-4, which is attached to the Third Amendment and which supersedes Exhibit A-3, which is attached to the Second Amendment, which supersedes Exhibit A-2 to the First Amendment, which supersedes Exhibit A to the Original Lease, shall be superseded in its entirety and Exhibit A-5, attached to this Amendment, is substituted in lieu thereof.
               3.4. Base Rent. Effective as of the Partial Floor 22 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for the 276 Square Foot Portion of Floor 22, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent given that the Partial Floor 22 Commencement Date is not the first day of the month, as follows:

September 6, 1999
through March 16, 2000:	$1,219.00 per month

March 17, 2000
through March 16, 2001:	$1,242.00 per month

March 17, 2001
through March 16, 2002:	$1,265.00 per month

March 17, 2002
through March 16, 2003:	$1,288.00 per month

March 17, 2003
through March 16, 2004:	$1,311.00 per month

March 17, 2004
through March 16, 2005:	$1,334.00 per month

March 17, 2005
through March 16, 2006:	$1,357.00 per month

March 17, 2006
through December 31, 2009:	$1,380.00 per month
               4.5. Base Year. The Base Year for the 276 Square Foot Portion of Floor 22 shall be 2000.
               4.6. Tenant’s Percentage Share. Effective as of the 276 Square Foot Portion of Floor 22 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
Tenant’s Percentage Share: 7.33%
Effective as of the Floor 24 Lease Date, Tenant’s Percentage Share for Floor 24 shall be: 2.88%

Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be: 2.90%

Effective as of the Partial Floor 22 Lease Date, Tenant’s Percentage Share for Partial Floor 22, as defined in the Third Amendment, shall be: 1.58%

Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, Tenant’s Percentage Share for the 276 Square Foot Portion of Floor 22 shall be: .042%
               3.7. Obligations Under Section 2.4(d). Landlord and Tenant agree that, notwithstanding anything to the contrary contained in Section 2.4(d) of the Original Lease, the provisions of Section 2.4(d) apply to the balance of Floor 22 of the Expansion Premises, and Tenant has the absolute obligation to accept delivery of and add to the Premises each portion of the balance of Floor 22 of the Expansion Premises when and if the same becomes available.
               3.8. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Tenant’s Broker, a commission in connection with the Brokers’ negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Original Lease with respect to this Paragraph 3.8.
          4. The 276 Square Foot Portion of Floor 22 Delivered in “As-Is” Condition. Landlord and Tenant confirm that the 276 Square Foot Portion of Floor 22 was delivered to Tenant in its “as-is” condition on the 276 Square Foot Portion of Floor 22 Lease Date, and that Landlord shall have no obligation to make any alterations or improvements to the 276 Square Foot Portion of Floor 22 in connection with such delivery. All work to the 276 Square Foot Portion of Floor 22 shall be done by Tenant pursuant to the terms and provisions of the Third Amendment.
          5. Extension of Telecommunications Riser.
               5.1 Extension Riser Letter. Landlord and Tenant entered into that certain letter agreement dated August 27, 1999, (the “Extension Riser Letter”) concerning Landlord’s installation of the “Extension Riser” defined in Paragraph 5.2 below. Landlord and Tenant hereby agree that effective as of the date of this Amendment, the Extension Riser Letter shall be superseded in its entirety by this Amendment.
               5.2. Riser Installation. In addition to the Riser provided for in the Third Amendment, Landlord shall install one (1) four (4)-inch riser between the Service Level of the Building and the 22nd Floor of the Building (the “Extension Riser”). The Extension Riser will be located in the telephone closets on the 21st through the Service Level Floors of the Building. Landlord will work with Lera Electric and the other tenants in the Building to schedule the work to meet Tenant’s construction schedule. Landlord will install the Extension Riser pursuant to the terms and provisions of the Lease at its sole cost and expense, subject to reimbursement by Tenant as provided in this Amendment.
               5.3. Riser Reimbursement. Tenant shall reimburse Landlord for the cost of the installation of the Extension Riser within ten (10) days following its receipt of a statement of such costs from Landlord. Tenant’s failure to timely reimburse Landlord for such costs, or to otherwise comply with the terms and conditions of this Paragraph 5, shall be an Event of Default.
               5.4. Extension Riser Rent. During the period commencing upon the completion of the installation of the

Extension Riser, and continuing until the expiration or prior termination of the Lease, Tenant shall pay Landlord the sum of Two Thousand Five Hundred and no/100s Dollars ($2,500.00) per month as Rent for the use of the Extension Riser (the “Extension Riser Rent”). The first installment of the Extension Riser Rent shall be due and payable on the completion of the installation of the Extension Riser and subsequent installments of Extension Riser Rent shall be payable in the manner and at the times as provided in the Lease. In the event the completion of the installation of the Extension Riser, and/or the expiration or prior termination of the Lease, does not occur on the first day of the month, the Extension Riser Rent for the partial month shall be prorated.
               5.5. Removal of Extension Riser Equipment. Upon the expiration or prior termination of the Lease, Tenant shall remove all of its cable, telecommunications equipment, and any other personal property installed by or on behalf of Tenant in the Extension Riser, and deliver the Extension Riser to Landlord in empty, good condition and repair. Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Lease shall apply to the Extension Riser and Tenant’s use thereof.
          6. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          7. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited
partnership		liability company

By:	CUSHMAN & WAKEFIELD	By:	/s/ Shaugn Stanley

	OF CALIFORNIA, INC.		(signature)
as agent for
THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA, a
general partner

By:	/s/ Agnes Duffy Wyman

(signature)

Agnes Duffy Wyman

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI
PROPERTIES WEST, INC.,
a general partner

By:	/s/ Joseph B. Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

FIFTH AMENDMENT TO OFFICE LEASE
     THIS FIFTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of this 19th day of November, 1999, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 1999 (“Fourth Amendment”), that certain letter agreement dated July 9, 1999 (the “July 9, 1999, Letter Agreement”), and that certain letter agreement dated October 16, 1999 (the “October 16, 1999, Letter Agreement”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, July 9, 1999, Letter Agreement, and

October 16, 1999, Letter Agreement are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.
          B. Tenant desires to expand the Premises by adding to the Premises the Generator Area pursuant to Section 2.3 of the Lease.
          C. Landlord and Tenant are willing to add the Generator Area to the Premises, but only if certain amendments are made to the Lease to implement the addition of the Generator Area.
          D. In order to reflect the foregoing matters and effectuate the addition of the Generator Area to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Approval of Generator Area and Generator.

               2.1. Governmental Permits and Approvals. Tenant represents to Landlord that, to the best of its knowledge, Tenant has obtained or will obtain by December 15, 1999, all permits and approvals from all governmental agencies having jurisdiction under applicable Requirements for the installation, operation, testing and maintenance of the Generator in the Complex (the “Generator Permits”), and that the Generator Permits accurately reflect the location of the Generator Area and the design and specifications for the Generator. Tenant represents to Landlord that Tenant has delivered or will deliver by December 15, 1999, true and complete copies of the Generator Permits to Landlord.
               2.2. Landlord’s Approval. Landlord confirms that it approved the location of the Generator Area established in the applications for the Generator Permits, which location is shown on Exhibit A-6, attached hereto and incorporated herein, and the design and specifications for the Generator established pursuant to the applications for the Generator Permits, as well as all appurtenant installations to the Generator (such as fuel lines, fuel tank, exhaust fans, ducts and vents), on November 19, 1999 (the “Generator Area Lease Date”). Landlord’s approval is expressly subject to the rights of Schwab as described in Section 2.3(c) of the Lease. Tenant acknowledges that the Generator is designed to serve only Floors 23 though 38 of the Building which are or become part of the Premises. In the event Tenant desires to modify the Generator or Generator Area to serve additional portions of the Premises, or for any other purpose, all such modifications shall be subject to Landlord’s approval as provided in the Lease. The design and specifications for the Generator (including all fuel lines, fuel tanks, exhaust fans, cabling within risers, and other equipment serving the Generator) are described in Exhibit B attached hereto and incorporated herein. All of the equipment described in Exhibit B or installed by or on behalf of Tenant in the Generator Area is deemed part of the Generator for all purposes of Section 2.3 of the Original Lease, even if not described in Exhibit B, and any portion of the Complex wherein any portion of the Generator is located shall be deemed part of the Generator Area, even if not included in the Generator Permits or shown on Exhibit A-6. Notwithstanding the foregoing, the risers referred to in Section 2.3 of the Lease are not part of the Generator Area, although the equipment installed in those risers is part of the Generator.
          3. Delivery of the Generator Area. Landlord and Tenant confirm that Landlord delivered the Generator Area to Tenant, and Tenant accepted delivery of the Generator Area, in its “as is” condition as of 12:00 a.m. on the Generator Area Lease Date.
          4. Terms Upon Which the Generator Area Is Added to the Premises. The Generator Area shall be deemed added to and to have become a part of the Premises as of the Generator Area Lease Date, subject to and upon all of the terms and conditions of the Lease, including without limitation Section 2.3(c) and the provisions of Article 10 of the Lease regarding Alterations, except as otherwise set forth in this Amendment.
               4.1. Term. The Term for the Generator Area shall commence on the Generator Area Lease Date and shall end on March 16, 2007, subject to the provisions of Sections 2.3(a) and 3.2 of the Lease.
               4.2. Rentable Area. Effective as of the Generator Area Lease Date, the provision of the Basic Lease Information entitled, “Premises” shall be amended in its entirety to read as follows:

Premises:	97,705 square feet of Rentable Area located on the Service Level, 22nd, 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-6
               4.3. Substitution of New Exhibit A-6. Effective as of the Generator Area Lease Date, Exhibit A-5, which is attached to the Fourth Amendment, shall be superseded in its entirety and Exhibit A-6, attached to this Amendment, is substituted in lieu thereof.
               4.4. Base Rent. Effective as of the Generator Area Lease Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to

Landlord as Base Rent for the Generator Area, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent if the Generator Area Lease Date is not the first day of the month, the sum of $1,402.50 per month. The initial Base Rent for the Generator Area provided for in this Paragraph 4.4 shall be increased by the percentage of increase, if any, in the Consumer Price Index, All Items, for the San Francisco-Oakland-San Jose Area, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84 = 100)(“Index”). If the Index changes so that the base year differs from that specified above, then the Index shall be converted to the 1982-84 base in accordance with the conversion factor published by the Bureau of Labor Statistics. If the Index is discontinued or revised, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. The Index published nearest to the Generator Area Lease Date shall be the “Beginning Index”. The Index published most recently before the applicable “Adjustment Date” (as defined below) shall be the “Adjustment Index”. The “Adjustment Dates” shall be the yearly anniversary date of the Generator Area Lease Date. On each Adjustment Date, the Base Rent for the Generator Area shall be adjusted by multiplying the initial Base Rent under this Paragraph 4.4 by a fraction, the numerator of which fraction is the applicable Adjustment Index and the denominator of which fraction is the Beginning Index. In no event shall Base Rent be reduced pursuant to the foregoing calculation.
               4.5. Emergency Power System. Tenant shall monitor the Generator and related alarms. Tenant shall not disconnect any emergency exit, stair, vestibule, Floor light fixtures, lighting control panels, automation panels or life safety panels serving the Building and reconnect them to the Generator.
          5. Schwab’s Rights in the Generator Area. As provided in Section 2.3(c) of the Lease, Tenant’s rights in the Generator Area are expressly made subject to Schwab’s rights to install a generator in the Generator Area. In the event Landlord approves Schwab’s use of the Generator Area for the installation of a generator and the Generator Area becomes part of Schwab’s premises, neither the Generator Area nor the Base Rent payable by Tenant for the Generator Area shall be reduced unless the Generator Area is required to be reduced by Requirements, and so long as the Generator Area is part of the Premises, in no event shall Tenant’s indemnity obligations contained in the Lease be reduced as a result of Schwab’s use of the Generator Area or the inclusion of the Generator Area in Schwab’s premises.
          6. Elevator Alterations.

          6.1. VIP Service System. Pursuant to the Lease, Tenant requested that Landlord install, at Tenant’s sole cost and expense, a VIP service system for Car No. 15 of the highrise elevator bank in the Building. Landlord has informed Tenant that the cost of installing the VIP service system is $53,249. Tenant shall pay to Landlord Landlord’s actual cost of installing the VIP service system within thirty (30) days of Landlord’s written demand, accompanied by invoices.
               6.2. Card Reader System. In connection with the installation of the VIP service system, Tenant requested that Landlord install a card reader system in Car No. 15. Landlord has informed Tenant that the cost of installing the card reader system is $15,875.14, and that the cost of the cards is $10.00 each, with replacement cards at a cost of $15.00 each. Pursuant to the July 9, 1999, Letter Agreement, Tenant shall pay to Landlord fifty percent (50%) of Landlord’s actual cost of installing the card reader system, and the cost of each card requested by Tenant within thirty (30) days of Landlord’s written demand, accompanied by invoices. Tenant further agrees that it shall pay to Landlord, within thirty (30) days of written demand, fifty percent (50%) of all costs incurred by Landlord in maintaining the card reader system during the Term.
               6.3. Elevator Keypads. In connection with the installation of the VIP service system, Tenant requested that

Landlord install keypads on certain Floors of the Premises. Landlord has informed Tenant that the cost of installing the keypads is $1,679 per keypad. Tenant shall notify Landlord of the Floors on which Tenant wishes Landlord to install the keypads, and Tenant shall pay Landlord, within thirty (30) days of written demand, the actual cost to install each keypad installed by Landlord at Tenant’s request. Tenant further agrees that it shall pay to Landlord, within thirty (30) days of written demand, all costs incurred by Landlord in maintaining and programming the VIP service system during the Term.
          7. Second Telecommunications Riser.
               7.1. Second Riser Agreement. Landlord and Tenant have agreed that Landlord shall install a telecommunications riser between Floor 32 and Floor 37 of the Building on the terms and conditions set forth in this Amendment.
               7.2. Second Riser Installation. Landlord shall install one (1) four (4)-inch riser between the 32nd and 37th Floors of the Building (the “Second Riser”). The Second Riser will be located in the telephone closet on each of the 32nd, 33rd, 34th, 35th, 36th, and 37th Floors of the Building. Landlord will work with Lera Electric and the other tenants in the Building to schedule the work to meet Tenant’s construction schedule. Landlord will install the Second Riser pursuant to the terms and provisions of the Lease at its sole cost and expense, subject to reimbursement by Tenant as provided in this Amendment.
               7.3. Second Riser Reimbursement. Tenant shall reimburse Landlord for the actual cost of the installation of the Second Riser within thirty (30) days following its receipt of a statement of such costs from Landlord, accompanied by invoices. Tenant’s failure to timely reimburse Landlord for such costs, or to otherwise comply with the terms and conditions of this Paragraph 7, shall be an Event of Default.
               7.4. Second Riser Rent. During the period commencing upon the completion of the installation of the Second Riser, and continuing until the expiration or prior termination of the Lease, Tenant shall pay Landlord the sum of One Thousand and no/100s Dollars ($1,000.00) per month as Rent for the use of the Second Riser (the “Second Riser Rent”). The first installment of the Second Riser Rent shall be due and payable on the completion of the installation of the Second Riser and subsequent installments of Riser Rent shall be payable in the manner and at the times as provided in the Lease. In the event the completion of the installation of the Second Riser, and/or the expiration or prior termination of the Lease, does not occur on the first day of the month, the Second Riser Rent for the partial month shall be prorated.

               7.5. Removal of Second Riser Equipment. Upon the expiration or prior termination of the Lease, Tenant shall remove all of its cable, telecommunications equipment, and any other personal property installed by or on behalf of Tenant in the Riser, and deliver the Second Riser to Landlord in empty, good condition and repair. Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Lease shall apply to the Second Riser and Tenant’s use thereof.
          8. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          9. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited
partnership		liability company

By:	CUSHMAN & WAKEFIELD	By:	/s/ David Baylor

	OF CALIFORNIA, INC.		(signature)
as agent for
	THE PRUDENTIAL INSURANCE		David Baylor

	COMPANY OF AMERICA, a		(type or print name)
general partner

By:	/s/ Ellen M. Kovach		Its: General Counsel

(signature)

Ellen M. Kovach

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI
PROPERTIES WEST, INC.,
a general partner

By:	/s/ Joseph B. Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

SIXTH AMENDMENT TO OFFICE LEASE
     THIS SIXTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of this 9th day of June, 2000, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 1999 (“Fourth Amendment”), and that certain Fifth Amendment to Office Lease, dated as of November 19, 1999 (“Fifth Amendment”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.

          B. Tenant desires to expand the Premises by adding to the Premises a portion of Floor 23 of the Expansion Premises containing 15,423 square feet of Rentable Area (“Partial Floor 23”).
          C. Landlord and Tenant are willing to add Partial Floor 23 to the Premises, but only if certain amendments are made to the Lease to implement the addition of Partial Floor 23.
          D. In order to reflect the foregoing matters and effectuate the addition of Partial Floor 23 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Delivery of Partial Floor 23; Withheld Portion of Floor 23.
               2.1. Delivery of Partial Floor 23. Landlord shall deliver Partial Floor 23 to Tenant, and Tenant shall accept delivery of Partial Floor 23, as of 12:00 a.m. on December 18, 2000 (the “Partial Floor 23 Lease Date”); provided, however, that if Landlord for any reason whatsoever cannot deliver Partial Floor 23 to Tenant by the Partial Floor 23 Lease Date, this Amendment shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss resulting therefrom. No delay in delivery of Partial Floor 23 for any reason whatsoever shall operate to extend the Expiration Date or Term (defined below) for Partial Floor 23.
               2.2. Withheld Portion of Floor 23. Pursuant to Section 6 of the Third Amendment, Landlord hereby exercises its right to withhold approximately three thousand five hundred (3,500) square feet of Rentable Area on Floor 23, which constitutes the balance of Floor 23 and is defined in the Third Amendment as the “Withheld Portion of Floor 23”. Landlord will diligently explore locating its property management office in another portion of the Building prior to the Partial Floor 23 Lease Date. If Landlord finds another location for such office more than thirty (30) days prior to the Partial Floor 23 Lease Date, Landlord shall provide Tenant with written notice thereof at least thirty (30) days prior to the Partial Floor 23 Lease Date, and then Landlord shall deliver the Withheld Portion of Floor 23 to Tenant on the Partial Floor 23 Lease Date on all of the terms and conditions contained in this Amendment. In the event Landlord delivers the Withheld Portion of Floor 23 on the Partial Floor 23 Lease Date, all references in this Amendment to “Partial Floor 23” shall be deemed to include the Withheld Portion of Floor 23, unless otherwise expressly stated to the contrary. If Landlord is not successful in finding another location for its property management office prior to the Partial Floor 23 Lease Date, and Landlord subsequently determines it no longer needs the Withheld Portion of Floor 23 as a property management office, then Landlord, upon giving Tenant at least thirty (30) days’ prior written notice, shall have the right to require Tenant to accept delivery of the Withheld Portion of Floor 23 subsequent to the Partial Floor 23 Lease Date pursuant to all of the terms and conditions contained in this Amendment, including (without limitation) the commencement of the Term

(which shall commence on the ninetieth (90th) day following the date Landlord delivers the Withheld Portion of Floor 23 to Tenant), the Expiration Date, Base Rent, and Base Year, notwithstanding the terms and provisions of Section 2.4(d) of the Lease to the contrary, and upon such delivery, all references in this Amendment to “Partial Floor 23” shall be deemed to include the Withheld Portion of Floor 23, unless otherwise expressly stated to the contrary.
          3. General Terms Upon Which Partial Floor 23 Is Added to the Premises. Except as otherwise provided in this Paragraph 3 and except as the Lease is otherwise amended by this Amendment, Partial Floor 23 shall be added to and become a part of the Premises as of the Partial Floor 23 Lease Date, subject to and upon all of the terms and conditions of the Lease, including without limitation Section 2.4 and the provisions of Article 10 of the Lease regarding Alterations, except as otherwise set forth in this Amendment.
               3.1. Term. The Term for Partial Floor 23 shall commence on the ninetieth (90th) day following the Partial Floor 23 Lease Date (the “Partial Floor 23 Commencement Date”), and shall end on December 31, 2009, which date shall be the Expiration Date for Partial Floor 23, notwithstanding any provision of Section 2.4(b) of the Lease to the contrary.
               3.2. Rentable Area. Effective as of the Partial Floor 23 Lease Date, the provision of the Basic Lease Information entitled, “Premises” shall be amended in its entirety to read as follows:

Premises:	113,128 square feet (or 116,628 square feet if the Withheld Portion of Floor 23 is also delivered to Tenant) of Rentable Area located on the Service Level, 22nd, 23rd, 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-7.

               3.3. Substitution of New Exhibit A-7. Effective as of the Partial Floor 23 Lease Date, Exhibit A-6, which is attached to the Fifth Amendment, shall be superseded in its entirety and Exhibit A-7, attached to this Amendment, is substituted in lieu thereof.
               3.4. Base Rent. Effective as of Partial Floor 23 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for Partial Floor 23, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent if the Partial Floor 23 Commencement Date is not the first day of the month, as follows:

March 18, 2001, through December 31, 2004:	$115,672.50 per month (or
$141,922.50 per month if the
Withheld Portion of Floor 23 is also
delivered to Tenant)

January 1, 2005, through December 31, 2009:	$128,525.00 per month (or
$157,691.67 per month if the
Withheld Portion of Floor 23 is also
delivered to Tenant)
               3.5. Base Year. The Base Year for the Partial Floor 23 (and for the Withheld Portion of Floor 23 if the Withheld Portion of Floor 23 is also delivered to Tenant) shall be 2001.
               3.6. Tenant’s Percentage Share. Effective as of the Partial Floor 23 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
Tenant’s Percentage Share: 7.33%
Effective as of the Floor 24 Lease Date, Tenant’s Percentage Share for Floor 24 shall be: 2.88%

Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be: 2.90%
Effective as of the Partial Floor 22 Lease Date, Tenant’s Percentage Share for Partial Floor 22, as defined in the Third Amendment, shall be: 1.58%
Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, Tenant’s Percentage Share for the 276 Square Foot Portion of Floor 22 shall be: .042%
Effective as of the Partial Floor 23 Lease Date, Tenant’s Percentage Share for Partial Floor 23 shall be: 2.35% (or 2.88% if the Withheld Portion of Floor 23 is also delivered to Tenant)
               3.7. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Montgomery Advisors, whom the parties agree shall be deemed to be Tenant’s Broker for purposes of this Amendment, a commission in connection with the negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Lease with respect to this Paragraph 3.7.
               3.8. Amendment to Section 8.6.a. Effective as of the Partial Floor 23 Lease Date, the first sentence of Section 8.6.a. of the Lease is amended as follows:
The base Building heat, ventilation and air conditioning system is designed to provide a maximum air volume (i) delivered to each of Floors 35, 36 and 37 included in the Premises of 12,400 cubic feet per minute, (ii) delivered to Floor 38 of the Premises of 8,400 cubic feet per minute, and (iii) delivered to Floors 22, 23 and 24 of the Premises of 11,100 cubic feet per minute, and with the temperature of air at the point of delivery of 55° Fahrenheit.

          4. Partial Floor 23 to be Delivered in “As-Is” Condition. Landlord and Tenant confirm that Partial Floor 23 shall be delivered to Tenant in its “as-is” condition on the Partial Floor 23 Lease Date, and that Landlord shall have no obligation to make any alterations or improvements to Partial Floor 23 in connection with such delivery. All work to Partial Floor 23 is an Alteration and shall be performed by Tenant, at its sole cost and expense, pursuant to the terms and provisions of Article 10 of the Lease and the Pacific Telesis Center Construction & Remodeling Guide. In the event Landlord locates its property management office in the Withheld Portion of Floor 23 Landlord shall, at its sole cost and expense, construct the improvements contemplated by Section 6 of the Third Amendment prior to the Partial Floor 23 Commencement Date.
          5. Additional Directory Spaces and Parking Spaces. Effective as of the Partial Floor 23 Lease Date, Tenant shall be entitled to ten (10) additional spaces in the Building directory in the Lobby and two (2) additional automobile valet parking spaces.
          6. Construction of Staircases. Tenant shall have the right to construct, at its sole cost and expense, two (2) interior staircases within the Premises, one of which shall connect Partial Floor 23 with Floor 24 and the other of which shall connect Floor 35 with Floor 36. Tenant shall have the right to commence the construction of the staircase to connect Floor 35 with Floor 36 at any time following the date of this Amendment. Tenant shall have the right to commence the construction of the staircase to connect Partial Floor 23 with Floor 24 at any time following the Partial Floor 23 Lease Date. All such construction is an Alteration and shall be performed in accordance with Article 10 of the Lease and the Pacific Telesis Center Construction

& Remodeling Guide. Pursuant to Section 10.3 of the Lease, Landlord hereby notifies Tenant that Landlord reserves the right to require Tenant to remove the staircases described in this Paragraph 6 prior to the expiration of the Term of the Lease or its prior termination, which in the case of the staircase that connects Partial Floor 23 with Floor 24 shall be the date on which the Lease shall first expire or terminate with respect to either of those Floors, and with respect to Floors 35 with 36 shall be the date on which the Lease shall first expire or terminate with respect to either of those Floors.
          7. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          8. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited liability company
partnership

		By:	/s/ Shaugn Stanley

By:	CUSHMAN & WAKEFIELD		(signature)
OF CALIFORNIA, INC.
	as agent for		Shaugn Stanley

	THE PRUDENTIAL INSURANCE		(type or print name)
COMPANY OF AMERICA, a
general partner
		Its:	CFO/Partner

By:	/s/ Ellen M. Kovach

(signature)

Ellen M. Kovach

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC.,
as agent for NLI PROPERTIES
WEST, INC.,
a general partner

By:	/s/ Joseph B. Dobronyi

(signature)

Joseph B. Dobronyi

(type or print name)

Its:	Director

SEVENTH AMENDMENT TO OFFICE LEASE
     THIS SEVENTH AMENDMENT TO OFFICE LEASE (this “Amendment” or “Seventh Amendment”) is made and entered into as of this 31st day of July, 2000, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 1999 (“Fourth Amendment”), that certain letter agreement dated July 9, 1999 (the “July 9, 1999, Letter Agreement”),that certain letter agreement dated October 16, 1999,(the “October 16, 1999, Letter Agreement”),that certain Fifth Amendment to Office Lease, dated as of November 19, 1999 (“Fifth Amendment”), and that certain Sixth Amendment to Office Lease, dated as of June 9, 2000 (“Sixth Amendment”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, July 9, 1999, Letter Agreement, October 16, 1999, Letter Agreement, Fifth Amendment and Sixth Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.

          B. In Paragraph 4.7 of the Third Amendment, Landlord and Tenant have agreed that, notwithstanding anything to the contrary contained in Section 2.4(d) of the Original Lease, Tenant has the absolute obligation to accept delivery of and add to the Premises each portion of the balance of Floor 22 of the Expansion Premises as the same becomes available.
          C. Tenant desires to expand the Premises by adding to the Premises a portion of Floor 22 of the Expansion Premises containing 7,883 square feet of Rentable Area and commonly known as Suite 2250 (“Suite 2250”), and to make certain changes relating to elevator service and communications risers.
          D. Landlord and Tenant are willing to add Suite 2250 to the Premises, but only if Tenant pays a termination fee with respect to the existing tenant lease for Suite 2250 and certain amendments are made to the Lease to implement the addition of Suite 2250.
          E. In order to reflect the foregoing matters and effectuate the addition of Suite 2250 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Delivery of Suite 2250; Termination Fee.
               2.1. Delivery of Suite 2250. Landlord shall deliver Suite 2250 to Tenant, and Tenant shall accept delivery of Suite 2250, as of 12:00 a.m. on August 1, 2000(the “Balance of Floor 22 Lease Date”); provided, however, that if Landlord for any reason whatsoever cannot deliver Suite 2250 to Tenant by the Suite 2250 Lease Date, this Amendment shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss resulting therefrom. No delay in delivery of Suite 2250 for any reason whatsoever shall operate to extend the Suite 2250 Commencement Date or the Expiration Date for Suite 2250 (as such terms are defined below).
               2.2. Termination Fee. Concurrent with the execution and delivery of this Amendment by Tenant, Tenant agrees to deliver to Landlord a termination fee in the amount of Seventy-Five Thousand Dollars ($75,000)(the “Termination Fee”), which Landlord will then pay to the existing tenant of Suite 2250, Finova Capital Corporation, a Delaware corporation (“Finova”), as consideration for Finova to terminate its existing lease for Suite 2250 and surrender such space to Landlord in order to make such space available for lease by Tenant.
          3. General Terms Upon Which Partial Floor 22 Is Added to the Premises. Except as otherwise provided in this Paragraph 3 and except as the Lease is otherwise amended by this Amendment, Suite 2250 shall be added to and become a part of the Premises as of the Suite 2250 Lease Date, subject to and upon all of the terms and conditions of the Lease, including without limitation Section 2.4 and the provisions of Article 10 of the Lease regarding Alterations, except as otherwise set forth in this Amendment.
               3.1. Term. The Term for Suite 2250 shall commence on October 30, 2000 (the “Balance of Floor 22 Commencement Date”), and shall end on December 31, 2009, which date shall be the Expiration Date for Suite 2250, notwithstanding any provision of Section 2.4(b) of the Lease to the contrary.
               3.2. Rentable Area. Effective as of the Suite 2250 Lease Date, the provision of the Basic Lease Information entitled, “Premises” shall be amended in its entirety to read as follows:

Premises:	105,588 square feet (which shall increase to 121,011 square feet on the Partial Floor 23 Lease Date (as defined in the Sixth Amendment), or to 124,511 square feet if the Withheld Portion of Floor 23 (as defined in the Sixth Amendment) is also delivered to Tenant) of Rentable Area located on the Service Level, 22nd, 23rd,

24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-8.
               3.3. Substitution of New Exhibit A-8. Effective as of the Suite 2250 Lease Date, Exhibit A-7, which is attached to the Sixth Amendment, shall be superseded in its entirety and Exhibit A-8, attached to this Amendment, is substituted in place thereof.
               3.4. Base Rent. Effective as of the Suite 2250 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for Suite 2250, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent if the Suite 2250 Commencement Date is not the first day of the month, as follows:

August 1, 2000, through December 31, 2000:	$56,979.64 per month
January 1, 2001, through March 31, 2001:	$0
April 1, 2001, through September 30, 2003:	$56,979.64 per month
October 1, 2003, through December 31, 2004:	$59,122.50 per month
January 1, 2005, through December 31, 2009:	$65,691.57 per month
               3.5. Base Year. The Base Year for Suite 2250 shall be 2000.
               3.6. Tenant’s Percentage Share. Effective as of the Suite 2250 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
Tenant’s Percentage Share: 7.33%
Effective as of the Floor 24 Lease
Date, Tenant’s Percentage Share for
Floor 24 shall be: 2.88%
Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be: 2.90%

Effective as of the Partial Floor 22 Lease Date, Tenant’s Percentage Share for Partial Floor 22, as defined in the Third Amendment, shall be: 1.58%
Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, Tenant’s Percentage Share for the 276 Square Foot Portion of Floor 22, as defined in the Fourth Amendment, shall be: .042%
Effective as of the Suite 2250 Lease Date, Tenant’s Percentage Share for Suite 2250, as defined in the Seventh Amendment, shall be: 1.20%
Effective as of the Partial Floor 23 Lease Date, Tenant’s Percentage Share for Partial Floor 23, as defined in the Sixth Amendment, shall be: 2.35% (or 2.88% if the Withheld Portion of Floor 23, as defined in the Sixth Amendment, is also delivered to Tenant)
               3.7. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Montgomery Advisors, whom the parties agree shall be deemed to be Tenant’s Broker for purposes of this Amendment, a commission in connection with the negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Lease with respect to this Paragraph 3.7.
          4. Suite 2250 to be Delivered in “As-Is” Condition. Landlord and Tenant confirm that Suite 2250 shall be delivered to Tenant in its “as-is” condition on the Suite 2250 Lease Date, and that Landlord shall have no obligation to make any alterations or improvements to Suite 2250 in connection with such delivery. All work to Suite 2250 shall be done by Tenant, at its sole cost and expense, pursuant to the terms and provisions of the Lease.

          5. Additional Directory Spaces. Effective as of the Suite 2250 Lease Date, Tenant shall be entitled to five (5) additional spaces in the Building directory in the Lobby, for a total of fifty-eight (58) such directory spaces.
          6. Construction of Staircases. Tenant shall have the right to construct, at its sole cost and expense, one (1) interior staircase within the Premises, which shall connect Floor 22 with Floor 23. Tenant shall have the right to commence the construction of the staircase to connect Floor 22 with Floor 23 at any time following the Partial Floor 23 Lease Date and delivery of possession of Suite 2250 to Tenant. All such construction is an Alteration and shall be performed in accordance with the Lease, including but not limited to the Pacific Telesis Center Construction & Remodeling Guide. Pursuant to Section 10.3 of the Lease, Landlord hereby notifies Tenant that Landlord will require Tenant to remove the staircase described in this Paragraph 6 prior to the expiration of the Term of the Lease or its prior termination, which shall be the date on which the Lease shall first expire or terminate with respect to either of Floors 22 and 23.
          7. Elevator Alterations. Tenant requested that Landlord add Floor 24 of the Building to the highrise elevator bank in the Building, at Tenant’s sole cost and expense. Landlord has agreed to so add Floor 24 to the highrise elevator bank provided that Tenant also bear the cost and expense of purchasing and installing a Schindler Elevator Miconic Control System, and replace the door operating system, in the highrise elevator bank. Landlord has informed Tenant that the cost of installing the elevator doors and landings on Floor 24 of the Building and providing the control system and door operating system upgrades will be at least $801,649.00, plus additional costs for painting, electrical work, accelerated scheduling as required by Tenant, and other costs related to such work. Tenant shall pay to Landlord Landlord’s actual cost of installing the elevator doors and landings on Floor 24 and the control system and door operating system upgrades within thirty (30) days of Landlord’s written demand, accompanied by invoices. Landlord reserves the right to determine at the end of the Term for Floor 24 (notwithstanding the provisions of Section 10.3 of the Lease to the contrary) whether Landlord desires to have the highrise elevator service removed from Floor 24 of the Building (including changing the controls and panels on such elevators as necessary to remove Floor 24 therefrom) at the end of the Term for Floor 24, which removal and changes to the elevators if so desired by Landlord shall done at the Tenant’s sole cost and expense. Tenant agrees that the terms of this Paragraph 7 are and shall remain confidential, and Tenant agrees not to disclose any of the terms hereof to any person or entity not a party to this Amendment.
          8. Telecommunications Riser.
               8.1. Riser Letter. Landlord and Tenant entered into that certain letter agreement dated May 18, 2000, as to Landlord and May 19, 2000, as to Tenant (the “Riser Letter”) concerning Landlord’s installation of telecommunications risers between Floor 22 and Floor 24 of the Building. Landlord and Tenant hereby agree that effective as of the date of this Amendment, the Riser Letter shall be superseded in its entirety by this Amendment.
               8.2. Riser Installation. Landlord shall install four (4) four (4)-inch risers between the 22nd and 24th Floors of the Building (collectively, the “Seventh Amendment Riser”). The Seventh Amendment Riser will be located in the telephone closet on each of the 22nd, 23rd and 24th Floors of the Building. Landlord will work with Lera Electric and the other tenants in the Building to schedule the work to meet Tenant’s construction schedule. Landlord will install the Seventh Amendment Riser pursuant to the terms and provisions of the Lease at its sole cost and expense, subject to reimbursement by Tenant as provided in this Amendment.
               8.3. Seventh Amendment Riser Reimbursement. Tenant shall reimburse Landlord for the cost of the installation of the Seventh Amendment Riser within ten (10) days following its receipt of a statement of such costs from Landlord. Tenant’s failure to timely reimburse Landlord for such costs, or to otherwise comply with the terms and conditions of this Paragraph 8, shall be an Event of Default.
               8.4. Riser Rent. During the period commencing upon the completion of the installation of the Seventh Amendment Riser, and continuing until the expiration or prior termination of the Lease, Tenant shall pay Landlord the additional sum of One Thousand Seven Hundred and no/100s Dollars ($1,700.00) per month as Rent for the use of the Seventh Amendment Riser (the “Seventh Amendment Riser Rent”). The first installment of the Seventh Amendment Riser Rent shall be due and payable on the completion of the installation of the Seventh Amendment Riser and subsequent installments of Seventh Amendment Riser Rent shall be payable in the manner and at the times as provided for Rent to be paid under the Lease. In the event the completion of the installation of the Seventh Amendment Riser, and/or the expiration or prior termination of the Lease, does not occur on the first day of the month, the Seventh Amendment Riser Rent for the partial month shall be prorated.
               8.5. Removal of Riser Equipment. Upon the expiration or prior termination of the Lease, Tenant shall remove all of its cable, telecommunications equipment, and any other personal property installed by or on behalf of Tenant in the Seventh Amendment Riser, and deliver the Seventh Amendment Riser to Landlord in empty, good condition and repair. Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Lease shall apply to the Seventh Amendment Riser and Tenant’s use thereof.
          9. Remaining Balance of Floor 22. Landlord and Tenant agree that, notwithstanding anything to the contrary contained in Section 2.4(d) of the Original Lease, the provisions of Section 2.4(d) apply to the balance of Floor 22 of the Expansion Premises, and Tenant has the absolute obligation to accept delivery of and add to the Premises the balance of Floor 22 of the Expansion Premises when and if the same becomes available. In such event, Landlord, upon giving Tenant at least thirty (30) days’ prior written notice, shall have the right to require Tenant to accept delivery of the balance of Floor 22 on all of the terms and conditions contained in this Amendment (except the Base Year), including (without limitation) that the Term for such space shall commence on the ninetieth (90th) day following the date Landlord delivers the balance of Floor 22 to Tenant, the Expiration Date, and the rate per square foot used to calculate the Base Rent, notwithstanding the terms and provisions of Section 2.4(d) of the Lease to the contrary.
          10. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          11. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which counterparts shall constitute one and the same Amendment.
          12. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited liability company
partnership

		By:	/s/ Shaugn Stanley

By:	CUSHMAN & WAKEFIELD		(signature)
OF CALIFORNIA, INC.
	as agent for		Shaugn Stanley

	THE PRUDENTIAL INSURANCE		(type or print name)
COMPANY OF AMERICA, a
general partner
		Its:	CFO/Partner

By:	/s/ Ellen M. Kovach

(signature)

Ellen M. Kovach

(type or print name)

Its:	General Manager

By:	UBS BRINSON, INC., as agent
for NLI PROPERTIES WEST, INC., a
general partner

By:	/s/ James P. Bouderau Jr.

(signature)

James P. Bouderau Jr.

(type or print name)

Its:	Director

EIGHTH AMENDMENT TO OFFICE LEASE
     THIS EIGHTH AMENDMENT TO OFFICE LEASE (this “Amendment” or “Seventh Amendment”) is made and entered into as of this 1st day of October, 2000, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
          This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
          A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 1999 (“Fourth Amendment”), that certain letter agreement dated July 9, 1999 (the “July 9, 1999, Letter Agreement”),that certain letter agreement dated October 16, 1999,(the “October 16, 1999, Letter Agreement”),that certain Fifth Amendment to Office Lease, dated as of November 19, 1999 (“Fifth Amendment”), that certain Sixth Amendment to Office Lease, dated as of June 9, 2000 (“Sixth Amendment”), and that certain Seventh Amendment to Office Lease, dated as of July 31, 2000 (“Seventh Amendment”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, July 9, 1999, Letter Agreement, October 16, 1999, Letter Agreement, Fifth Amendment, Sixth Amendment and Seventh Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.

          B. In Paragraph 4.7 of the Third Amendment, Landlord and Tenant have agreed that, notwithstanding anything to the contrary contained in Section 2.4(d) of the Original Lease, Tenant has the absolute obligation to accept delivery of and add to the Premises each portion of the balance of Floor 22 of the Expansion Premises as the same becomes available.
          C. Tenant desires to expand the Premises by adding to the Premises the balance of Floor 22 of the Expansion Premises containing 372 square feet of Rentable Area and commonly known as Suite 2210 (the “Balance of Floor 22”).
          D. Landlord and Tenant are willing to add the Balance of Floor 22 to the Premises on the terms and conditions hereinafter set forth.
          E. In order to reflect the foregoing matters and effectuate the addition of the Balance of Floor 22 to the Premises, the parties desire to enter into this Amendment.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:
          1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
          2. Delivery of the Balance of Floor 22. Landlord shall deliver the Balance of Floor 22 to Tenant, and Tenant shall accept delivery of the Balance of Floor 22, as of 12:00 a.m. on October 1, 2000(the “Balance of Floor 22 Lease Date”); provided, however, that if Landlord for any reason whatsoever cannot deliver the Balance of Floor 22 to Tenant by the Balance of Floor 22 Lease Date, this Amendment shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss resulting therefrom. No delay in delivery of the Balance of Floor 22 for any reason whatsoever shall operate to extend the Balance of Floor 22 Commencement Date or the Expiration Date for the Balance of Floor 22 (as such terms are defined below).
          3. General Terms Upon Which the Balance of Floor 22 Is Added to the Premises. Except as otherwise provided in this Paragraph 3 and except as the Lease is otherwise amended by this Amendment, the Balance of Floor 22 shall be added to and become a part of the Premises as of the Balance of Floor 22 Lease Date, subject to and upon all of the terms and conditions of the Lease, including without limitation Section 2.4 and the provisions of Article 10 of the Lease regarding Alterations, except as otherwise set forth in this Amendment.
               3.1. Term. The Term for the Balance of Floor 22 shall commence on October 1, 2000 (the “Balance of Floor 22 Commencement Date”), and shall end on December 31, 2009, which date shall be the Expiration Date for the Balance of Floor 22 notwithstanding any provision of Section 2.4(b) of the Lease to the contrary.
               3.2. Rentable Area. Effective as of the Balance of Floor 22 Lease Date, the provision of the Basic Lease Information entitled, “Premises” shall be amended in its entirety to read as follows:

Premises:	105,960 square feet (which shall increase to 121,383 square feet on the Partial Floor 23 Lease Date (as defined in the Sixth Amendment), or to 124,883 square feet if the Withheld Portion of Floor 23 (as defined in the Sixth Amendment) is also delivered to Tenant) of Rentable Area located on the Service Level, 22nd, 23rd, 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-9.
               3.3. Substitution of New Exhibit A-9. Effective as of the Balance of Floor 22 Lease Date, Exhibit A-8, which is attached to the Seventh Amendment, shall be superseded in its entirety and Exhibit A-9, attached to this Amendment, is substituted in place thereof.
               3.4. Base Rent. Effective as of the Balance of Floor 22 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for the Balance of Floor 22, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent if the Balance of Floor 22 Commencement Date is not the first day of the month, as follows:

October 1, 2000, through December 31, 2004:	$2,790.00 per month ($33,480.00 annually)
January 1, 2005, through December 31, 2009:	$3,100.00 per month ($37,200.00 annually)
               3.5. Base Year. The Base Year for the Balance of Floor 22 shall be 2001.
               3.6. Tenant’s Percentage Share. Effective as of the Balance of Floor 22 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
Tenant’s Percentage Share: 7.33%
Effective as of the Floor 24 Lease Date, Tenant’s Percentage Share for Floor 24 shall be: 2.88%
Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be: 2.90%
Effective as of the Partial Floor 22 Lease Date, Tenant’s Percentage Share for Partial Floor 22, as defined in the Third Amendment, shall be: 1.58%
Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, Tenant’s Percentage Share for the 276 Square Foot Portion of Floor 22, as defined in the Fourth Amendment, shall be: .042%
Effective as of the Suite 2250 Lease Date, Tenant’s Percentage Share for Suite 2250, as defined in the Seventh Amendment, shall be: 1.20%
Effective as of the Balance of Floor 22 Lease Date, Tenant’s Percentage Share for the Balance of Floor 22, as defined in the Eighth Amendment, shall be: 0.06%
Effective as of the Partial Floor 23 Lease Date, Tenant’s Percentage Share for Partial Floor 23, as defined in the Sixth Amendment, shall be: 2.35% (or 2.88% if the Withheld Portion of Floor 23, as defined in the Sixth Amendment, is also delivered to Tenant)
               3.7. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Montgomery Advisors, whom the parties agree shall be deemed to be Tenant’s Broker for purposes of this Amendment, a commission in connection with the negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Lease with respect to this Paragraph 3.7.
          4. The Balance of Floor 22 to be Delivered in “As-Is” Condition. Landlord and Tenant confirm that the Balance of Floor 22 shall be delivered to Tenant in its “as-is” condition on the Balance of Floor 22 Lease Date, and that Landlord shall have no obligation to make any alterations or improvements to the Balance of Floor 22 in connection with such delivery. All work to the Balance of Floor 22 shall be done by Tenant, at its sole cost and expense, pursuant to the terms and provisions of the Lease.
          5. Additional Directory Spaces. Effective as of the Balance of Floor 22 Lease Date, Tenant shall be entitled to one (1) additional space in the Building directory in the Lobby, for a total of fifty-nine(59) such directory spaces.
          6. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
          7. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which counterparts shall constitute one and the same Amendment.
          8. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

POST-MONTGOMERY ASSOCIATES,		THOMAS WEISEL PARTNERS GROUP,
a California general		LLC, a Delaware limited liability company
partnership

		By:	/s/ Shaugn Stanley

By:	CUSHMAN & WAKEFIELD		(signature)
OF CALIFORNIA, INC.
	as agent for		Shaugn Stanley

	THE PRUDENTIAL INSURANCE		(type or print name)
COMPANY OF AMERICA, a
general partner
		Its:	CFO

By:	/s/ Ellen M. Kovach

(signature)

Ellen M. Kovach

(type or print name)

Its:	General Manager

By:	UBS ASSET MANAGEMENT (NEW
YORK), INC., as agent
for NLI PROPERTIES WEST INC., a
general partner

By:	/s/ Scott M. Dalrymple

(signature)

Scott M. Dalrymple

(type or print name)

Its:	Director

NINTH AMENDMENT TO OFFICE LEASE
     THIS NINTH AMENDMENT TO OFFICE LEASE (this “Amendment” or “Ninth Amendment”) is made and entered into as of this 18th day of December, 2000, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP, LLC, a Delaware limited liability company, formerly known as Thomas Weisel Partners LLC (“Tenant”).
RECITALS:
     This Amendment is made and entered on the basis of the following facts, understandings and intentions of the parties:
     A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original lease”), as amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 2999 (“Fourth Amendment”), that certain letter agreement dated July 9, 1999 (the “July 9, 1999, Letter Agreement”), that certain letter agreement dated October 16, 1999 (the “October 16, 1999, Letter Agreement”), that certain Fifth Amendment to Office Lease, dated as of November 19, 1999 (“Fifth Amendment”), that certain Sixth Amendment to Office Lease, dated as of June 9, 2000 (“Sixth Amendment”), that certain Seventh Amendment to Office Lease, dated as of July 31, 2000 (“Seventh Amendment”), and that certain Eight Amendment to Office

Lease, dated as of October 1, 2000 (“Eighth Amendment”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, July 9, 1999, Letter Agreement, October 16, 1999, Letter Agreement, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eighth Amendment are collectively referred to as the “Lease”, pursuant to the terms and conditions of which Landlord has leased to Tenant and Tenant has leased from Landlord the Premises located in the Complex.
     B. In Paragraph 6 of the Third Amendment, Landlord and Tenant have agreed that Tenant has the absolute obligation to accept delivery of and add to the Premises the balance of Floor 23 of the Expansion Premises defined therein as the “Withheld Portion of Floor 23” which is comprised of three thousand five hundred (3,500) square feet of Rentable Area, pursuant to the terms of Section 2.4(d) of the Original Lease, if Landlord no longer needs the Withheld Portion of Floor 23 for use as a property management office.
     C. Tenant desires to make certain changes relating to communications risers, and Landlord and Tenant are willing to add the Withheld Portion of Floor 23 to the Premises, on the terms and conditions hereinafter set forth.
     D. In order to reflect the foregoing matters and effectuate the addition of the Withheld Portion of Floor 23 to the Premises, the parties desire to enter into this Amendment.
     NOW, THEREFORE, IN CONSIDERATION of the foregoing Recitals, and the mutual covenants and promises of the parties contained in this Amendment, the parties agree to amend the Lease as follows:

     1. Defined Terms. Except as otherwise specified in this Amendment, all terms defined in the Lease shall have the same meaning when used in this Amendment.
     2. Delivery of the Withheld Portion of Floor 23. Landlord shall deliver the Withheld Portion of Floor 23 to Tenant, and Tenant shall accept delivery of the Withheld Portion of Floor 23, as of 12:00 a.m. on December 18, 2000 (the “Withheld Portion of Floor 23 Lease Date”); provided, however, that if Landlord for any reason whatsoever cannot deliver the Withheld Portion of Floor 23 to Tenant by the Withheld Portion of Floor 23 Lease Date, this Amendment shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss resulting therefrom. No delay in delivery of the Withheld Portion of Floor 23 for any reason whatsoever shall operate to extend the Withheld Portion of Floor 23 Commencement Date or the Expiration Date for the Withheld Portion of Floor 23 (as such terms are defined below); provided the Withheld Portion of Floor 23 Lease Date shall be extended to the actual date of delivery.
     3. General Terms Upon Which the Withheld Portion of Floor 23 Is Added to the Premises. Except as otherwise provided in this Paragraph 3 and except as the Lease is otherwise amended by this Amendment, the Withheld Portion of Floor 23 shall be added to and become a part of the Premises as of the Withheld Portion of Floor 23 Lease Date, subject to and upon all of the terms and conditions of the Lease, including without limitation Section 2.4 and the provisions of Article 10 of the Lease regarding Alterations, except as otherwise set forth in this Amendment.

          3.1. Term. The Term for the Withheld Portion of Floor 23 shall commence on the ninetieth (90th) day following the Withheld Portion of Floor 23 Lease Date (the “Withheld Portion of Floor 23 Commencement Date”), and shall end on December 31, 2009, which date shall be the Expiration Date for the Withheld Portion of Floor 23, notwithstanding any provision of Section 2.4(b) of the Lease to the contrary.
          3.2. Rentable Area. Effective as of the Withheld Portion of Floor 23 Lease Date, the provision of the Basic Lease Information entitled, “Premises” shall be amended in its entirety to read as follows:

Premises:	124,511 square feet of Rentable Area located on the Service Level, 22nd, 23rd, 24th, 35th, 36th, 37th and 38th Floors, as shown on the Floor Plan(s) attached to this Lease as Exhibit A-10.
          3.3. Substitution of New Exhibit A-10. Effective as of the Withheld Portion of Floor 23 Lease Date, Exhibit A-9, which is attached to the Eighth Amendment, shall be superseded in its entirety and Exhibit A-10, attached to this Amendment, is substituted in place thereof.
          3.4. Base Rent. Effective as of the Withheld Portion of Floor 23 Commencement Date, in addition to the Base Rent payable by Tenant for the Premises demised by the Lease, Tenant shall pay to Landlord as Base Rent for the Withheld Portion of Floor 23, at the times and in the manner set forth in the Lease, including appropriate proration of Base Rent if the Withheld Portion of Floor 23 Commencement Date is not the first day of the month, as follows:

Withheld Portion of Floor 23 Commencement Date through December 31, 2004:	$26,250.00 per month

January 1, 2005, through December 31, 2009:	$26,166.67 per month
          3.5. Base Year. The Base Year for the Withheld Portion of Floor 23 shall be 2001.
          3.6. Tenant’s Percentage Share. Effective as of the Withheld Portion of Floor 23 Commencement Date, the provision of the Basic Lease Information entitled, “Tenant’s Percentage Share”, shall be amended in its entirety to read as follows:
Tenant’s Percentage Share: 7.33%
Effective as of the Floor 24 Lease Date, Tenant’s Percentage Share for Floor 24 shall be: 2.88%
Effective as of the Floor 35 Lease Date, Tenant’s Percentage Share for Floor 35 shall be: 2.90%
Effective as of the Partial Floor 22 Lease Date, Tenant’s Percentage Share for Partial Floor 22, as defined in the Third Amendment, shall be: 1.58%
Effective as of the 276 Square Foot Portion of Floor 22 Lease Date, Tenant’s Percentage Share for the 276 Square Foot Portion of Floor 22, as defined in the Fourth Amendment, shall be: .042%
Effective as of the Suite 2250 Lease Date, Tenant’s Percentage Share for Suite 2250, as defined in the Seventh Amendment, shall be: 1.20%
Effective as of the Balance of Floor 22 Lease Date, Tenant’s Percentage Share for the Balance of Floor 22, as defined in the Eighth Amendment, shall be: 0.06%
Effective as of the Partial Floor 23 Lease Date, Tenant’s Percentage Share for Partial Floor 23, as defined in the Sixth Amendment, shall be: 2.35%

Effective as of the Withheld Portion of Floor 23 Lease Date, Tenant’s Percentage Share for the Withheld Portion of Floor 23, as defined in the Ninth Amendment, shall be: 0.53%
          3.7. Payment of Tenant’s Broker Commission Amounts. Landlord shall pay to Landlord’s Broker, and cause Landlord’s Broker to pay to Montgomery Advisors, whom the parties agree shall be deemed to be Tenant’s Broker for the purposes of this Amendment, a commission in connection with the negotiation of this Amendment pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant reaffirm with respect to such Brokers the representation and warranty and indemnity set forth in Section 30.9 of the Lease with respect to this Paragraph 3.7.
     4. The Withheld Portion of Floor 23 to be Delivered in “As-Is” Condition. Landlord and Tenant confirm that the Withheld Portion of Floor 23 shall be delivered to Tenant in its “as-is” condition on the Withheld Portion of Floor 23 Lease Date, and that Landlord shall have no obligation to make any alterations or improvements to the Withheld Portion of Floor 23 in connection with such delivery. All work to the Withheld Portion of Floor 23 shall be done by Tenant, at its sole cost and expense, pursuant to the terms and provisions of the Lease.
     5. Telecommunications Riser.
          5.1. Riser Letter. Landlord and Tenant entered into that certain letter agreement dated November 10, 2000 (the “Riser Letter”), concerning Landlord’s installation of telecommunications risers between Floor 3 and Floor 22 of the

Building. Landlord and Tenant hereby agree that effective as of the date of this Amendment, the Riser Letter shall be superseded in its entirety by this Amendment.
          5.2. Riser Installation. Landlord shall install four (4) four (4)-inch risers between the 3rd and 22nd Floors of the Building (collectively, the “Ninth Amendment Riser”). The Ninth Amendment Riser will be located in the southwest air shaft in the core of the Building next to stairway one. Landlord will work with Dynalectric and other tenants in the Building to schedule the work to meet Tenant’s construction schedule. Landlord will install the Ninth Amendment Riser pursuant to the terms and provisions of the Lease at its sole cost and expense, subject to reimbursement by Tenant as provided in this Amendment.
          5.3. Ninth Amendment Riser Reimbursement. Tenant shall reimburse Landlord for the cost of the installation of the Ninth Amendment Riser within thirty (30) days following its receipt of a statement of such costs from Landlord. Tenant’s failure to timely reimburse Landlord for such costs, or to otherwise comply with the terms and conditions of this Paragraph 5, shall be an Event of Default.
          5.4. Riser Rent. During the period commencing upon the completion of the installation of the Ninth Amendment Riser, and continuing until the expiration or prior termination of the Lease, Tenant shall pay Landlord the additional sum of Three Thousand Eight Hundred and no/100s Dollars ($3,800.00) per month as Rent for the use of the Ninth Amendment Riser (the “Ninth Amendment Riser Rent”). The first installment of the Ninth

Amendment Riser Rent shall be due and payable on the completion of the installation of the Ninth Amendment Riser and subsequent installments of Ninth Amendment Riser Rent shall be payable in the manner and at the times as provided for Rent to be paid under the Lease. In the event the completion of the installation of the Ninth Amendment Riser, and/or the expiration or prior termination of the Lease, does not occur on the first day of the month, the Ninth Amendment Riser Rent for the partial month shall be prorated.
          5.5. Removal of Riser Equipment. Upon the expiration or prior termination of the Lease, Tenant shall remove all of its cable, telecommunications equipment, and any other personal property installed by or on behalf of Tenant in the Ninth Amendment Riser, and deliver the Ninth Amendment Riser to Landlord in empty, good condition and repair. Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Lease shall apply to the Ninth Amendment Riser and Tenant’s use thereof.
     6. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
     7. Execution and Counterparts. This Amendment may be

executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which counterparts shall constitute one and the same Amendment.
     8. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

POST-MONTGOMERY ASSOCIATES,			THOMAS WEISEL PARTNERS GROUP
a California general			LLC, a Delaware limited
partnership			liability company

By:	CUSHMAN & WAKEFIELD		By	: /s/ Shaugn Stanley

	OF CALIFORNIA, INC.			(signature)
as agent for
	THE PRUDENTIAL INSURANCE			Shaugn Stanley

	COMPANY OF AMERICA,			(type or print name)
a general partner

			Its:	CFO/Partner

	By:	/s/ Ellen M. Kovach

(signature)

Ellen M. Kovach

(type or print name)

	Its:	General Manager

By:	UBS ASSET MANAGEMENT (NEW
YORK), INC., as agent for
NLI PROPERTIES WEST, INC.,
a general partner

	By:	/s/ Scott M. Dalrymple

(signature)

Scott M. Dalrymple

(type or print name)

	Its:	Director

TENTH AMENDMENT TO OFFICE LEASE
     THIS TENTH AMENDMENT TO OFFICE LEASE (“this Amendment” or “the Tenth Amendment”) is made and entered into as of this 31st of July, 2003, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP LLC, a Delaware limited liability company (“Tenant”).
     RECITALS:
     This Amendment is made and entered into based upon the following facts, understandings and intentions of the parties:
     A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), which was amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 1999 (“Fourth Amendment”), that certain letter agreement dated July 9, 1999 (the “July 9, 1999, Letter Agreement”), that certain letter agreement dated October 16, 1999 (the “October 16, 1999, Letter Agreement”), that certain Fifth Amendment to Office Lease, dated as of November 19, 1999 (“Fifth Amendment”), that certain Sixth Amendment to Office Lease, dated as of June 9, 2000 (“Sixth Amendment”), that certain Seventh Amendment to Office Lease, dated as of July 31, 2000 (“Seventh Amendment”), that certain Eighth Amendment to Office Lease, dated as of October 1, 2000 (“Eighth Amendment”), and that certain Ninth Amendment to Office Lease, dated as of December 18, 2000 (“Ninth Amendment”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, July 9, 1999, Letter Agreement, October 16, 1999, Letter Agreement, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, and Ninth Amendment are collectively referred to as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant, and Tenant has leased from Landlord, the Premises more particularly described in the Lease located on the Service Level, 22nd Floor, 23rd Floor, 24th Floor, 35th Floor, 36th Floor, 37th Floor, and 38th Floor of the Complex.
     B. Landlord and Tenant have agreed to restructure the Lease such that Tenant will surrender Floor 22 (except for the 221 RSF of Floor 22 used by Tenant for its uninterrupted power source equipment (the “Floor 22 UPS Room”)), Floor 23, and at Tenant’s option pursuant to Paragraph 2(b) below, Floor 24 (collectively, the “Surrendered Floors”) to Landlord and terminate the Lease as to the Surrendered Floors. Landlord is willing to accept such surrender of the Surrendered Floors and termination of the Lease as to the Surrendered Floors on the terms and conditions stated in this Amendment.
     C. Landlord and Tenant have further agreed, as part of the restructuring of the Lease, that the Term of the Lease shall be extended (except as to the Surrendered Floors) to March 16, 2015, and that the Base Rent payable by Tenant shall be reduced effective January 1, 2004, subject to further adjustment on March 17, 2005, based on Landlord’s re-measurement of the Building.
     D. In order to effectuate the foregoing, Landlord and Tenant desire to enter into this Amendment to effect the matters stated in Recitals B and C.
     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual covenants and promises of the parties herein contained, the parties agree as follows:
     2. Defined Terms. All capitalized terms used herein which are defined in the Lease and not otherwise defined herein shall have the meaning set forth for such terms in the Lease.
     3. Termination of Lease as to the Surrendered Floors.
          (a) Partial Termination. Subject to the provisions of Paragraph 2(b) below, the Lease shall terminate as to the Surrendered Floors as of March 16, 2005 (the “Termination Date”). The Termination Date is the final date for Tenant’s occupancy of the Surrendered Floors under the Lease, and any failure of Tenant to surrender the Surrendered Floors to Landlord as required in this Amendment by the Termination Date shall be subject to Tenant’s indemnification obligations with respect thereto as set forth in Paragraph 5 below, as well as any remedies available to Landlord at law or in equity with respect to such failure to vacate and/or surrender the Surrendered Floors.
          (b) Option to Retain Floor 24. Notwithstanding the provisions of Paragraph 2(a) above, Tenant shall have the option to retain Floor 24 on the terms and conditions described in this Paragraph 2(b) (the “Floor 24 Option”). If Tenant desires to exercise the Floor 24 Option, Tenant shall deliver to Landlord Tenant’s unconditional written notice of its election to retain Floor 24 on or before March 16, 2004. The failure of Tenant so to exercise its Floor 24 Option shall terminate Tenant’s Floor 24 Option as of 11:59 p.m. on March 16, 2004. The effectiveness of Tenant’s exercise of its Floor 24 Option is in each instance conditioned on the following as of the date of delivery of Tenant’s notice of its election to exercise such option: (i) Tenant has not entered into an assignment of the Lease requiring Landlord’s consent; and (ii) no Event of Default has occurred which remains uncured.
          (c) Recognition of Subtenant. Notwithstanding the termination of the Lease with respect to Floor 22 (excluding the Floor 22 UPS Room), Landlord agrees that the right of possession of the tenant under that certain Sublease Agreement between Tenant, as sublessor, and Schnader Harrison Segal & Lewis LLP (“Subtenant”), as sublessee, dated September 30, 2002, respecting Floor 22 (excluding the Floor 22 UPS Room) (the “Sublease”) shall not be disturbed, and Landlord shall accept Subtenant as Landlord’s direct tenant under the terms and provisions of the Sublease effective on March 17, 2005. Prior to such date Landlord agrees to execute an Assignment and Attornment Agreement substantially in the form of Attachment No. 2 attached hereto (the “Assignment Agreement”). In consideration of Landlord’s agreement to recognize Subtenant, subject to the terms and conditions of this Paragraph 2(c), Tenant agrees that it shall not amend, cancel, or otherwise modify the Sublease, nor shall Tenant consent to an assignment by Subtenant under the Sublease, without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable discretion.
     4. Continuing Performance of Obligations. Until the Termination Date, Landlord and Tenant shall continue to perform all of their respective obligations under the Lease with respect to the Surrendered Floors in accordance with its terms, as amended by this Amendment.
     5. Surrender of the Surrendered Floors; Landlord’s Relocation Right for Floor 22 UPS Room.
          (a) Condition of Surrendered Floors.
               (i) Tenant shall surrender Floor 22 (exclusive of the Floor 22 UPS Room) to Landlord in accordance with the provisions of Paragraph 2(c) above not later than 11:59 p.m. on the Termination Date and Tenant shall have no repair or restoration obligation with respect to such premises unless the Sublease has terminated. If the Sublease has terminated, then Tenant shall surrender such premises in the condition required by the Lease.
               (ii) Subject to Paragraph 4(b) below, Tenant shall surrender Floor 23 to Landlord not later than 11:59 p.m. on the Termination Date in the condition required by the Lease.
               (iii) Subject to the provisions of Paragraph 2(b) and Paragraph 4(b), Tenant shall surrender Floor 24 to Landlord not later than 11:59 p.m. on the Termination Date in the condition required by the Lease.
          (b) Tenant’s Obligation to Leave Personal Property; Effect of Failure of Tenant to Remove Personal Property. To assist Landlord in marketing the Surrendered Floors, Tenant shall leave in the Surrendered Floors all of Tenant’s office furniture (such as work stations, chairs and built-ins) and related equipment on the Termination Date until the earlier of December 31, 2005 or such earlier date as Landlord may designate on not less than 45 days’ prior written notice to Tenant. All of Tenant’s personal property, furniture, trade fixtures and equipment remaining in the Surrendered Floors after the applicable surrender date under Paragraph 4(a) above shall automatically become the property of Landlord, and Landlord shall have the right to dispose of such personal property, furniture, trade fixtures and equipment in any manner necessary or appropriate in Landlord’s sole judgment, subject to the provisions of Paragraph 2(c) above and the provisions of that certain Agreement and Landlord Waiver among Landlord, Tenant and The CIT Group/Equipment Financing, Inc., dated September 1, 1999, and that certain Agreement and Landlord Waiver among Landlord, Tenant and The CIT Group/Equipment Financing, Inc., (the “Waivers”). Tenant waives any and all rights with respect to any claim in such personal property, furniture, trade fixtures and equipment and its method of disposition by Landlord. Any costs incurred by Landlord in so disposing of Tenant’s personal property, furniture, trade fixtures or equipment shall be deducted from Tenant’s Security Deposit prior to the return of the Security Deposit to Tenant in accordance with Section 26 of the Lease.
          (c) No Further Encumbrance. Tenant agrees that it shall not, from and after the date of this Amendment, encumber or further encumber any of Tenant’s Alterations

(including the Surrendered Floors). Tenant further agrees that Landlord shall not be required to, nor shall Tenant request that Landlord, enter into any agreement similar to the Waivers that result in Landlord’s waiver of its rights of distraint or levy with respect to Tenant’s Alterations located at the Premises; provided the foregoing shall not limit Tenant’s right to further encumber Tenant’s personal property.
          (d) Relocation of Floor 22 UPS Room. Landlord shall have the right at any time after the expiration or prior termination of the Sublease referenced in Paragraph 2(c) above to require Tenant to relocate the Floor 22 UPS Room to other space within the Premises not later than sixty (60) days following Tenant’s receipt of Landlord’s notice. Such relocation shall be performed by Tenant at its sole cost and expense and in accordance with the Requirements and Landlord’s then-current Construction and Remodeling Guide.
          (e) Riser Closets. Beginning on the Surrender Date, Tenant shall have the continuing right to surrender one or more telecommunication risers currently used by Tenant upon not less than thirty (30) days prior written notice, in which case any monthly payments associated with such risers shall terminate as the date of surrender. The surrender of such telecommunication risers shall be in accordance with the terms of the Lease.
     6. Obligations of Tenant in Connection with Surrender. Tenant shall deliver exclusive possession of the Surrendered Floors to Landlord under this Amendment, free and clear of any and all rights, claims or occupancy agreements of any third party effectuated by or through, or holding under, Tenant, except as otherwise provided in Paragraph 2(c) above.
     7. Certifications By Tenant. Tenant certifies, warrants and represents to Landlord that, as of the date of this Amendment: (i) to Tenant’s knowledge, Landlord is not in default under the Lease, Tenant has no defense against enforcement of any of Tenant’s obligations under the Lease, and Tenant has no right of offset or deduction with respect to any amounts payable by Tenant under the Lease; (ii) Tenant has not effected any assignment under the Lease; and (iii) as of the Termination Date, except as otherwise provided in Paragraph 2(c) above, no third party will have any right to possession or occupancy of the Surrendered Floors.
     8. Limited Mutual Release. With respect to the Surrendered Floors, and except as hereinafter otherwise provided, upon termination of the Lease with respect to the Surrendered Floors in accordance with this Amendment each of Landlord and Tenant, for itself and on behalf of its respective agents, employees, officers, directors, partners, representatives, heirs, administrators, predecessors, successors and assigns, does hereby release, waive and forever discharge the other party and its agents, employees, officers, directors, partners, representatives, heirs, administrators, successors and assigns, from any and all claims, demands, damages, liabilities, obligations, causes of action, costs and expenses of any kind whether foreseen or unforeseen with respect to the rights, duties and obligations of Landlord and Tenant under the Lease. Landlord and Tenant acknowledge, however, that this release does not include or extend to any term, covenant or condition of this Amendment, any indemnity obligation under the Lease, any monetary obligations of Tenant owing under the Lease, or any payment obligation under the Lease pertaining to amounts required by the Lease to be adjusted at or after the expiration or prior termination thereof (including, but not limited to, Landlord’s right to calculate the adjustment to Escalation Rent at the time specified in Section 5.2 of the Lease and Tenant’s obligation to pay to Landlord any additional Escalation Rent as and when required in Section 5.2 of the Lease) relating to the period prior to the termination thereof, all of which shall continue in effect and survive the termination of the Lease notwithstanding the release of claims hereunder. Each party acknowledges that the release of claims hereunder extends to both known and unknown claims and each party waives and relinquishes any right or benefit which it has or may have under the provisions of applicable California law, including California Civil Code Section 1542.
     9. Basic Lease Information. Effective as of 12:00 a.m. on March 17, 2005, the Basic Lease Information shall be amended in its entirety to read as stated on Attachment No. 1 to this Amendment. Tenant acknowledges that Landlord is re-measuring the Complex, using the 1996 ANSI/BOMA Z65.1-1996 Standards, and that such re-measurement is incomplete on the date of this Amendment. Landlord and Tenant agree that, on the completion of such re-measurement, they shall enter into a further amendment of the Lease to set forth the Rentable Area of each Floor of the Premises and the Base Rent for each Floor of the Premises set forth in Attachment No. 1 (the Basic Lease Information), using the figures obtained by Landlord in such re-measurement of the Complex. Notwithstanding the matters contained in the preceding sentence, the failure of Landlord and Tenant to enter into such a further amendment shall in no way invalidate Landlord’s re-measurement figures, which shall be conclusively binding on Tenant absent manifest error.
     10. Substitution of New Exhibit A-11. Effective as of 12:00 a.m. on March 17, 2005, Exhibit A-10, which is attached to the Ninth Amendment, shall be superseded in its entirety by (i) if Tenant surrendered Floor 24, Exhibit A-11 (Alternate A), attached to this Amendment, or (ii) if Tenant retained Floor 24, Exhibit A-11 (Alternate B), attached to this Amendment.
     11. Temporary Adjustment of Base Rent. Effective January 1, 2004, and continuing through March 16, 2005, the Base Rent for the Premises shall be equal to $495,792.00 per month.
     12. Security Deposit.
          (a) Increase in Security Deposit. Effective as of the date of this Amendment, the Security Deposit shall be increased to the amount of $4,240,570 (the “LC Face Amount”) in accordance with the following schedule:

Date of this Amendment:	$1,240,570
January 1, 2004:	$2,240,570
January 1, 2005:	$4,240,570
          Tenant has deposited with Landlord a replacement letter of credit in the amount of $1,240,570 in compliance with Section 26.2 of the Lease. Tenant covenants that each subsequent replacement letter of credit in the increased amount scheduled above shall comply with the provisions of Section 26.2 of the Lease.

          (b) Reductions in Security Deposit.
               (i) In accordance with the provisions of Section 30.17 of the Lease, Tenant is obligated to deliver to Landlord an annual audited statement of financial condition (the “Annual Audited Financial Statement”) until such time as Tenant is a publicly traded entity listed on a national or regional stock exchange or over the counter stock exchange. For purposes of this Section 11.b, the Annual Audited Financial shall be prepared by a nationally recognized accounting firm and shall continue to be delivered to Landlord not later than June 30 of each year for the previous calendar year during any period which Tenant is seeking to have the Letter of Credit reduced, notwithstanding that Tenant has no obligation to deliver such statement under Section 30.17 of the Lease.
               (ii) Beginning in 2010, and on each year thereafter (each, a “Potential Reduction Date”), Tenant shall have the right to reduce the LC Face Amount by the sum of Eight Hundred Thousand Dollars ($800,000.00), provided that the following conditions precedent have been satisfied in the Annual Audited Financial Statement for the immediately preceding year:
               (1) Cash and Cash Equivalents (determined in accordance with GAAP) are not less than Fifty Million Dollars ($50,000,000.00), and
               (2) Net Income (determined in accordance with GAAP) is not less than One Hundred Million Dollars ($100,000,000.00), and
               (3) Total Members’ Equity (determined in accordance with GAAP) is not less than One Hundred Million Dollars ($100,000,000.00); and
               (4) No Event of Default shall have occurred and be continuing under the Lease, as amended by this Amendment, either (1) at any time during the twelve- (12-) month period immediately preceding the respective Potential Reduction Date, or (2) at the time Tenant seeks the actual reduction in the LC Face Amount.
               (iii) The right of Tenant to reduce the LC Face Amount as provided in this Paragraph 11(b) shall be personal to Thomas Weisel Partners Group LLC and shall be available only to Thomas Weisel Partners Group LLC or any transferee for which Landlord’s consent is not required under Section 17.8 of the Lease.
               (iv) Notwithstanding anything herein to the contrary, in no event shall the LC Face Amount ever be reduced below the sum of One Million Dollars ($1,000,000.00).
     12. Waiver of Termination Right and Expansion Rights. Effective as of the date of this Amendment, Tenant waives its rights (i) under Section 2.4 of the Lease to expand the Premises to include the Expansion Premises, and (ii) under Section 2.6 of the Lease to terminate the Lease.

     13. Complete Agreement. This Amendment contains the complete agreement and understanding between the parties with respect to the subject matter hereof. All prior discussions, documents, negotiations or agreements with respect to the subject matter of this Amendment are merged into and superseded by this Amendment.
     14. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
     15. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.
     16. Captions. The captions to the Paragraphs and subparagraphs of this Amendment are solely for convenience of reference and shall be disregarded in the construction, interpretation or enforcement of this Amendment.
     17. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which counterparts shall constitute one and the same Amendment.
     18. Brokers. To the extent of any separate written agreement entered into by Landlord or Tenant, respectively, Landlord and Tenant, respectively, shall each pay any commission or fee due to any real estate broker or agent who is entitled to such commission or fee pursuant to such written agreement in connection with this Amendment. Each party shall indemnify, defend, protect and hold the other party harmless from and against any and all loss, liabilities, claims, damages, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with claims made by any broker or individual for commissions or fees resulting from the actions or contacts with the indemnifying party with respect to this Amendment.
     19. Authority. Landlord and Tenant each warrant and represent to the other that each person executing this Amendment on behalf of Landlord and Tenant, respectively, is authorized and empowered to do so, and thereby to bind the party on whose behalf such person is executing this Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

POST-MONTGOMERY ASSOCIATES,			THOMAS WEISEL PARTNERS
a California general partnership			GROUP LLC, a Delaware limited liability company

By:	CUSHMAN & WAKEFIELD OF
CALIFORNIA, INC., as agent for
THE PRUDENTIAL INSURANCE
	COMPANY OF AMERICA,		By:	/s/ Blake Jorgensen

	a general partner			(signature)
Blake Jorgensen

(type or print name)

	By:	/s/ Ellen M. Kovach	Its:	COO

(signature)
Ellen M. Kovach

(type or print name)
			By:	/s/ Shaugn Stanley

	Its:	General Manager		(signature)

Shaugn Stanley

By:	UBS REALTY INVESTORS LLC, as agent		(type or print name)
for NLI PROPERTIES WEST, INC., a
	general partner		Its:	CAO

	By:	/s/ Thomas Enger

(signature)
Thomas Enger

(type or print name)

	Its:	Director

ELEVENTH AMENDMENT TO OFFICE LEASE
     THIS ELEVENTH AMENDMENT TO OFFICE LEASE (“this Amendment” or “the Eleventh Amendment”) is made and entered into as of this 5th of February, 2004, by and between POST-MONTGOMERY ASSOCIATES, a California general partnership (“Landlord”), and THOMAS WEISEL PARTNERS GROUP LLC, a Delaware limited liability company (“Tenant”).
     RECITALS:
     This Amendment is made and entered into based upon the following facts, understandings and intentions of the parties:
     A. Landlord and Tenant have previously entered into that certain Office Lease, dated December 7, 1998 (the “Original Lease”), which was amended by that certain First Amendment to Office Lease, dated June 11, 1999 (the “First Amendment”), that certain Second Amendment to Office Lease, dated June 11, 1999 (the “Second Amendment”), that certain Third Amendment to Office Lease, dated June 30, 1999, that certain Fourth Amendment to Office Lease, dated September 27, 1999 (“Fourth Amendment”), that certain letter agreement dated July 9, 1999 (the “July 9, 1999, Letter Agreement”), that certain letter agreement dated October 16, 1999 (the “October 16, 1999, Letter Agreement”), that certain Fifth Amendment to Office Lease, dated as of November 19, 1999 (“Fifth Amendment”), that certain Sixth Amendment to Office Lease, dated as of June 9, 2000 (“Sixth Amendment”), that certain Seventh Amendment to Office Lease, dated as of July 31, 2000 (“Seventh Amendment”), that certain Eighth Amendment to Office Lease, dated as of October 1, 2000 (“Eighth Amendment”), that certain Ninth Amendment to Office Lease, dated as of December 18, 2000 (“Ninth Amendment”), and that certain Tenth Amendment to Office Lease dated as of July 31, 2003 (“Tenth Amendment”), which Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, July 9, 1999, Letter Agreement, October 16, 1999, Letter Agreement, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment and Tenth Amendment are collectively referred to as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant, and Tenant has leased from Landlord, the Premises more particularly described in the Lease located on the Service Level, 22nd Floor, 23rd Floor, 24th Floor, 35th Floor, 36th Floor, 37th Floor, and 38th Floor of the Complex.
     B. Pursuant to the Tenth Amendment, Landlord and Tenant have agreed to restructure the Lease such that Tenant will surrender Floor 22, exclusive of approximately 221 rentable square feet currently containing Tenant’s UPS equipment (the “Floor 22 UPS Room”) effective as of March 16, 2005.
     C. Pursuant to the Assignment and Attornment Agreement being executed concurrently herewith, Tenant has the right to add the Floor 22 UPS Room to the premises currently subleased to Schnader Harrison Segal & Lewis LLP upon the satisfaction of certain terms and conditions outlined in such agreement. If the Floor 22 UPS Room is added to the premises currently leased to Schnader Harrison Segal & Lewis LLP, then in accordance with the terms of the Assignment and Attornment Agreement, the sublease rent and sublessee’s share of operating expenses is increased on a pro rata basis.
     D. Landlord is willing to accept the surrender of the Floor 22 UPS Room effective as of March 16, 2005 and termination of the Lease as to the Floor 22 UPS Room on the terms and conditions stated in this Amendment.
     E. In order to effectuate the foregoing, Landlord and Tenant desire to enter into this Amendment to effect the matters stated in Recitals B.
     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual covenants and promises of the parties herein contained, the parties agree as follows:
     1. Defined Terms. All capitalized terms used herein which are defined in the Lease and not otherwise defined herein shall have the meaning set forth for such terms in the Lease.
     2. Termination of the Lease as to the Floor 22 UPS Room. If, pursuant to Section 10 of the Assignment and Attornment Agreement, Tenant has added the Floor 22 UPS Room to the premises then being subleased to Schnader Harrison Segal & Lewis LLP, then effective as of the Termination Date, the Floor 22 UPS Room shall be included within the definition of “Surrendered Floors” for purposes of the Tenth Amendment. If the Floor 22 UPS Room is deemed to be a “Surrendered Floor”, then Tenant’s repair and restoration obligation for such portion of the 22nd Floor shall be the same as for the balance of the 22nd Floor.
     3. Basic Lease Information. In the event that the Floor 22 UPS Room becomes part of the Surrendered Floors, then the references in Attachment No. 1 to the 10th Amendment to the Floor 22 UPS Room shall be inapplicable.
     4. Complete Agreement. This Amendment contains the complete agreement and understanding between the parties with respect to the subject matter hereof. All prior discussions, documents, negotiations or agreements with respect to the subject matter of this Amendment are merged into and superseded by this Amendment.
     5. Interpretation of Amendment. This Amendment and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Amendment. All provisions of the Lease affected by this Amendment shall be deemed amended regardless of whether so specified in this Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Amendment, the provision of this Amendment shall control.
     6. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

     7. Captions. The captions to the Paragraphs and subparagraphs of this Amendment are solely for convenience of reference and shall be disregarded in the construction, interpretation or enforcement of this Amendment.
     8. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which counterparts shall constitute one and the same Amendment.
     9. Brokers. To the extent of any separate written agreement entered into by Landlord or Tenant, respectively, Landlord and Tenant, respectively, shall each pay any commission or fee due to any real estate broker or agent who is entitled to such commission or fee pursuant to such written agreement in connection with this Amendment. Each party shall indemnify, defend, protect and hold the other party harmless from and against any and all loss, liabilities, claims, damages, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with claims made by any broker or individual for commissions or fees resulting from the actions or contacts with the indemnifying party with respect to this Amendment.
     10. Authority. Landlord and Tenant each warrant and represent to the other that each person executing this Amendment on behalf of Landlord and Tenant, respectively, is authorized and empowered to do so, and thereby to bind the party on whose behalf such person is executing this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:

POST-MONTGOMERY ASSOCIATES,			THOMAS WEISEL PARTNERS
a California general partnership			GROUP LLC, a Delaware limited liability
company

By:	CUSHMAN & WAKEFIELD OF
CALIFORNIA, INC., as agent for
THE PRUDENTIAL INSURANCE
	COMPANY OF AMERICA,		By:	/s/ Shaugn Stanley

	a general partner			(signature)
Shaugn Stanley

(type or print name)

	By:	/s/ Ellen M. Kovach	Its:	CAO/Partner

(signature)
Ellen M. Kovach

		(type or print name)	By:	/s/ Robert West

	Its:	General Manager		(signature)

Robert West

By:	UBS REALTY INVESTORS LLC, as agent			(type or print name)
for NLI PROPERTIES WEST, INC., a
	general partner		Its:	CFO

	By:	/s/ Thomas Enger

(signature)
Thomas Enger

(type or print name)
	Its:	Director